Exhibit 10.4

EXECUTION COPY

Santander Consumer USA Inc.

(an Illinois corporation)

SHAREHOLDERS AGREEMENT

Dated as of December 31, 2011

TABLE OF CONTENTS

ARTICLE I DEFINITIONS; RULES OF CONSTRUCTION	2

1.1. Definitions	2
1.2. Rules of Construction	23

ARTICLE II TRANSFERS OF SECURITIES	24

2.1. General; Joinder Agreement; Certain Transfers	24
2.2. Co-Sale Rights	25
2.3. Right of First Offer on Transfers by SHUSA	27
2.4. Bring-Along Rights	28
2.5. Certain Transfer Procedures	32
2.6. Certain Assignment Rights	32

ARTICLE III IPO PUT OPTION	33

3.1. IPO Put Option	33
3.2. Guarantee of IPO Put Option	33
3.3. Determination of IPO Put Option Fair Market Value	34
3.4. IPO Put Option Price, IPO Put Option Notice and Closing	36
3.5. Termination of the IPO Put Option	38

ARTICLE IV DEADLOCK PUT/CALL OPTIONS	38

4.1. Deadlock Put and Call Rights	38
4.2. Guarantee of Deadlock Put Option	38
4.3. Determination of Deadlock Fair Market Value	39
4.4. Deadlock Put/Call Option Price, Deadlock Put/Call Option Notice and Closing	43
4.5. Termination of the Deadlock Put Option and the Deadlock Call Option	46

ARTICLE V OTHER PUT/CALL OPTIONS	46

5.1. Employment Termination Put and Call Rights; Loan Agreement Call Rights	46
5.2. Determination of Dundon Put/Call Fair Market Value	47
5.3. Dundon Put/Call Option Price, Employment Put/Call Option Notice and Closing	50

ARTICLE VI ADDITIONAL AGREEMENTS	52

6.1. Board of Directors	52
6.2. Shareholder Reserved Matters	54
6.3. Acquirer Group Termination	55
6.4. Matters with Respect to the Acquirer Group	56
6.5. Matters with Respect to Management	56
6.6. Matters with Respect to Significant Subsidiaries	58
6.7. Provisions Concerning Executive and Dundon Holdco	59
6.8. Provisions Concerning the New Acquirer	60

September 30,
6.9. Governance Committee	60
6.10. Non-Compete	61
6.11. Potential Acquisition	61
6.12. Contingent Adjustments	63
6.13. Dividends and Distributions	68
6.14. Financing Matters	69
6.15. IPO	71
6.16. Certain Tax Matters	72
6.17. Regulatory and Compliance Matters	75
6.18. Information and Access	75
6.19. Outside Activities	76
6.20. SHUSA Swap Adjustment Payment	77
6.21. Reincorporation	78
6.22. Servicer Guarantees	79
6.23. New Acquirer Funding Obligation	79
6.24. Dundon Holdco Adjustments	79
6.25. Assignments under the Note Purchase Agreement; Transfers of the Notes	80

ARTICLE VII PREEMPTIVE RIGHTS	81

7.1. Preemptive Rights	81
7.2. Preemptive Notice; Closing of Preemptive Issue	81

ARTICLE VIII REGISTRATION RIGHTS	82

8.1. Demand Registration	82
8.2. Piggyback Registration	84
8.3. Underwritten Offering; Priority	85
8.4. Shelf Registration Statement	85
8.5. Suspension of Resales	86
8.6. Registration Expenses	86
8.7. Restrictions on Public Sale	87
8.8. Registration Procedures	87
8.9. Obligations of Sellers	91
8.10. Free Writing Prospectuses	91
8.11. Indemnification and Contribution	91
8.12. Transfer of Registration Rights	93
8.13. Rule 144	94
8.14. Termination of Registration Rights	94

ARTICLE IX SECURITIES LAW COMPLIANCE; LEGENDS	94

9.1. Restrictive Legends	94
9.2. Removal of Legends, Etc.	94
9.3. Additional Legend	95

September 30,
ARTICLE X AMENDMENT AND WAIVERS	95

10.1. Amendment	95
10.2. Waivers; Extensions	95

ARTICLE XI TERMINATION	96

11.1. Termination of Existing Shareholders Agreement	96
11.2. Termination of this Agreement	96

ARTICLE XII MISCELLANEOUS	96

12.1. Severability	96
12.2. Entire Agreement	96
12.3. Successors and Assigns	97
12.4. Counterparts; Facsimile Signatures	97
12.5. Remedies	97
12.6. Notices	97
12.7. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial	100
12.8. Further Assurances	101
12.9. Representations and Warranties of the Shareholders	101
12.10. Brokers	101
12.11. No Third Party Reliance	101
12.12. Certain Waivers	102

SHAREHOLDERS AGREEMENT

This SHAREHOLDERS AGREEMENT, dated as of December 31, 2011 (this “Agreement”), is entered into by and among Santander Consumer USA Inc., an Illinois corporation (the “Company”), Santander Holdings USA, Inc., a Virginia corporation (“SHUSA”), DDFS LLC, a Delaware limited liability company (“Dundon Holdco”), Thomas G. Dundon, an individual (“Executive”), Sponsor Auto Finance Holdings Series LP, a Delaware limited partnership (the “New Acquirer”), and, solely for purposes of Sections 2.4, 3.2, 3.4, 3.5, 4.2, 5.1, 6.10, 6.12, 6.13, 6.14, 6.22, 6.25, 10.1, 10.2, 11.1 and 11.2 and Article XII, Banco Santander, S.A., a Spanish sociedad anonima (“Banco Santander”).

W I T N E S S E T H:

WHEREAS, the Company, Banco Santander, Dundon Holdco and Executive entered into the Stockholders Agreement dated as of September 23, 2006, which was amended and restated as of August 24, 2009 (the “Existing Stockholders Agreement”);

WHEREAS, on the date hereof, Dundon Holdco purchased 5,140,468.58 shares of common stock, no par value (the “Common Stock”), of the Company pursuant to the Investment Agreement dated as of October 20, 2011 between the Company and Dundon Holdco (the “Dundon Investment Agreement”);

WHEREAS, on the date hereof, the New Acquirer purchased 32,438,127.19 shares of Common Stock pursuant to the Investment Agreement dated as of October 20, 2011 among the Company, the New Acquirer and, for purposes of certain sections specified therein, SHUSA (the “New Acquirer Investment Agreement” and, together with the Dundon Investment Agreement, the “Investment Agreements”);

WHEREAS, on the date hereof, after giving effect to the purchases pursuant to the Investment Agreements, SHUSA owns 84,339,130.70 shares of Common Stock, representing 65% of the outstanding Common Stock on the date hereof, Dundon Holdco owns 12,975,250.88 shares of Common Stock, representing 10% of the outstanding Common Stock on the date hereof, the New Acquirer owns 32,438,127.19 shares of Common Stock, representing 25% of the outstanding Common Stock on the date hereof and the Acquirer Group owns 45,413,378.07 shares of Common Stock, representing 35% of the outstanding Common Stock on the date hereof;

WHEREAS, in connection with the purchases of Common Stock by Dundon Holdco and the New Acquirer on the date hereof, the Company, SHUSA, Dundon Holdco and Executive now desire to terminate the Existing Stockholders Agreement;

WHEREAS, in connection with the purchases pursuant to the Investment Agreements, it is the intention of the Company and the Shareholders that the Shareholders will jointly manage the Company and will share control over it, all of the foregoing subject to the terms and conditions of this Agreement, the Investment Agreements and the Company’s articles of incorporation and by-laws;

WHEREAS, in connection with the foregoing, the Company, SHUSA, Dundon Holdco, Executive, Banco Santander and the New Acquirer desire to establish in this Agreement certain terms and conditions concerning the Shareholders’ relationship with and investments in the Company;

NOW, THEREFORE, in consideration of the promises, covenants and conditions set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION

1.1. Definitions.

The following capitalized terms used in this Agreement have the meanings assigned to them below:

“Accepting Offeree” has the meaning assigned to such term in Section 2.3(c).

“Acquired Loan Impairment” means any allowance recorded by the Company for future credit losses on Acquired Portfolios over and above the accretable discount or premium and the nonaccretable discount calculated upon acquisition of the Acquired Portfolios in accordance with ASC 310-30.

“Acquired Portfolios” means retail installment contracts or securities representing interest in retail installment contracts acquired by the Company or its consolidated Subsidiaries from third party lenders or finance companies. “Acquired Portfolios” excludes contracts originated directly by the Company or acquired from auto dealers or third party sellers in the ordinary course of business.

“Acquired Shares” means, with respect to each Acquirer, the shares of Common Stock purchased by such Acquirer pursuant to its Investment Agreement.

“Acquirer Deadlock Put Objection” has the meaning assigned to such term in Section 4.3(b).

“Acquirer Group” means, collectively as a group, each of Dundon Holdco and the New Acquirer.

“Acquirer Group Directors” has the meaning assigned to such term in Section 6.1(a).

“Acquirer Group Representative” has the meaning assigned to such term in Section 6.4(a).

“Acquirer Group Termination” has the meaning assigned to such term in Section 6.1(e).

“Acquirer IPO Objection” has the meaning assigned to such term in Section 3.3(c).

“Acquirers” means each of Dundon Holdco and the New Acquirer.

“Acquirer’s Proposed Deadlock Call Option Contingent Adjustment Value” has the meaning assigned to such term in Section 4.3(c).

“Acquirer’s Proposed Deadlock Fair Market Value” has the meaning assigned to such term in Section 4.3(c).

“Acquirer’s Proposed Deadlock Put Option Contingent Adjustment Value” has the meaning assigned to such term in Section 4.3(c).

“Acquisition Price” means, with respect to each Acquirer, the aggregate price paid by such Acquirer for its Acquired Shares.

“Additional Financing” means any increase in the total commitments under the Santander ABS Credit Agreement.

“Additional Financing Costs” means the product of (a) the total financing costs for all indebtedness of the Company and Subsidiaries of the Company during the one-year period immediately preceding the payment of any Applicable Dundon Contingent Payment and (b) a fraction, (i) the numerator of which is the amount of the Dundon Contingent Payment Excess, and (ii) the denominator of which is the average daily outstanding balance of all indebtedness of the Company during such one-year period.

“Additional Santander Facilities” has the meaning assigned to such term in Section 6.14(d).

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person. With respect to any Person, the term “Affiliate” shall include any investment funds, vehicles, holding companies or partnerships managed by such Person or any Affiliate of such Person, but shall exclude any portfolio company of such Person and any Person controlled by any such portfolio company. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Allocated Interest Costs” means:

(a) For the purpose of determining net income from Acquired Portfolios used in the calculation of the Run-Off Portfolio NPV, Allocated Interest Costs for a given projection period will be calculated as the product of (1) the average projected outstanding balance of the applicable Acquired Portfolios during such period multiplied by (2) the Company’s projected total interest expense, on a consolidated basis, during such period divided by (3) the book value of the Company’s total earning assets, on a consolidated basis after reserves, impairments and allowances, as of December 31, 2015.

(b) For the purpose of determining Recurring Net Income, Allocated Interest Costs for a given historical period will be calculated as the product of (1) the average outstanding balance of the Acquired Portfolios during such period multiplied by (2) the Company’s average annual total interest expense, determined on a consolidated basis, during such period divided by (3) the average book value of the Company’s total earning assets, on a consolidated basis after reserves, impairments and allowances, at each fiscal quarter end during such period.

“Applicable Date” means the date of payment of any Dundon Contingent Payment.

“Applicable Dundon Contingent Payment” means a Dundon Contingent Payment the result of which is that the sum of the amount of (a) such Dundon Contingent Payment, (b) all dividends and other distributions declared by the Company during the Applicable Dividend Period and (c) all dividends and other distributions expected, pursuant to the then current Dividend Policy, to be declared by the Company after the Applicable Date through the end of the fiscal year in which the Dundon Contingent Payment is made, is greater than the Dividend Threshold (the amount of such excess, the “Dundon Contingent Payment Excess”).

“Applicable Employment Termination” means (i) the termination of Executive’s employment by the Company under the Employment Agreement for any reason other than Cause following the occurrence of a Deadlock (as determined pursuant to Section 4.4(e)) and during the continuation of such Deadlock and (ii) in connection with such termination, SHUSA, pursuant to the Employment Call Option, purchases Dundon Holdco’s Shares.

“Applicable Dividend Period” means, with respect to any Dundon Contingent Payment, the period beginning on January 1st of the year in which the Dundon Contingent Payment is made and ending on the Applicable Date.

“Applicable Periods” has the meaning assigned to such term in Section 6.3(a).

“Article IV Termination” means the earlier of (a) the occurrence of an Acquirer Group Termination and (b) May 31, 2015, provided that, solely for purposes of this clause (b), following May 31, 2015 an Article IV Termination will be deemed not to have occurred for successive two-year periods unless SHUSA, on the one hand, or the Acquirer Group, on the other hand, gives written notice to the Company of its rejection of such extension at least six months prior to the commencement of such two-year period. Solely for purposes of this definition, (i) Dundon Holdco will no longer be considered a member of the Acquirer Group for purposes of providing the notice referred to in the preceding sentence if and when the total number of Shares owned by Dundon Holdco (excluding any Shares acquired by Dundon Holdco or Executive after the date of this Agreement pursuant to any equity-based compensation plan) divided by the total number of Shares outstanding as of the date of this Agreement (as adjusted from time to time for any reorganization, reclassification, stock split, stock dividend, reverse stock split, or other like changes in the Company’s capitalization since the date of this Agreement) is less than 5% and (ii) the New Acquirer will no longer be considered a member of the Acquirer Group for purposes of providing the notice referred to in the preceding sentence if and when the total number of Shares owned by the New Acquirer divided by the total number of Shares outstanding as of the date of this Agreement (as adjusted from time to time for any reorganization, reclassification, stock split, stock dividend, reverse stock split, or other like changes in the Company’s capitalization since the date of this Agreement) is less than 12.5%.

“Available Financing” has the meaning assigned to such term in Section 6.14(c).

“Average Stock Price” means the arithmetic mean of the daily VWAP for the Common Stock for each of the ten consecutive complete Trading Days ending on (and including) the day that is the trading day immediately prior to the Post-IPO SHUSA Contingent Adjustment Payment Date, the Post-IPO New Acquirer Contingent Adjustment Payment Date or any other date of determination, as applicable.

“Banco Santander” has the meaning assigned to such term in the Preamble.

“Bank Holding Company Act” means the Bank Holding Company Act of 1956, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Base Case” means the estimated credit losses for all Organic Loans held by the Company based upon the projected loss curves as determined by the Company’s Decision Science group.

“Blackout Period” has the meaning assigned to such term in Section 8.1(c).

“Board” and “Board of Directors” means the Board of Directors of the Company.

“Board Observers” has the meaning assigned to such term in Section 6.1(f).

“Board Reserved Matters” has the meaning assigned to such term in the by-laws of the Company.

“Bring-Along Buyer” has the meaning assigned to such term in Section 2.4(a).

“Bring-Along Contingent Acquisition Price Adjustment” has the meaning assigned to such term in Section 2.4(e).

“Bring-Along Disposition Transaction” has the meaning assigned to such term in Section 2.4(a).

“Bring-Along Notice” has the meaning assigned to such term in the Section 2.4(a).

“Bring-Along Objection” has the meaning assigned to such term in the Section 2.4(f)

“Bring-Along Right” has the meaning assigned to such term in Section 2.4(a).

“Bring-Along Shareholders” has the meaning assigned to such term in Section 2.4(a).

“Bring-Along Transaction Closing” has the meaning as described to it in the Section 2.4(a).

“Bring-Along Valuation Firm” means (i) Houlihan Lokey, or (ii) to the extent that Houlihan Lokey is unable or unwilling to serve as the Bring-Along Valuation Firm, Perella Weinberg Partners, or any other independent, third party, nationally recognized valuation firm as agreed to in writing by each of the Company, SHUSA, Dundon Holdco and the New Acquirer.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which banks are required to be closed in New York, New York, Dallas, Texas or Madrid, Spain.

“Buyer” has the meaning assigned to such term in the Section 2.2(a).

“Cause” has the meaning assigned to such term in the Employment Agreement.

“CCO” means the Chief Credit Officer of the Company.

“Centerbridge Funds” means CCP II AIV I, L.P and Centerbridge Capital Partners SBS II, L.P.

“CEO” means the Chief Executive Officer of the Company.

“CEO Applicable Period” has the meaning assigned to such term in Section 6.3(a).

“CFO” means the Chief Financial Officer of the Company.

“Chairman” means the Chairman of the Board of Directors.

“Change of Control” means (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, or any successor provision), other than Banco Santander and its Affiliates or the New Acquirer, shall be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, or any successor provision), directly or indirectly, of more than 20% of the outstanding shares of Common Stock (such person or group, a “Change of Control Owner”) and (b) Banco Santander and its Affiliates shall be the beneficial owners, directly or indirectly, of fewer shares of Common Stock than the Change of Control Owner.

“COO” means the Chief Operating Officer of the Company.

“Close of Business” means 5:00 p.m. (New York City time) on the date in question.

“Closing Date” has the meaning assigned to such term in the New Acquirer Investment Agreement.

“Commission” means the Securities and Exchange Commission or any other Governmental Authority at the time administering the Securities Act.

“Common Stock” has the meaning assigned to such term in the Preamble.

“Company” has the meaning assigned to such term in the Preamble.

“Comparable Facility” means the amended and restated facility substantially in the form attached hereto as Exhibit B.

“Contingent Adjustment Guaranteed Obligations” has the meaning assigned to such term in Section 6.12(g).

“Contingent Adjustment Shortfall” has the meaning assigned to such term in Section 6.12(f).

“Contingent Adjustments” has the meaning assigned to such term in Section 6.12(b).

“Contingent Adjustment Notice” has the meaning assigned to such term in Section 6.12(k).

“Contingent Adjustment Valuation Firm” means (i) Houlihan Lokey, or (ii) to the extent that Houlihan Lokey is unable or unwilling to serve as the Contingent Adjustment Valuation Firm, Perella Weinberg Partners, or any other independent, third party, nationally recognized valuation firm as agreed to in writing by each of the Company, SHUSA, Dundon Holdco and the New Acquirer.

“Cost of Funds” means the weighted average rate of interest on the Company’s total interest bearing liabilities.

“Credit Loss Allowance” means the sum of the Organic Pool Allowance and Acquired Loan Impairment. For the avoidance of doubt this is consistent with the credit loss allowance presented in Note 3 of the Company’s 2010 audited financial statements.

“Cumulative Investment Securities Gains” means the aggregate net unrealized gain or (loss) position of the Determination Date Investment Securities as of the Swap Determination Date, plus (a) realized gains on sales of Determination Date Investment Securities from the Determination Date to the Swap Determination Date minus (b) realized losses on sales of Determination Date Investment Securities from the Determination Date to the Swap Determination Date, minus (c), without duplication, any permanent impairment of Determination Date Investment Securities from the Determination Date to the Swap Determination Date. If the calculation results in a cumulative loss, then the amount shall be deemed zero for purposes of Section 6.20(b).

“Deadlock” means the Board of Directors or Shareholders become deadlocked on a Board Reserved Matter or a Shareholder Reserved Matter, as applicable, reasonably and in good faith, the effect of which is to cause the Company or any Significant Subsidiary to default on any material obligation or to cause the Company and its Subsidiaries to be unable to carry on their businesses such that, in each case, it is reasonably likely that the Company or any Significant Subsidiary will cease to continue as a going concern.

“Deadlock Call Option” has the meaning assigned to such term in Section 4.1(b).

“Deadlock Call Option Closing Date” has the meaning assigned to such term in Section 4.4(g).

“Deadlock Call Option Notice” has the meaning assigned to such term in Section 4.4(g).

“Deadlock Call Option Price” has the meaning assigned to such term in Section 4.4(b).

“Deadlock Contingent Adjustment Value” has the meaning assigned to such term in Section 4.3(a).

“Deadlock Fair Market Value” has the meaning assigned to such term in Section 4.3(a).

“Deadlock Put Option” has the meaning assigned to such term in Section 4.1(a).

“Deadlock Put Option Closing Date” has the meaning assigned to such term in Section 4.4(f).

“Deadlock Put Option Notice” has the meaning assigned to such term in Section 4.4(f).

“Deadlock Put Option Price” has the meaning assigned to such term in Section 4.4(a).

“Deadlock Put Option Shares” means (i) with respect to Dundon Holdco, (x) following the expiration or termination of the Employment Agreement, all the shares of Common Stock held by Dundon Holdco and (y) prior to the expiration or termination of the Employment Agreement, a number of shares of Common Stock such that after giving effect to the Transfer by Dundon Holdco pursuant to the Deadlock Put Option Dundon Holdco’s Proportionate Percentage (excluding any Shares acquired by Dundon Holdco or Executive after the date of this Agreement pursuant to any equity-based compensation plan) would be at least 5%, and (ii) with respect to the New Acquirer, all the shares of Common Stock held by the New Acquirer.

“Deadlock Substitution Effective Date” has the meaning assigned to such term in Section 4.3(b).

“Deadlock Valuation Firm” means (i) Houlihan Lokey, or (ii) to the extent that Houlihan Lokey is unable or unwilling to serve as the Deadlock Valuation Firm, Perella Weinberg Partners, or any other independent, third party, nationally recognized valuation firm as agreed to in writing by the Company, SHUSA, Dundon Holdco and the New Acquirer.

“Declining Offeree” has the meaning assigned to such term in Section 2.3(c).

“Demand Notice” has the meaning assigned to such term in Section 8.1(a).

“Demand Registration Right” has the meaning assigned to such term in Section 8.1(b).

“Demand Registration Statement” has the meaning assigned to such term in Section 8.1(a).

“Designated Amendment” has the meaning assigned to such term in Section 6.5(d).

“Designated Holders” has the meaning assigned to such term in Section 6.5(d).

“Designated Percentage” means, as of any date of determination, and expressed as a percent, (a) 1.00 minus (b) (i)(x) the total number of shares of Common Stock held by the New Acquirer as of the date of this Agreement minus (y) the total number of shares of Common Stock sold by the New Acquirer pursuant to Section 2.2 through the time of determination (in each case, as adjusted from time to time for any reorganization, reclassification, stock split, stock dividend, reverse stock split, or other like changes in the Company’s capitalization since the date of this Agreement), divided by (ii) the total number of shares of Common Stock outstanding at the time of determination, but excluding for all purposes of this clause (ii) any shares of Common Stock issued by the Company after the date of this Agreement.

“Designated Sections” has the meaning assigned to such term in Section 6.5(d).

“Determination Date” has the meaning assigned to such term in the New Acquirer Investment Agreement.

“Determination Date Investment Securities” means investment securities that existed as of the Determination Date and were designated as available-for-sale in the Company’s consolidated financial statements at the Determination Date and for which the unrealized gains and losses of such investment securities were recorded in other comprehensive income as of the Determination Date.

“Determination Date Swap Agreements” means interest rate swap agreements that existed as of the Determination Date and were designated as hedges for accounting purposes under GAAP for purposes of the Company’s consolidated financial statements and for which changes in the fair value of the interest rate swap agreement were recorded in other comprehensive income as of the Determination Date and for which the recorded value was excluded from the definition of Tangible Common Equity.

“Disabling Conduct” has the meaning assigned to such term in the Limited Guaranty (as defined in the Dundon Loan Agreement).

“Dividend Policy” means the dividend policy of the Company approved by the Board of Directors.

“Dividend Threshold” means, with respect to any fiscal year, the amount of dividends and other distributions which the Company would pay to its shareholders pursuant to the then current Dividend Policy.

“Dundon Contingent Payment” has the meaning assigned to such term in Section 6.24(a).

“Dundon Contingent Payment Excess” has the meaning assigned to such term in the definition of “Applicable Dundon Contingent Payment”.

“Dundon Holdco” has the meaning assigned to such term in the Preamble.

“Dundon Holdco Adjustment” has the meaning assigned to such term in Section 6.24(a).

“Dundon Holdco Adjustment Fair Market Value” means the value of the outstanding shares of Common Stock based on the most recently available fair market value determination by the Board of Directors pursuant to any equity-based compensation plan of the Company.

“Dundon Holdco Objection” has the meaning assigned to such term in Section 5.2(c).

“Dundon Investment Agreement” has the meaning assigned to such term in the Preamble.

“Dundon Loan Agreement” means the Amended and Restated Loan Agreement, dated as December 30, 2011, between Dundon Holdco and Banco Santander, acting through its New York Branch.

“Dundon Purchase Agreement” means the Stock Purchase Agreement, dated as of September 23, 2006, by and among The Governor & Company of the Bank of Scotland, a United Kingdom banking organization, Blake Bozman, Bozman DFS Partnership LP, a Delaware limited partnership, Executive, Dundon DFS Partnership LP, a Delaware limited partnership, Scot Foith, Foith DFS Partnership. LP, a Delaware limited partnership, Bradley Reeves, Reeves DFS Partnership LP, a Delaware limited partnership, and Banco Santander.

“Dundon Put/Call Adjustment Value” has the meaning assigned to such term in Section 5.2(a).

“Dundon Put/Call Fair Market Value” has the meaning assigned to such term in Section 5.2(a).

“Dundon Put/Call Option Price” has the meaning assigned to such term in Section 5.3(a).

“Dundon Valuation Firm” means (i) Houlihan Lokey, or (ii) to the extent that Houlihan Lokey is unable or unwilling to serve as the Dundon Valuation Firm, Perella Weinberg Partners, or any other independent, third party, nationally recognized valuation firm as agreed to in writing by each of the Company, SHUSA and Dundon Holdco.

“Employment Agreement” means the Amended and Restated Employment Agreement, effective as of the date hereof, among the Company, Banco Santander, Executive and Dundon Holdco.

“Employment Call Option” has the meaning assigned to such term in Section 5.1(a).

“Employment Call Option Closing Date” has the meaning assigned to such term in Section 5.3(c).

“Employment Call Option Notice” has the meaning assigned to such term in Section 5.3(c).

“Employment/Loan Substitution Effective Date” has the meaning assigned to such term in Section 5.1(d).

“Employment Put Option” has the meaning assigned to such term in Section 5.1(a).

“Employment Put Option Closing Date” has the meaning assigned to such term in Section 5.3(b).

“Employment Put Option Notice” has the meaning assigned to such term in Section 5.3(b).

“Event of Default” has the meaning assigned to such term in the Dundon Loan Agreement; provided, however, that the occurrence of any of the events described in Section 9.8 of the Dundon Loan Agreement shall not constitute an Event of Default for purposes of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Executive” has the meaning assigned to such term in the Preamble.

“Existing Stockholders Agreement” has the meaning assigned to such term in the Preamble.

“FINRA” means the United States Financial Industry Regulatory Authority.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time, consistently applied.

“Good Reason” has the meaning assigned to such term in the Employment Agreement; provided that for purposes of Section 5.1, the definition of Good Reason shall (i) exclude from the meaning assigned to such term in the Employment Agreement clause (v), relating to increase in travel, and (ii) replace the text in clause (vi), relating to assignment of inconsistent duties, with the following phrase: “assignment by the Board of substantial and continuous duties that are inconsistent with and outside the scope of duties that (A) Executive currently performs for Employer (including those contemplated by the Shareholders Agreement or the articles of incorporation or by-laws of Employer) and/or (B) are regularly assigned to Presidents and Chief Executive Officers of businesses that are similar in nature and size to Employer.”

“Governance Committee” has the meaning assigned to such term in Section 6.9(a).

“Governmental Authority” means any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

“Group Tax Liabilities” means all liability for Taxes allocable to any Person (other than the Company and its Subsidiaries) imposed on the Company or its Subsidiaries under Treasury Regulation Section 1.1502-6 or any comparable provision of any Tax law as a result of joining in, or being included in, the filing of any consolidated, combined, affiliated, aggregate or unitary Tax Return with such Person (other than the Company and its Subsidiaries) for any taxable period (or portion thereof) ending on or prior to the Closing Date.

“Guaranteed Bring-Along Obligations” has the meaning assigned to such term in Section 2.4(g).

“Guaranteed Deadlock Put Option Obligations” has the meaning assigned to such term in Section 4.3(a).

“Guaranteed Obligations” has the meaning assigned to such term in Section 3.2.

“Home Owners Loan Act” means the Home Owners Loan Act, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Inability to Perform” has the meaning assigned to such term in the Employment Agreement.

“Incidental Registration Statement” has the meaning assigned to such term in Section 8.2(a).

“Indemnified Party” has the meaning assigned to such term in Section 8.11(c).

“Indemnifying Party” has the meaning assigned to such term in Section 8.11(c).

“Investment Agreement” has the meaning assigned to such term in the Preamble.

“Investors” means each of Warburg Pincus (Bermuda) Private Equity X Finance, L.P., Warburg Pincus X Partners, L.P., KKR SCUSA Holdings L.P., the Centerbridge Funds, DFS Sponsor Investments LLC and Jason Kulas.

“IPO” means (a) the initial firm commitment underwritten offering of shares of Common Stock of the Company (or any successor to the Company or any other Person substantially all of the assets of which directly or indirectly consist of equity Securities of the Company or any successor to the Company) in a public offering (whether primary or secondary) pursuant to an effective registration statement under the Securities Act that results in (i) aggregate proceeds (without deducting underwriting discounts, expenses and commissions) to the Company or any such successor to or holding company for the Company and the selling shareholders of at least $250,000,000.00 and (ii) the shares of Common Stock of the Company (or any successor to or holding company for the Company or any other Person substantially all of the assets of which directly or indirectly consist of equity Securities of the Company or any successor to the Company) being listed on a national securities exchange or (b) any offering of shares of Common Stock of the Company (or any successor to the Company or any other Person substantially all of the assets of which directly or indirectly consist of equity Securities of the Company or any successor to the Company) in connection with the exercise by the New Acquirer of its Demand Registration Rights.

“IPO Put Option” has the meaning assigned to such term in Section 3.1.

“IPO Put Option Closing Date” has the meaning assigned to such term in Section 3.4(c).

“IPO Put Option Contingent Adjustment Value” has the meaning assigned to such term in Section 3.3(a).

“IPO Put Option Date” has the meaning assigned to such term in Section 3.1.

“IPO Put Option Fair Market Value” has the meaning assigned to such term in Section 3.3(a).

“IPO Put Option Notice” has the meaning assigned to such term in Section 3.4(c).

“IPO Put Option Price” has the meaning assigned to such term in Section 3.4(a).

“IPO Put Option Shares” means (i) with respect to Dundon Holdco, (x) following the expiration or termination of the Employment Agreement, all the shares of Common Stock held by Dundon Holdco as of the date of this Agreement and (y) prior to the expiration or termination of the Employment Agreement, a number of shares of Common Stock such that after giving effect to the Transfer by Dundon Holdco pursuant to the IPO Put Option Dundon Holdco’s Proportionate Percentage (excluding any Shares acquired by Dundon Holdco or Executive after the date of this Agreement pursuant to any equity-based compensation plan) would be at least 5%, and (ii) with respect to the New Acquirer, its Acquired Shares. In respect of each Acquirer, its “IPO Put Option Shares” will include any shares of Common Stock received by such Acquirer as a result of a stock dividend on, or a stock split of, its shares of Common Stock described in the preceding clauses (i) and (ii).

“IPO Put Option Valuation Firm” means (i) Houlihan Lokey, or (ii) to the extent that Houlihan Lokey is unable or unwilling to serve as the IPO Put Option Valuation Firm, Perella Weinberg Partners, or any other independent, third party, nationally recognized valuation firm as agreed to in writing by the Company, SHUSA, Dundon Holdco and the New Acquirer.

“Joinder Agreement” has the meaning assigned to such term in Section 2.1(b).

“Judgment” means any judgment, order or decree of any Governmental Authority.

“Law” mean any Federal, national, state, provincial, local or foreign statute, law (including common law), ordinance, rule or regulation of any Governmental Authority.

“Lender” means CaixaBank, S.A., or any permitted holder of the Notes, the assignment to which was previously consented to in writing by Banco Santander and SHUSA pursuant to Section 6.25.

“Lien” means any charge, mortgage, pledge, hypothecation, security interest, restriction, claim, lien or encumbrance of any type whatsoever.

“Liquidity Policy” means the liquidity policy of the Company approved by the Board of Directors.

“Loan Call Option” has the meaning assigned to such term in Section 5.1(c).

“Loan Call Option Closing Date” has the meaning assigned to such term in Section 5.3(e).

“Loan Call Option Notice” has the meaning assigned to such term in Section 5.3(e).

“Lock-Up Securities” has the meaning assigned to such term in Section 8.7.

“Loss Coverage” means the number of months of estimated net charge-offs on Organic Loans that the Organic Pool Allowance will cover as calculated by the Company under the Stress Case scenario.

“Losses” has the meaning assigned to such term in Section 8.11(a).

“Material Transaction” has the meaning assigned to such term in Section 8.1(c).

“New Acquirer Acquisition Price Adjustment” has the meaning assigned to such term in Section 6.12(b).

“New Acquirer Acquisition Price Adjustment Payment Date” has the meaning assigned to such term in Section 6.12(b).

“New Acquirer Investment Agreement” has the meaning assigned to such term in the Preamble.

“New Investor” has the meaning assigned to such term in Section 2.6.

“Newco” has the meaning assigned to such term in Section 6.11(a).

“Note Documents” has the meaning assigned to such term in the Note Purchase Agreement.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of October 20, 2011 between the New Acquirer and the Lender.

“Notes” mean the Senior Secured Notes due 2018 issued pursuant to the Note Purchase Agreement.

“Notice of Objection” has the meaning assigned to such term in Section 6.12(k).

“Notice of Swap Determination Objection” has the meaning assigned to such term in Section 6.20(b).

“Organic Loans” means retail installment contracts or securities representing interests in retail installment contracts originated by the Company or acquired by the Company from auto dealers or third party sellers in the ordinary course of business.

“Organic Pool Allowance” means the allowance recorded by the Company for future credit losses on Organic Loans. “Organic Pool Allowance” excludes any purchase discounts or capitalized costs or fees associated with the acquisition or origination of Organic Loans.

“Original Investors” means each of Warburg Pincus (Bermuda) Private Equity X Finance, L.P., Warburg Pincus X Partners, L.P., KKR SCUSA Holdings L.P. and the Centerbridge Funds.

“Outside Activities” has the meaning assigned to such term in Section 6.19.

“Permitted Liens” means (a) Liens created under the Note Documents, (b) Liens securing the obligations under the Dundon Loan Agreement and (c) Liens securing obligations of the New Acquirer under any agreements entered into by the New Acquirer in order to effectively cap, collar or exchange interest rates with respect to the Notes so long as Banco Santander and SHUSA previously consented in writing to the entry by the New Acquirer into such agreement.

“Permitted Transfer” means any Transfer by any Shareholder or any Affiliate thereof (a) to any Affiliate thereof, (b) to any successor entity thereof, (c) to any Transferee approved in advance and in writing by SHUSA and the New Acquirer and (d) after the consummation of an IPO, to any indirect owner of the New Acquirer, including any limited or general partner of an investment fund.

“Permitted Transferee” means any Person to whom a Permitted Transfer is made.

“Person” means an individual or natural person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

“Post-Determination Date Tax Period” means any taxable period beginning after the Determination Date and the portion of any Straddle Period beginning after the Determination Date.

“Post-IPO Contingent Adjustments” has the meaning assigned to such term in Section 6.12(f).

“Post-IPO New Acquirer Contingent Adjustment” has the meaning assigned to such term in Section 6.12(f).

“Post-IPO New Acquirer Contingent Adjustment Payment Date” has the meaning assigned to such term in Section 6.12(f).

“Post-IPO SHUSA Contingent Adjustment” has the meaning assigned to such term in Section 6.12(e).

“Pre-Determination Date Tax Period” means any taxable period ending on or before the Determination Date and the portion of any Straddle Period ending on the Determination Date.

“Post-IPO SHUSA Contingent Adjustment Payment Date” has the meaning assigned to such term in Section 6.12(e).

“Preemptive Holders” has the meaning assigned to such term in Section 7.1.

“Preemptive Issue” has the meaning assigned to such term in Section 7.1.

“Preemptive Notice” has the meaning assigned to such term in Section 7.2(a).

“Preemptive Right” has the meaning assigned to such term in Section 7.1.

“Pre-IPO Equity Value” means, with respect to an IPO, the product of (a) the outstanding number of shares of Common Stock (on a fully diluted basis based on the treasury stock method and including only vested options) on the date on which the underwriting agreement, or other comparable agreement, with respect to such IPO is executed, giving effect to any stock split or combination to occur prior to the consummation of such IPO and (b) the price at which shares of Common Stock are sold to the public in such IPO.

“Pro Forma Capitalization” has the meaning assigned to such term in the New Acquirer Investment Agreement.

“Projections” has the meaning assigned to such term in Section 6.12(c).

“Proportionate Percentage” means, with respect to any Person, the fraction, expressed as a percentage, the numerator of which is the total number of shares of Common Stock held by such Person and the denominator of which is the total number of shares of Common Stock outstanding at the time of determination.

“Pro Rata Shares” has the meaning assigned to such term in Section 2.3(a).

“Qualifying Payment” means any payment pursuant to Section 2.12 of the Santander Three Year Credit Agreement, Section 2.12 of the Santander Five Year Credit Agreement or Section 2.12 of the Santander ABS Credit Agreement.

“Recurring Net Income” means, with respect to the Company, for any period, the Company’s net income, determined on a consolidated basis in accordance with GAAP and consistent with the Company’s historical practices and procedures, including determination of the Company’s Credit Loss Allowance; provided, however, that, without duplication,

(a) any net after-tax effect of non-recurring gains or losses shall be excluded. For purposes of determining Recurring Net Income, non-recurring gains and losses shall include but not be limited to the following:

(i) Gains and losses from sale of retail installment contracts;

(ii) Income or loss resulting from a reduction or increase in Loss Coverage of the Organic Pool Allowance, expressed as a number of months, from the Loss Coverage as of December 31, 2013;

(iii) Income or loss resulting from changes in the methodology and estimates (including stress factors applied to the expected loss frequency and any adjusted expected auction recovery rate assumed on expected repossessed assets against the Base Case) used to determine the Company’s Credit Loss Allowance as recorded at December 31, 2014 and 2015 as compared to those used to determine the Credit Loss Allowance on December 31, 2013;

(iv) Income from any reduction in the Acquired Loan Impairment, interest income which results from the release of reserves or interest income which results from any reduction in the nonaccretable discount or increase in the effective yield, in each case in respect of Acquired Portfolios acquired prior to the date of this Agreement and accounted for under ASC 310-30; and

(v) Gains and losses on the sale of other assets except for repossessed vehicles.

(b) any net after-tax effect of income (loss) from disposed or discontinued operations (to the extent included in discontinued operations prior to consummation of the disposition thereof). Discontinued operations shall include any portion of the Company’s operations which generates revenue and have been disposed of or discontinued and which are included in discontinued operations, regardless of whether the portion qualified as discontinued operations under GAAP; and

(c) in the case of the Company, the net after-tax effect of income (loss) from Acquired Portfolios, acquired by the Company or its consolidated Subsidiaries after the date of this Agreement, shall be excluded. The net after-tax income (loss) from such Acquired Portfolios shall be net of (i) expected credit losses, servicing costs, and tax costs allocated by the Company to such portfolios and determined on a basis consistent with the basis used in calculating the “Run-Off Portfolio NPV” for such Acquired Portfolios pursuant to Section 6.12(c) and (ii) Allocated Interest Costs for such Acquired Portfolios.

“Registrable Securities” means (a) the Acquired Shares owned by the New Acquirer and any other Shares or other Securities that are directly or indirectly convertible into, or exercisable or exchangeable for, Shares hereinafter acquired by the New Acquirer, whether pursuant to Section 2.3, Article VII or by any other means, (b) other equity Securities of the Company beneficially owned by the New Acquirer into which the Acquired Shares shall be reclassified or changed, including by reason of a merger, consolidation, reorganization, recapitalization or statutory conversion and (c) any other Securities of the Company issued or issuable as a distribution with respect to or in exchange or replacement for or on exercise of any Shares or other Securities referred to in clause (a) or (b) of this definition. As to any particular Registrable Securities, once issued, such Securities shall cease to be Registrable Securities if (i) such Securities have been registered under the Securities Act, the Registration Statement with respect to the sale of such Securities has become effective under the Securities Act and such Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Securities have been distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) such Securities have been otherwise transferred, if new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop-transfer order or other restrictions on transfer have been delivered by the Company and subsequent disposition of such securities does not require registration or qualification of such securities under the Securities Act or any state securities laws then applicable, (iv) following an IPO, such securities may be sold without restriction under Rule 144(k) (or any similar provision then in force) under the Securities Act, or (v) such securities shall cease to be outstanding.

“Registration Expenses” shall mean all fees and expenses incident to the Company’s performance of or compliance with Article VIII, including all registration and filing fees and expenses (including Commission, stock exchange and FINRA fees), fees and expenses of compliance with state securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing, if any, of the securities to be registered on each securities exchange or national market system on which the Shares are then listed, fees and disbursements of counsel for the Company and the New Acquirer and of the independent certified public accountants of the Company (including the expenses of any annual audit, special audit and “cold comfort” letters required by or incident to such performance and compliance), the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained in accordance with the rules and regulations of FINRA), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other Persons retained by the Company (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by holders of such Registrable Securities).

“Registration Statement” has the meaning assigned to such term in Section 8.8(a).

“Remaining SHUSA Offered Stock” has the meaning assigned to such term in Section 2.3(c).

“Replacement Facilities” has the meaning assigned to such term in Section 6.14(d).

“Requesting Demand Shareholder” shall have the meaning assigned to such term in Section 8.1(a).

“Required Financing” means Third Party Warehouse Agreements (taken together with any Additional Financing) (a) with aggregate commitments of at least $4.5 billion, without any breaches or defaults under such agreements and with conditions to funding that the Company reasonably expects that it will be able to satisfy, (b) with terms such that Third Party Warehouse Agreements (taken together with any Additional Financing) that have aggregate commitments of at least $2.0 billion shall have a maturity of no earlier than two years following the later of the respective dates of such Third Party Warehouse Agreements or Additional Financing and the latest renewal, extension or rollover of such Third Party Warehouse Agreements or Additional Financing and (c) (i) in the case of Third Party Warehouse Agreements entered into after the date of this Agreement, with terms that are not materially less favorable to the Company in the aggregate than the terms of the Comparable Facility and (ii) in the case of Third Party Warehouse Agreements in effect as of the date of this Agreement the maturities of which are extended after the date of this Agreement, with margins and advance rates that are not materially less favorable to the Company in the aggregate than the comparable terms of the Comparable Facility and the other terms of such extended Third Party Warehouse Agreements are not materially less favorable in the aggregate than the terms of such Third Party Warehouse Agreements prior to such extension; provided that clauses (i) and (ii) shall be satisfied with respect to the margins of such Third Party Warehouse Agreements if such margins do not exceed the margins of the Comparable Facility by more than 40 basis points.

“Required Financing Guaranteed Obligations” has the meaning assigned to such term in Section 6.14(e).

“Rule 144” means Rule 144 (including Rule 144(k) and all other subdivisions thereof) promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar or successor rule then in force.

“Run-Off Portfolio NPV” has the meaning assigned to such term in Section 6.12(c).

“Sale Notice” has the meaning assigned to such term in Section 2.2(a).

“Santander ABS Credit Agreement” means the Credit Agreement, dated as of December 30, 2011, among Santander Consumer ABS Funding LLC, as the borrower, the Company, as the servicer, the lenders party thereto, the agents party thereto, and Banco Santander, acting through its New York branch, as the deal agent, providing for a three year ABS facility.

“Santander Three Year Credit Agreement” means the Amended and Restated Credit Agreement, dated as of December 30, 2011, among Santander Consumer Funding 3 LLC, as the borrower, the Company, as the servicer, the lenders party thereto, the agents party thereto, and Banco Santander, acting through its New York branch, as the deal agent, providing for a three year warehouse facility.

“Santander Five Year Credit Agreement” means the Credit Agreement, dated as of December 30, 2011, among Santander Consumer Funding 5 LLC, as the borrower, the Company, as the servicer, the lenders party thereto, the agents party thereto, and Banco Santander, acting through its New York branch, as the deal agent, providing for a five year warehouse facility.

“Santander Financing” means the Santander ABS Credit Agreement, the Santander Three Year Credit Agreement and the Santander Five Year Credit Agreement.

“Securities” means, with respect to any Person, such Person’s “securities” as defined in Section 2(a)(1) of the Securities Act and includes such Person’s capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital stock or other equity or equity-linked interests, including phantom stock and stock appreciation rights.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Sell Down Percentage” means, with respect to any Person, the fraction, expressed as a percentage, the numerator of which is the total number of shares of Common Stock Transferred by such Person from and after the date of this Agreement through the date of determination and the denominator of which is the total number of shares of Common Stock held by such Person as of the date of this Agreement (in each case as adjusted from time to time for any reorganization, reclassification, stock split, stock dividend, reverse stock split, or other like changes in the Company’s capitalization since the date hereof).

“Seller” shall mean the Requesting Demand Shareholder and any Selling Incidental Shareholder.

“Selling Incidental Shareholder” has the meaning assigned to such term in Section 8.2(a).

“Selling Shareholders” has the meaning assigned to such term in Section 2.4(a).

“Servicing Arrangement” has the meaning assigned to such term in Section 6.11(c).

“Shareholder Applicable Period” has the meaning assigned to such term in Section 6.3(a).

“Shareholder Reserved Matters” has the meaning assigned to such term in Section 6.2(a).

“Shareholders” means SHUSA, Dundon Holdco, the New Acquirer and any other Person who hereafter becomes a party to this Agreement as a Shareholder pursuant to a Joinder Agreement executed and delivered pursuant to Section 2.1.

“Shares” means the shares of Common Stock and any and all other capital stock or other equity Securities issued by the Company.

“Shelf Registration Statement” shall mean a “shelf” registration statement filed by the Company with the Commission covering offers and sales in accordance with Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission (whether or not the Company is then eligible to use Form S-3), and any amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“SHUSA” has the meaning assigned to such term in the Preamble.

“SHUSA Contingent Payment” has the meaning assigned to such term in Section 6.12(a).

“SHUSA Contingent Payment Date” has the meaning assigned to such term in Section 6.12(a).

“SHUSA Deadlock Call Objection” has the meaning assigned to such term in Section 4.3(c).

“SHUSA Directors” has the meaning assigned to such term in Section 6.1(a).

“SHUSA First Offer” has the meaning assigned to such term in Section 2.3(a).

“SHUSA Notice of ROFO Offer” has the meaning assigned to such term in Section 2.3(a).

“SHUSA Offered Share Price” has the meaning assigned to such term in Section 2.3(a).

“SHUSA Offered Stock” has the meaning assigned to such term in Section 2.3(a).

“SHUSA’s Proposed Deadlock Fair Market Value” has the meaning assigned to such term in Section 4.3(a).

“SHUSA’s Proposed Deadlock Put Option Contingent Adjustment Value” has the meaning assigned to such term sin Section 4.3(b).

“SHUSA’s Proposed Employment Put/Call Adjustment Value” has the meaning assigned to such term in Section 5.2(b).

“SHUSA’s Proposed IPO Put Option Contingent Adjustment Value” has the meaning assigned to such term in Section 3.3(b).

“SHUSA’s Proposed IPO Put Option Fair Market Value” has the meaning assigned to such term in Section 3.3(b).

“SHUSA’s Proposed Put/Call Fair Market Value” has the meaning assigned to such term in Section 5.2(b).

“SHUSA Second Notice of ROFO Offer” has the meaning assigned to such term in Section 2.3(c).

“SHUSA Second Offer” has the meaning assigned to such term in Section 2.3(c).

“Significant Subsidiary” means any Subsidiary of the Company which had: (a) consolidated after-tax profit equal to or greater than 20% of the Company’s consolidated after-tax profit for the most recently completed fiscal year, (b) consolidated total revenue equal to or greater than 20% of the Company’s consolidated total revenue for the most recently completed fiscal year, or (c) consolidated total assets equal to or greater than 20% of the Company’s consolidated total assets as of the end of the most recently completed fiscal year.

“Straddle Period” means any taxable period that begins on or before and ends after the Determination Date.

“Stress Case” means the estimated credit losses for all Organic Loans held by the Company as determined by the application of a stress factor to the expected loss frequency and an adjusted expected auction recovery rate on expected repossessed assets against the Base Case.

“Subprime Business” has the meaning assigned to such term in Section 6.10(a).

“Subprime Loan” means any loan made to an individual in the United States of America who had, at origination, a FICO score of less than 660.

“Subprime Loan Portfolio” means any loan portfolio consisting of loans made to individuals in the United States of America who had on average, at origination, FICO scores of less than 660.

“Subsidiary” means, at any time, with respect to any Person (the “Subject Person”), any Person of which either (a) more than 50% of the shares of stock or other interests entitled to vote generally in the election of directors or comparable Persons performing similar functions or (b) more than a 50% interest in the profits or capital of such Person, are at the time owned or controlled directly or indirectly by the Subject Person or through one or more Subsidiaries of the Subject Person or by such Person and one or more Subsidiaries of such Person.

“Substitution Effective Date” has the meaning assigned to such term in Section 3.2(b).

“Suspension Period” has the meaning assigned to such term in Section 8.5.

“Swap Determination Date” has the meaning assigned to such term in Section 6.20(a).

“Swap Determination Notice” has the meaning assigned to such term in Section 6.20(b).

“Swap Payments” means payments made by the Company to counterparties on Determination Date Swap Agreements between the Determination Date and the Swap Determination Date.

“Swap Receipts” means payments received by the Company from counterparties on Determination Date Swap Agreements between the Determination Date and the Swap Determination Date.

“Swap Recorded Value” means the cumulative recorded value of the Determination Date Swap Agreements.

“Swap Valuation Firm” means (i) Ernst & Young, or (ii) to the extent that Ernst & Young is unable or unwilling to serve as the Swap Valuation Firm, PricewaterhouseCoopers, or any other independent, third party, nationally recognized valuation firm as agreed to in writing by each of the Company, SHUSA and the New Acquirer.

“Tag-Along Notice” has the meaning assigned to such term in Section 2.2(b).

“Tag-Along Shareholder” has the meaning assigned to such term in Section 2.2(d).

“Tangible Common Equity” means the total common stockholders’ equity of the Company on a consolidated basis, less goodwill, less intangible assets and omitting other comprehensive income.

“Target” means the Person previously identified by the Company to the Acquirers.

“Tax” or “Taxes” includes all taxes, charges, fees, levies, or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, profits, estimated, severance, occupation, production, capital gains, capital stock, goods and services, environmental, employment, withholding, stamp, value added, alternative or add-on minimum, sales, transfer, use, license, payroll and franchise taxes or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, county, state, foreign, Federal or other government or subdivision or agency thereof, or in connection with any agreement with respect to Taxes, including all interest, penalties, fines, related liabilities, and additions imposed with respect to such amounts.

“Tax Return” means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes, including claims for refund and declarations of estimated Tax.

“Third-Party Financing Source” has the meaning assigned to such term in Section 6.14(c).

“Third Party Warehouse Agreement” means a warehouse agreement with one or more Third Party Financing Sources (other than the Repurchase Facility, dated September 9, 2011, between UBS and the Company).

“Trading Day” means a day on which the Common Stock (a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the Close of Business, and (b) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

“Transfer” of Securities means any issuance, sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof, in each case whether voluntary or involuntary or by operation of law or otherwise, other than an original issuance of Securities by the Company.

“Transferee” means a Person acquiring Securities through a Transfer.

“Transferor” means a Person Transferring Securities.

“Two Year Net Income” means the sum of (a) the Company’s Recurring Net Income for fiscal year 2014 and (b) the Company’s Recurring Net Income for fiscal year 2015.

“Underwritten Offering” has the meaning assigned to such term in Section 8.3.

“Vice Chairman” means the Vice Chairman of the Board of Directors.

“VWAP” means, for any Trading Day, a price per share of the Common Stock equal to the volume-weighted average price of trades in such shares on the primary trading market for such shares for the entirety of such Trading Day as reported by Bloomberg L.P. (“Bloomberg”) (or, if Bloomberg is not available for any reason, any successor to, or substitute for, Bloomberg providing trading reports for such shares), without regard to pre-open or after hours trading outside of any regular trading session for such Trading Day.

1.2.	Rules of Construction.

The use in this Agreement of the term “including” means “including, without limitation.” The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. Any accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP. Any reference to “$” or “dollars” or “United States dollars” or “U.S. dollars” or “U.S.$” refers to the lawful currency of the United States of America. All references to articles, sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern . or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case as the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. Each of the parties hereto participated in the preparation of this Agreement and consequently any rule of construction construing any provision against the drafter will not be applicable.

ARTICLE II

TRANSFERS OF SECURITIES

2.1.	General; Joinder Agreement; Certain Transfers.

(a) The provisions regarding Transfers of Shares contained in this Article II shall apply to all Shares now owned or hereafter acquired by the Shareholders, including Shares acquired by reason of original issuance, dividend, distribution, exchange, conversion and acquisition of outstanding Shares from another Person, and such provisions shall apply to any Shares obtained upon the exercise, exchange or conversion of any option, warrant or other derivative Security.

(b) Prior to the consummation of an IPO, no Shareholder shall Transfer any Shares to any other Person unless (i) if such Person is not already a party to this Agreement, such Person executes and delivers to the Company a joinder agreement in substantially the form attached hereto as Exhibit A (a “Joinder Agreement”), pursuant to which such Person will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement, as a Shareholder hereunder and (ii) such Transfer is to a Permitted Transferee or is made in compliance with this Article II or pursuant to Article III, IV or V. Any Transferee who becomes a party to this Agreement pursuant to the foregoing shall be deemed, solely for purposes of this Agreement, to be (x) Dundon Holdco, if the Person from whom the Transferee obtained its Shares was Dundon Holdco, (y) the New Acquirer, if the Person from whom the Transferee obtained its Shares was the New Acquirer, or (z) SHUSA, if the Person from whom the Transferee obtained its Shares was SHUSA. Any Transferee that is not a Permitted Transferee will not assume any of the rights or privileges of the Transferor under this Agreement but will be bound by and obligated to comply with the terms and provisions of this Agreement as if it were the Transferor.

(c) Notwithstanding anything to the contrary in this Agreement, prior to the expiration or termination of the Employment Agreement, Dundon Holdco shall not Transfer (or agree or contract to Transfer) all or any portion of the Shares held by Dundon Holdco to any Person if, after giving effect to such Transfer, (i) Dundon Holdco’s Proportionate Percentage (excluding any Shares acquired by Dundon Holdco or Executive after the date of this Agreement pursuant to any equity-based compensation plan) would be less than 5% or (ii) Dundon Holdco’s Sell Down Percentage (excluding any Shares acquired by Dundon Holdco or Executive after the date of this Agreement pursuant to any equity-based compensation plan) would be greater than the New Acquirer’s Sell Down Percentage. This Section 2.1(c) shall not apply to any Transfer in accordance with Section 2.2 or 2.4 or Article V.

(d) Notwithstanding anything to the contrary in this Agreement, SHUSA shall not Transfer (or agree or contract to Transfer) all or any portion of the Shares held by SHUSA to any Person, other than a Transfer made in accordance with Section 2.4, (i) prior to the earlier of the consummation of an IPO and December 31, 2016, if, after giving effect to such Transfer, the sum of SHUSA’ and its Affiliates’ Proportionate Percentages would be less than 50%, and (ii) from and after the consummation of an IPO and prior to the earlier of (x) December 31, 2018 and (y) the repayment in full of all amounts due under the Note Purchase Agreement and the Notes, if, after giving effect to such Transfer, the sum of SHUSA’ and its Affiliates’ Proportionate Percentages would be less than 40%.

(e) Notwithstanding anything to the contrary in this Agreement, the New Acquirer shall not Transfer (or agree or contract to Transfer) all or any portion of the Shares held by the New Acquirer to any Person, other than a Transfer made in accordance with Section 2.2 or 2.4 or Article III or IV, prior to the consummation of an IPO.

(f) Prior to the consummation of an IPO, no Shareholder shall, directly or indirectly, create, incur, issue, assume, suffer to exist or permit to become effective any Lien upon any of their Shares, now owned or hereafter acquired, other than Permitted Liens.

(g) Nothing in this Agreement shall prevent the Lender from enforcing its rights under the Note Purchase Agreement, the Notes and the Note Documents, including foreclosing on any Shares of the New Acquirer subject to Liens under the Note Documents. Subject to the Lender’s execution and delivery to the Company of a Joinder Agreement, if the Lender acquires the Shares of the New Acquirer pursuant to any foreclosure proceedings or pursuant to any insolvency proceeding with respect to the New Acquirer, (i) the Lender shall acquire the rights and privileges, and assume the obligations, of the New Acquirer under this Agreement and shall be deemed, solely for purposes of this Agreement, to be the New Acquirer and (ii) the New Acquirer shall cease to have any rights, privileges or obligations under this Agreement.

(h) Prior to December 31, 2015 neither SHUSA nor the New Acquirer shall sell any Shares in the IPO unless the Pre-IPO Equity Value is at least equal to $4,000,000,000.00.

(i) This Article II shall not apply to any Transfer of Securities issued by the New Acquirer, which Transfers are the subject of Section 6.8(b).

2.2.	Co-Sale Rights.

(a) Except pursuant to, or following the consummation of, an IPO, if at any time SHUSA proposes to sell Shares constituting more than 2.5% of the total number of outstanding Shares (on a fully diluted basis based on the treasury stock method) to any Person other than a Permitted Transferee, at least 15 days prior to the proposed closing of such sale, SHUSA shall deliver a written notice (the “Sale Notice”) to each Acquirer offering each Acquirer the option to participate in such proposed sale on the same terms as SHUSA; provided, however, that if SHUSA delivers a Bring-Along Notice to the other Shareholders with respect to such sale, then the provisions of Section 2.4 shall be applicable and such Shareholders shall not be entitled to exercise any rights under this Section 2.2 with respect to such sale and SHUSA shall not be required to deliver a Sale Notice. Such Sale Notice shall specify in reasonable detail: (i) the name and address of the prospective Transferee (a “Buyer”), (ii) the proposed amount and form of consideration SHUSA will receive for its Shares (and if such consideration consists in part or in whole of property other than cash, SHUSA will provide such information, to the extent reasonably available to SHUSA, relating to such non-cash consideration as each Acquirer may reasonably request in order to evaluate such non-cash consideration), (iii) the terms and conditions of payment of such consideration and all other material terms and conditions of such sale, (iv) the number of Shares proposed to be sold by SHUSA and (v) the anticipated time and place of the closing of such sale.

(b) Each Acquirer may, at any time prior to the 10th day after the Sale Notice was given, give written notice (each, a “Tag-Along Notice”) to SHUSA stating that it wishes to participate in such proposed sale and specifying the number of Shares it desires to include in such proposed sale; provided that Dundon Holdco may only deliver a Tag-Along Notice if the New Acquirer also delivers a Tag-Along Notice.

(c) If none of the Acquirers gives SHUSA a timely Tag-Along Notice with respect to the sale proposed in the Sale Notice, SHUSA may thereafter complete the sale of the Shares specified in the Sale Notice on substantially the same terms and conditions to the Buyer at any time within 75 days after the date of the Sale Notice; provided, however, that such 75 day period shall be extended until all necessary consents from applicable Governmental Authorities to the proposed sale have been received (but in no event more than 90 days after the expiration of such 75 day period). If, prior to consummation of the sale of such Shares to the Buyer set forth in the Sale Notice, the terms of the proposed sale shall change with the result that the purchase price to be paid in such proposed sale shall be more than the purchase price set forth in the Sale Notice or the other terms of such proposed sale shall, taken as a whole, be materially more favorable to SHUSA than those set forth in the Sale Notice, the Sale Notice shall be null and void, and it shall be necessary for a separate Sale Notice to be delivered, and the terms and provisions of this Section 2.2 separately complied with, in order to consummate such proposed Sale pursuant to this Section 2.2. Any Shares not so sold within such 75 day period (as extended) shall continue to be subject to this Section 2.2.

(d) If any Acquirer gives SHUSA a timely Tag-Along Notice (such person, a “Tag-Along Shareholder”), then SHUSA shall notify the Buyer of the Shares offered by the Tag-Along Shareholders identified in their Tag-Along Notices. If such Buyer is unwilling or unable to acquire all Shares proposed to be included in such sale upon such terms, then SHUSA may elect either to (i) cancel such proposed Transfer or (ii) proceed with such proposed Transfer but SHUSA and each Tag-Along Shareholder shall only be entitled to sell an amount of Shares equal to (A) the amount of Shares the Buyer is willing to purchase, multiplied by (B) a fraction, the numerator of which is the number of Shares held by SHUSA or such Tag-Along Shareholder, as the case may be, and the denominator of which is the sum of all Shares owned by SHUSA and the Tag-Along Shareholders. If any Tag-Along Shareholder wishes to sell less than all of the Shares it is entitled to sell pursuant to the previous sentence, the Shares it declines to sell shall be allocated among SHUSA and the other Tag-Along Shareholders participating in such sale who wish to sell additional Shares according to the formula in the previous sentence. SHUSA shall not consummate the proposed sale unless all of the Shares entitled to be sold pursuant to this Section 2.2(d) are simultaneously sold.

(e) Each of SHUSA and the Buyer shall have the right, in their sole discretion, at all times prior to consummation of the proposed Transfer subject to this Section 2.2, to abandon or otherwise terminate such Transfer, and neither SHUSA nor the Buyer shall have any liability or obligation to any Tag-Along Shareholder with respect thereto by virtue of any such abandonment or termination.

2.3.	Right of First Offer on Transfers by SHUSA.

Except pursuant to, or following the consummation of, an IPO, or in the case of Transfers pursuant to which the rights set forth under Section 2.2 or 2.4 are applicable, SHUSA shall not Transfer any Shares to any Person other than a Permitted Transferee except in compliance with the following procedures set forth in this Section 2.3 (as well as other applicable provisions of this Agreement):

(a) If SHUSA desires to Transfer any or all of its Shares to any Person other than a Permitted Transferee, SHUSA shall, before Transferring its Shares to any such Person, first deliver to each Acquirer a written notice (the “SHUSA Notice of ROFO Offer”), which shall be irrevocable for a period of 30 days after delivery thereof, offering (the “SHUSA First Offer”) to each Acquirer its pro rata share (based on the relative Proportionate Percentages of each Acquirer) of the Shares (with respect to each Acquirer, its “Pro Rata Shares”) proposed to be Transferred by SHUSA (the “SHUSA Offered Stock”) at the cash price (the “SHUSA Offered Share Price”) and on the terms and conditions specified in such notice.

(b) If each Acquirer accepts, by notice in writing to SHUSA during the 30 days following delivery of the SHUSA Notice of ROFO Offer, the SHUSA First Offer with respect to all of its Pro Rata Shares, then (i) each Acquirer shall be legally bound to purchase its Pro Rata Shares and SHUSA shall be legally bound to sell such Shares to each Acquirer and (ii) SHUSA and each Acquirer shall enter into agreement(s) reflecting the terms set forth in the SHUSA Notice of ROFO Offer as soon as practicable thereafter. During the 30 days following delivery of the SHUSA Notice of ROFO Offer, if each Acquirer refuses or does not elect to purchase its all of its Pro Rata Shares at the SHUSA Offered Share Price and on the terms and conditions specified in the SHUSA Notice of ROFO Offer, SHUSA shall have the right, for a period of 75 days thereafter, to Transfer all (but not less than all) the SHUSA Offered Stock at a price per share not less than the SHUSA Offered Share Price and on other terms no less favorable in the aggregate to SHUSA than those specified in the SHUSA Notice of ROFO Offer; provided, however, that such 75 day period shall be extended until all necessary consents from applicable Governmental Authorities to the proposed sale have been received (but in no event more than 90 days after the expiration of such 75 day period). In the event the SHUSA Offered Stock is not so Transferred by SHUSA on such terms during such 75 day period (as extended), the restrictions of this Section 2.3 shall again become applicable to any Transfer of Shares by SHUSA.

(c) If an Acquirer (the “Declining Offeree”) does not accept, by notice in writing to SHUSA during the 30 days following delivery of the SHUSA Notice of ROFO Offer, the SHUSA First Offer with respect to all of its Pro Rata Shares, then SHUSA shall promptly deliver to the other Acquirer (the “Accepting Offeree”), if such Acquirer accepted, by notice in writing to SHUSA, the SHUSA First Offer with respect to all of its Pro Rata Shares, a written notice (the “SHUSA Second Notice of ROFO Offer”), which shall be irrevocable for a period of five days after delivery thereof, offering (the “SHUSA Second Offer”) to the Accepting Offeree the number of shares of SHUSA Offered Stock which the Declining Offeree has not elected to purchase (such shares, the “Remaining SHUSA Offered Stock”). If the Accepting Offeree accepts, by notice in writing to SHUSA during the five days following delivery of the SHUSA Second Notice of ROFO Offer, the SHUSA Second Offer, then (i) each Acquirer shall be legally bound to purchase the number of Shares it has agreed to purchase in the written acceptances it has delivered to SHUSA and SHUSA shall be legally bound to sell such Shares to each Acquirer and (ii) SHUSA and each Acquirer shall enter into agreement(s) reflecting the terms set forth in the SHUSA Notice of ROFO Offer and SHUSA Second Notice of ROFO Offer as soon as practicable thereafter. During the five days following delivery of the SHUSA Second Notice of ROFO Offer, if the Accepting Offeree refuses or does not elect to purchase all of the Remaining SHUSA Offered Stock at the SHUSA Offered Share Price and on the terms and conditions specified in the SHUSA Notice of ROFO Offer, SHUSA shall have the right, for a period of 75 days thereafter, to Transfer all (but not less than all) the SHUSA Offered Stock at a price per share not less than the SHUSA Offered Share Price and on other terms no less favorable in the aggregate to SHUSA than those specified in the SHUSA Notice of ROFO Offer; provided, however, that such 75 day period shall be extended until all necessary consents from applicable Governmental Authorities to the proposed sale have been received (but in no event more than 90 days after the expiration of such 75 day period). In the event the SHUSA Offered Stock is not so Transferred by SHUSA on such terms during such 75 day period (as extended), the restrictions of this Section 2.3 shall again become applicable to any Transfer of Shares by SHUSA.

(d) Transfers of Shares under the terms of this Section 2.3 shall be made at the offices of the Company on a mutually satisfactory Business Day within 15 days after the expiration of the time periods provided for in Sections 2.3(b) and 2.3(c), as applicable; provided, however, if SHUSA and each Acquirer purchasing SHUSA Offered Stock cannot agree on a mutually acceptable date, the closing of such Transfer shall occur on said 15th day; provided further, that the foregoing references to “15th day” shall mean such later day on which all necessary consents from applicable Governmental Authorities to such sale have been received if any such required consents were not received prior to such 15th day (but in no event more than 90 days after the expiration of the time period provided for in Section 2.3(b), and if such consents from Governmental Authorities have not been received by such 90th day then the Acquirers’ rights under Sections 2.3(a) or 2.3(c) shall terminate with respect to the Shares covered by such SHUSA Notice of ROFO Offer and SHUSA Second Notice of ROFO Offer, if any). Delivery of certificates or other instruments evidencing such Shares (if any), duly endorsed for Transfer and free and clear of all Liens (other than those imposed by this Agreement), shall be made on such date against payment of the price therefor in accordance with Section 2.8(a).

2.4.	Bring-Along Rights.

(a) Except pursuant to, or following the consummation of, an IPO, if any Shareholder or group of Shareholders holding more than the Designated Percentage of the issued and outstanding Shares of the Company (the “Selling Shareholders”) intend to effect a Transfer of all of such Selling Shareholders’ Shares to a Person that is not a Permitted Transferee (a “Bring-Along Buyer”), the Selling Shareholders shall have the right (the “Bring-Along Right”) to require each other Shareholder (collectively, the “Bring-Along Shareholders”) to Transfer all of the Shares owned by each such Bring-Along Shareholder to the Bring-Along Buyer (a “Bring-Along Disposition Transaction”). If the Selling Shareholders elect to exercise their Bring-Along

Right, the Selling Shareholders shall deliver written notice (a “Bring-Along Notice”) to the Company and the Bring-Along Shareholders, which notice shall state (i) that the Selling Shareholders wish to exercise their Bring-Along Right with respect to such Transfer, (ii) the name and address of the Bring-Along Buyer, (iii) the amount and form of consideration the Selling Shareholders propose to receive for their Shares (and if such consideration consists in part or in whole of property other than cash, the Selling Shareholders will provide such information, to the extent reasonably available to such Selling Shareholders, relating to such non-cash consideration as each Bring-Along Shareholder may reasonably request in order to evaluate such non-cash consideration), (iv) the terms and conditions of payment of such consideration and all other material terms and conditions of such Transfer and (v) the anticipated time and place of the closing of such Transfer (a “Bring-Along Transaction Closing”). If such Bring-Along Transaction Closing does not occur prior to the expiration of the later of (x) 75 days following the delivery of such Bring-Along Notice, which 75 day period shall be extended until all necessary consents from applicable Governmental Authorities to the proposed sale have been received (but in no event more than 90 days after the expiration of such 75 day period) and (y) the date which is 15 days following the final determination of the Bring-Along Contingent Acquisition Price Adjustment pursuant to Section 2.4(f), the Bring-Along Shareholders shall be released from their obligations under this Section 2.4 with respect to such Bring-Along Notice. The Selling Shareholders shall also furnish to the Bring-Along Shareholders copies of all transaction documents relating to the Bring-Along Disposition promptly as the same become available and such additional information in the Selling Shareholders’ possession relating to the Bring-Along Disposition Transaction as such Bring-Along Shareholders may reasonably request.

(b) In connection with any Bring-Along Disposition Transaction, each Bring-Along Shareholder shall be required to Transfer all of the Shares owned by each such Bring-Along Shareholder to the Bring-Along Buyer. Each Bring-Along Shareholder, unless such Bring-Along Shareholder agrees otherwise, shall receive as consideration upon such sale or disposition for its Shares the same type of consideration and the same amount of consideration per share and on the same terms and conditions as are applicable to the Shares to be sold by the Selling Shareholders. Each Bring-Along Shareholder shall agree to the same covenants, representations and warranties as the Selling Shareholders agree to in connection with the proposed sale; provided, however, that the Bring-Along Shareholders shall not be required to (i) agree to non-compete and non-solicitation provisions or (ii) make representations and warranties as to any other Shareholder. Each Bring-Along Shareholder shall bear its pro rata share of the fees and expenses incurred by the Selling Shareholders in the Bring-Along Disposition Transaction based on the total number of Shares to be sold in the Bring-Along Disposition Transaction. To the extent any Bring-Along Shareholder is required to provide indemnification in connection with the Bring-Along Disposition Transaction, the monetary indemnification obligations of such Bring-Along Shareholder shall be several and not joint and no less favorable to such Bring-Along Shareholder than that resulting from pro rata indemnification among all the Bring-Along Shareholders and the Selling Shareholders based on the total number of Shares to be sold in the Bring-Along Disposition Transaction and in any event shall not exceed the proceeds received by such Bring-Along Shareholder in such Bring-Along Disposition Transaction; provided, however, that the foregoing limitation shall not apply in respect of any representations, warranties or covenants that are personal in nature to such Bring-Along Shareholder (e.g., title to shares being transferred).

(c) If any Bring-Along Disposition Transaction is structured as a merger, share exchange, consolidation or other sale of the Company, then each Bring-Along Shareholder shall consent to, vote in favor of or consent to and waive any dissenter rights, appraisal rights or other similar rights in connection with such Bring-Along Disposition Transaction.

(d) Each of the Selling Shareholders and the Bring-Along Buyer shall have the right, in their sole discretion, at all times prior to consummation of the proposed Transfer giving rise to the Bring-Along Right, to abandon or otherwise terminate such Transfer, and neither the Selling Shareholders nor the Bring-Along Buyer shall have any liability or obligation to any Bring-Along Shareholder with respect thereto by virtue of any such abandonment or termination.

(e) “Bring-Along Contingent Acquisition Price Adjustment” means an estimate, as of the date of the Bring-Along Notice, of the amount of both the New Acquirer Acquisition Price Adjustment and the SHUSA Contingent Payment, in each case without applying any discount for the time value of money. This estimate (i) may be zero for either or both the New Acquirer Acquisition Price Adjustment and the SHUSA Contingent Payment, (ii) may not be a positive number for both and (iii) may not be a negative number for either. Concurrently with or immediately prior to the consummation of any Bring-Along Disposition Transaction, the Company shall (X) pay to the New Acquirer an amount in cash equal to the Bring-Along Contingent Acquisition Price Adjustment as it relates to the New Acquirer Acquisition Price Adjustment and (Y) pay to SHUSA an amount in cash equal to the Bring-Along Contingent Acquisition Price Adjustment as it relates to the SHUSA Contingent Payment. A Bring-Along Disposition Transaction shall not be consummated until the Bring-Along Contingent Acquisition Price Adjustment has been determined and paid. The parties shall treat the Bring-Along Contingent Acquisition Price Adjustment for Tax purposes in the same manner as the SHUSA Contingent Payment or the New Acquirer Acquisition Price Adjustment, as applicable, is treated pursuant to the second sentence of Sections 6.12(a) and 6.12(b).

(f) Within 20 days after the Company receives a Bring-Along Notice, the Company shall deliver notice to the New Acquirer and SHUSA stating the Company’s initial determination of the Bring-Along Contingent Acquisition Price Adjustment, including the Company’s initial determination of the amount, as of the date of the Bring-Along Notice, of each of the New Acquirer Acquisition Price Adjustment and the SHUSA Contingent Payment, in each case without applying any discount for the time value of money. In connection with such determination and notice, the Company shall, upon request by the New Acquirer or SHUSA, make available to the New Acquirer or SHUSA, as applicable, all of the Company’s relevant books and records and supporting documentation relating to the Bring-Along Contingent Acquisition Price Adjustment and provide access to the Company personnel who prepared such estimate. If the New Acquirer or SHUSA disagrees with the Company’s initial determination of the Bring-Along Contingent Acquisition Price Adjustment, the New Acquirer or SHUSA, as applicable, shall be entitled, within ten days of receipt of the Company’s notice described above, to give notice to the Company and SHUSA or the New Acquirer, as applicable, of such disagreement which shall set forth the New Acquirer’s or SHUSA’s, as applicable, calculation of the Bring-Along Contingent Acquisition Price Adjustment, including the basis for the New Acquirer’s or SHUSA’s dispute or objections and the specific adjustments (including dollar amounts) that the New Acquirer or SHUSA, as applicable, believes in good faith should be made

(any such written notice, a “Bring-Along Objection”) and, upon receipt thereof, the Company, the New Acquirer and SHUSA will negotiate reasonably and in good faith in an effort to agree upon the Bring-Along Contingent Acquisition Price Adjustment. If neither the New Acquirer nor SHUSA provides such notice to the Company and SHUSA or the New Acquirer, as applicable, within such ten day period, then the Company’s determination of the Bring-Along Contingent Acquisition Price Adjustment shall be final and binding on the Company, SHUSA and the New Acquirer for purposes of Section 2.4(e). If the New Acquirer or SHUSA provides such notice and the New Acquirer, SHUSA and the Company fail to agree in writing upon the Bring-Along Contingent Acquisition Price Adjustment within 10 days from the date of the notice described in the first sentence of this Section 2.4(f), then the Bring-Along Valuation Firm shall make a determination of the Bring-Along Contingent Acquisition Price Adjustment and, in accordance with such determination, shall select either (i) the Company’s proposed Bring-Along Contingent Acquisition Price Adjustment, (ii) the New Acquirer’s Bring-Along Contingent Acquisition Price Adjustment (if the New Acquirer delivered a Bring-Along Objection) or (iii) SHUSA’s Bring-Along Contingent Acquisition Price Adjustment (if SHUSA delivered a Bring-Along Objection), including, in each case, such person’s determination of the amount, as of the date of the Bring-Along Notice, of each of the New Acquirer Acquisition Price Adjustment and the SHUSA Contingent Payment. The Company, SHUSA and the New Acquirer each agree to sign an engagement letter, in commercially reasonable form, if reasonably required by the Bring-Along Valuation Firm. Each party promptly shall, upon request, make available to each other and the Bring-Along Valuation Firm all relevant books and records, any work papers (including those of the parties’ respective accountants) and supporting documentation relating to the Bring-Along Contingent Acquisition Price Adjustment, in each case to the extent within the control of such party. The Bring-Along Valuation Firm’s determination of the Bring-Along Contingent Acquisition Price Adjustment, including the amount, as of the date of the Bring-Along Notice, of each of the New Acquirer Acquisition Price Adjustment and the SHUSA Contingent Payment, in each case without applying any discount for the time value of money, shall be final and binding on the Company, SHUSA and the New Acquirer for purposes of Section 2.4(e). In any case where the Bring-Along Valuation Firm is required to render an opinion of the Bring-Along Contingent Acquisition Price Adjustment, such opinion shall be rendered within 30 days of being engaged. All fees and disbursements of the Bring-Along Valuation Firm shall be borne by (i) the New Acquirer, in the event that the New Acquirer delivered a Bring-Along Objection, and the Bring-Along Valuation Firm selects the Company’s proposed Bring-Along Contingent Acquisition Price Adjustment or SHUSA’s proposed Bring-Along Contingent Acquisition Price Adjustment, (ii) SHUSA, in the event that SHUSA delivered a Bring-Along Objection and the New Acquirer did not deliver a Bring-Along Objection, (iii) the New Acquirer and SHUSA equally, in the event that both the New Acquirer and SHUSA delivered a Bring-Along Objection, and the Bring-Along Valuation Firm selects the Company’s proposed Bring-Along Contingent Acquisition Price Adjustment and (iv) SHUSA, in the event that the New Acquirer delivered a Bring-Along Objection, and the Bring-Along Valuation firm selects the New Acquirer’s proposed Bring-Along Contingent Acquisition Price Adjustment.

(g) Banco Santander hereby unconditionally and irrevocably guarantees to the New Acquirer the full and punctual performance by the Company of all obligations of the Company under Section 2.4(e) (the “Guaranteed Bring-Along Obligations”). The obligations of Banco Santander under this Section 2.4(g) shall not be affected by (1) the failure of the New Acquirer to assert any claim or demand or to enforce any right or remedy against the Company under this Agreement; (2) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement; or (3) any change in the ownership of Banco Santander. Without limiting the generality of the foregoing, Banco Santander agrees that if the Company shall fail in any manner whatsoever to perform or observe any of the Guaranteed Bring-Along Obligations when the same shall be required to be performed or observed, then Banco Santander will itself duly and punctually perform or observe or cause to be performed or observed the Guaranteed Bring-Along Obligations.

2.5.	Certain Transfer Procedures.

(a) In connection with any Transfer of Shares by a Shareholder to another Shareholder pursuant to this Agreement, the Transferor Shareholder shall deliver to the Transferee Shareholder, on or before the date scheduled for the closing of such Transfer, certificates representing the number of Shares to be Transferred on such date, duly endorsed for Transfer or accompanied by duly executed stock powers, free and clear of all Liens. In addition, the Transferor Shareholder shall, on or before such date, enter into an agreement for the benefit of the Transferee Shareholder that shall contain customary representations and warranties to the effect of the following and pursuant to which the Transferor Shareholder (and, if Dundon Holdco is the Transferor Shareholder, Executive, personally) shall indemnify the Transferee Shareholder for damages suffered by the Transferee Shareholder as a result of breaches of or inaccuracies in such representations and warranties: (i) such agreement has been duly authorized, executed and delivered by or on behalf of the Transferor Shareholder and is enforceable against the Transferor Shareholder, (ii) the Transferor Shareholder has full power, right and authority to Transfer the Shares to be Transferred by it and to enter into such agreement, (iii) such Transfer will not conflict with, or result in a violation or breach of, any Law or Judgment applicable to the Transferor Shareholder, (iv) no notice to, registration, declaration or filing with, review by, or authorization, consent, order, waiver, authorization or approval of any Governmental Authority is necessary on the part of the Transferor Shareholder for the consummation of such Transfer, (v) upon payment for and delivery of the Shares, the Transferee Shareholder will acquire all of the rights of the Transferor Shareholder in the Shares to be sold and will acquire its interest in such Shares free of any “adverse claim” (as defined in Section 8-102 of the Uniform Commercial Code) and (vi) delivery of the Shares to be sold by the Transferor Shareholder will pass title to such Shares free and clear of any Liens.

(b) Each of the Shareholders and the Company shall use commercially reasonable efforts to secure any necessary consent from applicable Governmental Authorities and to comply with any applicable Law necessary in connection with any Transfer of Shares by a Shareholder pursuant to this Agreement.

2.6.	Certain Assignment Rights.

If New Acquiror receives a Sale Notice pursuant to Section 2.3 or a Preemptive Notice pursuant to Section 7.2, New Acquiror may at its election assign its right to purchase the Securities being offered thereby to one or more entities Affiliated with some or all of the Original Investors (each such entity, a “New Investor”). Concurrently with the completion of any such purchase, the New Investor shall execute a Joinder Agreement in accordance with Section 2.1(b) and it shall thereafter have the same rights and obligations with respect to the

Securities it purchases as New Acquirer has with respect to Securities owned by New Acquirer for purposes of this Agreement, it being understood that whenever in this Agreement a determination is required or permitted to be made or action taken by New Acquirer with respect to the Securities it then holds (including Section 4.3 but excluding Sections 2.2, 2.3 and 4.1, Article VII and Article VIII (other than Section 8.1)), such determination shall be made by New Acquirer on behalf of New Investor. In the event a New Investor shall acquire Securities as contemplated by this Section 2.6, the parties hereto shall negotiate in good faith and enter into any appropriate amendments or supplements to this Agreement and any related documents to fully implement the provisions contemplated by this Section 2.6.

ARTICLE III

IPO PUT OPTION

3.1.	IPO Put Option.

Subject to and in accordance with the procedures and provisions set forth in this Article III, each of Dundon Holdco (together with its Transferees acting as a single Person) and the New Acquirer (together with its Transferees acting as a single Person) shall have the right to require, by notice given during the period of 60 days following each of the fourth, fifth and seventh anniversaries of the date of this Agreement, that SHUSA purchase from such Acquirer, (i) in the case of the New Acquirer, its IPO Put Option Shares in whole, but not in part, and (ii) in the case of Dundon Holdco, its IPO Put Option Shares in whole or in part, in each case at the IPO Put Option Price (the “IPO Put Option”); provided that Dundon Holdco may only exercise the IPO Put Option if the New Acquirer has exercised the IPO Put Option. The date upon which the IPO Put Option is exercised is referred to in this Agreement as the “IPO Put Option Date”.

3.2.	Guarantee of IPO Put Option

(a) Banco Santander hereby unconditionally and irrevocably guarantees to each Acquirer the full and punctual performance by SHUSA of all obligations of SHUSA under the IPO Put Option and the obligation of the Company to pay any amount to the New Acquirer pursuant to Section 3.4(b) (the “Guaranteed Obligations”). The obligations of Banco Santander under this Section 3.2(a) shall not be affected by (1) the failure of any Acquirer to assert any claim or demand or to enforce any right or remedy against SHUSA or the Company under this Agreement; (2) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement; or (3) any change in the ownership of Banco Santander. Without limiting the generality of the foregoing, Banco Santander agrees that if SHUSA or the Company, as applicable, shall fail in any manner whatsoever to perform or observe any of the Guaranteed Obligations when the same shall be required to be performed or observed, then Banco Santander will itself duly and punctually perform or observe or cause to be performed or observed the Guaranteed Obligations.

(b) At its option, Banco Santander may become the direct obligor under the IPO Put Option. If Banco Santander elects to become the direct obligor under the IPO Put Option it shall provide written notice of such election to SHUSA and each Acquirer, which notice shall set forth the effective date of such election (such date, the “Substitution Effective

Date”). Effective from and after the Substitution Effective Date, (i) all rights and obligations of SHUSA under the IPO Put Option shall be fully and irrevocably discharged and terminated, (ii) each Acquirer shall have no claims against, or recourse to, SHUSA under the IPO Put Option and (iii) Banco Santander shall irrevocably assume all of the rights and obligations of SHUSA under the IPO Put Option.

3.3.	Determination of IPO Put Option Fair Market Value.

(a) “IPO Put Option Fair Market Value” means the value of the outstanding shares of Common Stock (on the day before the IPO Put Option Date), which shall be determined using a valuation methodology based on the fully distributed public market value of the Company, assuming that the shares of Common Stock are fully-liquid, broadly-held public securities not subject to any transfer restrictions and without any initial public offering, minority or liquidity discount, and which shall take into account the Santander Financing. The IPO Put Option Fair Market Value shall be calculated utilizing balance sheets, income statements, cash flows and other assumptions that are adjusted to assume there is no future liability of the Company related to any expected payment of the Contingent Adjustments. The IPO Put Option Fair Market Value shall then be reduced by an estimate, as of the day before the IPO Put Option Date, of the amount of both the New Acquirer Acquisition Price Adjustment and the SHUSA Contingent Payment, using assumptions consistent with the assumptions utilized for the determination of the IPO Put Option Fair Market Value, and without applying any discount for the time value of money. This estimate (i) may be zero for either or both the New Acquirer Acquisition Price Adjustment and the SHUSA Contingent Payment, (ii) may not be a positive number for both and (iii) may not be a negative number for either. This estimate is referred to in this Agreement as the “IPO Put Option Contingent Adjustment Value”.

(b) Within 20 days after SHUSA receives an IPO Put Option Notice, SHUSA shall make an initial determination of the IPO Put Option Fair Market Value (in accordance with the methodology set forth in Section 3.3(a)) and shall provide notice to the applicable Acquirer of such initial determination (“SHUSA’s Proposed IPO Put Option Fair Market Value”), including SHUSA’s initial determination of the IPO Put Option Contingent Adjustment Value (“SHUSA’s Proposed IPO Put Option Contingent Adjustment Value”). For purposes of making and evaluating such initial determination, the Company shall, upon request by SHUSA or the applicable Acquirer, make available to SHUSA and such Acquirer, as applicable, all of the Company’s relevant books and records and supporting documentation relating to the IPO Put Option Fair Market Value (including the IPO Put Option Contingent Adjustment Value) and provide access to relevant Company personnel.

(c) If such Acquirer disagrees with SHUSA’s Proposed IPO Put Option Fair Market Value (including SHUSA’s Proposed IPO Put Option Contingent Adjustment Value), such Acquirer shall be entitled, within ten days of receipt of SHUSA’s notice described above, to give notice in writing to SHUSA of such disagreement which shall set forth the Acquirer’s calculation of the IPO Put Option Fair Market Value (including the IPO Put Option Contingent Adjustment Value), the basis for such Acquirer’s dispute or objection and the specific adjustments (including dollar amounts) that such Acquirer believes in good faith should be made (any such written notice, an “Acquirer IPO Objection”) and, upon receipt thereof, such Acquirer and SHUSA will negotiate reasonably and in good faith in an effort to agree upon the IPO Put

Option Fair Market Value (including the IPO Put Option Contingent Adjustment Value). If such Acquirer does not provide an Acquirer IPO Objection to SHUSA within such ten day period, then SHUSA’s determination of the IPO Put Option Fair Market Value (including the IPO Put Option Contingent Adjustment Value) shall be final and binding on SHUSA, the Company and such Acquirer for purposes of such IPO Put Option. If such Acquirer provides an Acquirer IPO Objection and such Acquirer and SHUSA fail to agree in writing upon the IPO Put Option Fair Market Value (including the IPO Put Option Contingent Adjustment Value) within 25 days from the date of the IPO Put Option Notice, then the IPO Put Option Valuation Firm shall make a determination of the IPO Put Option Fair Market Value (including the IPO Put Option Contingent Adjustment Value) (in accordance with the methodology set forth in Section 3.3(a)) and, in accordance with such determination, shall select either SHUSA’s Proposed IPO Put Option Fair Market Value (including SHUSA’s Proposed IPO Put Option Contingent Adjustment Value) or the IPO Put Option Fair Market Value (including the IPO Put Option Contingent Adjustment Value) set forth in the Acquirer IPO Objection. SHUSA and such Acquirer each agree to sign an engagement letter, in commercially reasonable form, if reasonably required by the IPO Put Option Valuation Firm. Each party promptly shall, upon request, make available to each other and the IPO Put Option Valuation Firm all relevant books and records, any work papers (including those of the parties’ respective accountants) and supporting documentation relating to the IPO Put Option Fair Market Value (including the IPO Put Option Contingent Adjustment Value), in each case to the extent within the control of such party. The IPO Put Option Valuation Firm’s determination of the IPO Put Option Fair Market Value (including the IPO Put Option Contingent Adjustment Value) shall be final and binding on SHUSA, the Company and such Acquirer for purposes of such IPO Put Option. In any case where the IPO Put Option Valuation Firm is required to render an opinion of the IPO Put Option Fair Market Value (including the IPO Put Option Contingent Adjustment Value), such opinion shall be rendered within 30 days of being engaged and shall be in accordance with the methodology set forth in Section 3.3(a). All fees and disbursements of the IPO Put Option Valuation Firm shall be borne by (i) the New Acquirer, in the event that the IPO Put Option Valuation Firm selects SHUSA’s Proposed IPO Put Option Fair Market Value (including SHUSA’s Proposed IPO Put Option Contingent Adjustment Value) or (ii) SHUSA, in the event that the IPO Put Option Valuation Firm selects the IPO Put Option Fair Market Value (including the IPO Put Option Contingent Adjustment Value) set forth in the Acquirer IPO Objection.

(d) For purposes of this Article III, if the New Acquirer exercises the IPO Put Option and Dundon Holdco exercises the IPO Put Option with respect to the same IPO Put Option Date, the IPO Put Option Fair Market Value (including the IPO Put Option Contingent Adjustment Value) determined pursuant to this Section 3.3 with respect to the Shares held by the New Acquirer shall be final and binding on Dundon Holdco and in no event shall Dundon Holdco be permitted to propose or agree to a separate determination of the IPO Put Option Fair Market Value (including the IPO Put Option Contingent Adjustment Value).

(e) Any Acquirer may revoke its election to exercise the IPO Put Option by providing written notice thereof to SHUSA if (i) the Acquirer delivers an Acquirer IPO Objection and SHUSA and such Acquirer cannot agree on the IPO Put Option Fair Market Value (including the IPO Put Option Contingent Adjustment Value) within the time period provided for in Section 3.3(c), (ii) the IPO Put Option Valuation Firm’s determination of the IPO Put Option Fair Market Value (including the IPO Put Option Contingent Adjustment Value) is less than the

IPO Put Option Fair Market Value (including the IPO Put Option Contingent Adjustment Value) set forth in the Acquirer IPO Objection or (iii) the closing of the purchase by SHUSA of such Acquirer’s IPO Put Option Shares does not occur within 15 days after the final determination of the IPO Put Option Fair Market Value (including the IPO Put Option Contingent Adjustment Value), which 15 day period shall be extended until all necessary consents from applicable Governmental Authorities to the proposed purchase have been received (but in no event more than 90 days after the expiration of such 15 day period). If any Acquirer revokes its election to exercise the IPO Put Option pursuant to the foregoing clause (ii), then such Acquirer shall pay (x) all of the fees and expenses of the IPO Put Option Valuation Firm and (y) all fees and expenses of SHUSA, including all legal, accounting, financial, investment banking and other fees and expenses payable to third parties and incurred in connection with such Acquirer’s exercise of its IPO Put Option; provided, however, that such Acquirer shall not be obligated to pay any such fees and expenses pursuant to the foregoing clauses (x) and (y) in an aggregate amount in excess of $3.0 million. Further, if any Acquirer revokes its election to exercise the IPO Put Option pursuant to the foregoing clause (ii) and such IPO Put Option was exercised during the 60 days following the fourth anniversary of the date of this Agreement, then such Acquirer shall not be permitted to exercise its IPO Put Option during the 60 days following the fifth anniversary of the date of this Agreement. An Acquirer shall only be permitted to revoke its IPO Put Option one time pursuant to the foregoing clause (ii). Any revocation by the New Acquirer of the IPO Put Option shall be deemed a revocation by Dundon Holdco of the IPO Put Option, if applicable.

3.4.	IPO Put Option Price, IPO Put Option Notice and Closing.

(a) The aggregate price to be paid for IPO Put Option Shares being purchased pursuant to Section 3.1 shall be equal to (x) the IPO Put Option Fair Market Value as determined pursuant to Section 3.3 (which shall have been reduced by the IPO Put Option Contingent Adjustment Value as determined pursuant to Section 3.3), multiplied by (y) (A) the number of IPO Put Option Shares being purchased, divided by (B) the outstanding number of shares of Common Stock on the IPO Put Option Date (the “IPO Put Option Price”).

(b) (i) If the IPO Put Option Price is paid to the New Acquirer then, concurrently with such payment, the Company shall pay to the New Acquirer an amount in cash equal to the IPO Put Option Contingent Adjustment Value as determined in accordance with Section 3.3 as it relates to the New Acquirer Acquisition Price Adjustment. Following the IPO Put Option Closing Date and assuming compliance with this Section 3.4(b)(i), the Company shall have no further obligation to pay any New Acquirer Acquisition Price Adjustment and SHUSA shall have no further obligation to pay any Post-IPO New Acquirer Contingent Adjustment. The parties shall treat the IPO Put Option Contingent Adjustment Value for Tax purposes in the same manner as the New Acquirer Acquisition Price Adjustment is treated pursuant to the second sentence of Section 6.12(b). (ii) If the IPO Put Option Price is paid to Dundon Holdco then, concurrently with such payment, the Company shall pay to Dundon Holdco an amount equal to the product of (x) the IPO Put Option Contingent Adjustment Value as determined in accordance with Section 3.3 and (y) Dundon Holdco’s Proportionate Percentage (excluding any Shares acquired by Dundon Holdco or Executive after the date of this Agreement pursuant to any equity-based compensation plan and without giving effect to any Transfers of Shares pursuant to this Article III). Following the IPO Put Option Closing Date and assuming compliance with this Section 3.4(b)(ii), the Company shall have no further obligation to pay any Dundon Holdco Adjustment. The parties shall treat any amount paid pursuant to this Section 3.4(b) for Tax purposes in the same manner as the Dundon Holdco Adjustment is treated pursuant to the second or third sentence of Section 6.24(a), as applicable. Any payments to Dundon Holdco pursuant to this Section 3.4(b)(ii) may be made by the Company in the form of cash or Shares, at the option of the Company. If any such payment is made in the form of Shares, then the per share value of the Shares used to pay such payment shall be determined by reference to the IPO Put Option Fair Market Value (and the IPO Put Option Fair Market Value, determined in accordance with Section 3.3 shall be final and binding on the Company and Dundon Holdco).

(c) If any Acquirer desires to exercise its IPO Put Option it, together with its Transferees acting as a single person, shall deliver written notice thereof to SHUSA, the Company and Banco Santander during the applicable period specified in Section 3.1. Such notice (an “IPO Put Option Notice”) shall set forth the number of IPO Put Option Shares subject to the put, the proposed date for closing such sale and a description of any consents, approvals or other conditions precedent to such closing known to such Acquirer. The closing of the purchase by SHUSA of IPO Put Option Shares under this Article III shall take place not later than 15 days from the date of the determination of the IPO Put Option Fair Market Value (including the IPO Put Option Contingent Adjustment Value) on a date mutually agreeable to the applicable Acquirer and SHUSA (the “IPO Put Option Closing Date”); provided, however, if such Persons cannot agree on a mutually acceptable date, the closing of such sale shall occur at 10:00 a.m. (New York City time) on said 15th day; provided further, that the foregoing references to “15th day” shall mean such later day on which all necessary consents from applicable Governmental Authorities to such sale have been received if any such required consents were not received prior to such 15th day. The sale rights in Section 3.1 may only be exercised for 100% of the IPO Put Option Shares then held by the applicable Acquirer. Each of the Shareholders and the Company shall use commercially reasonable efforts to secure any necessary consent from applicable Governmental Authorities and to comply with any applicable Law necessary in connection with the exercise of an IPO Put Option.

(d) Transfers of Shares under the terms of this Article III shall be made at the offices of the Company on the IPO Put Option Closing Date. In connection with any Transfer of Shares pursuant to this Article III, the Transferor shall deliver to the Transferee, on or before the IPO Put Option Closing Date, certificates representing the number of Shares to be Transferred on such date, duly endorsed for Transfer or accompanied by duly executed stock powers, free and clear of all Liens. The Person delivering such Shares shall also deliver a certificate which shall contain customary representations and warranties to the effect of the following: (i) such Person has full power, right and authority to Transfer the Shares to be Transferred by it, (ii) such Transfer will not conflict with, or result in a violation or breach of, any Law or Judgment applicable to such Person, (iii) no notice to, registration, declaration or filing with, review by, or authorization, consent, order, waiver, authorization or approval of any Governmental Authority is necessary on the part of such Person for the consummation of such Transfer, (iv) upon delivery of the Shares, the transferee will acquire all of the rights of the transferor in such Shares and will acquire its interest in such Shares free of any “adverse claim” (as defined in Section 8-102 of the Uniform Commercial Code) and (v) delivery of such Shares to the Transferee will pass title to such Shares free and clear of any Liens.

(e) Following the delivery of an IPO Put Option Notice, the Company shall not declare or make any dividends or other distributions (other than making dividends or other distributions declared prior to the delivery of the IPO Put Option Notice) on its equity Securities, unless and until the amount of any IPO Put Option Contingent Adjustment Value payment that has become payable is paid in full and the IPO Put Option Contingent Adjustment Value payment shall rank pari passu with unsecured and unsubordinated obligations of the Company.

3.5.	Termination of the IPO Put Option.

The IPO Put Option, and the Company’s, SHUSA’s, Banco Santander’s and each Acquirer’s rights and obligations under this Article III, will terminate upon (i) the consummation of an IPO unless an Acquirer has given prior notice of its exercise of the IPO Put Option pursuant to Section 3.1, (ii) any merger, amalgamation or consolidation of the Company with any other Person or the spinoff of a substantial portion of the business of the Company or (iii) the Transfer of all or substantially all of the assets of the Company, in any such case if such transaction has been approved as a Shareholder Reserved Matter under the Company’s articles of incorporation or as a Board Reserved Matter under the Company’s bylaws, but only to the extent such transaction was required to be approved as a Shareholder Reserved Matter under the Company’s articles of incorporation or as a Board Reserved Matter under the Company’s bylaws.

ARTICLE IV

DEADLOCK PUT/CALL OPTIONS

4.1.	Deadlock Put and Call Rights.

(a) Subject to and in accordance with the procedures and provisions set forth in this Article IV, in the event of a Deadlock, each of Dundon Holdco (together with its Transferees acting as a single Person) and the New Acquirer (together with its Transferees acting as a single Person) shall have the right to require that SHUSA purchase from such Acquirer, so long as such Deadlock exists, (i) in the case of the New Acquirer, its Deadlock Put Option Shares in whole, but not in part, and (ii) in the case of Dundon Holdco, its Deadlock Put Option Shares in whole or in part, in each case at the Deadlock Put Option Price (the “Deadlock Put Option”); provided that Dundon Holdco may only exercise the Deadlock Put Option if the New Acquirer has exercised the Deadlock Put Option.

(b) Subject to and in accordance with the procedures and provisions set forth in this Article IV, in the event of a Deadlock, SHUSA shall have the right to require that each or any Acquirer sell to SHUSA, so long as such Deadlock exists, its shares of Common Stock in whole, but not in part, at the Deadlock Call Option Price (the “Deadlock Call Option”).

4.2.	Guarantee of Deadlock Put Option.

(a) Banco Santander hereby unconditionally and irrevocably guarantees to each Acquirer the full and punctual performance by SHUSA of all obligations of SHUSA under the Deadlock Put Option and the obligation of the Company to pay any amount to the New Acquirer pursuant to Section 4.4(c) (the “Guaranteed Deadlock Put Option Obligations”). The

obligations of Banco Santander hereunder shall not be affected by (1) the failure of any Acquirer to assert any claim or demand or to enforce any right or remedy against SHUSA or the Company under this Agreement; (2) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement; or (3) any change in the ownership of Banco Santander. Without limiting the generality of the foregoing, Banco Santander agrees that if SHUSA or the Company shall fail in any manner whatsoever to perform or observe any of the Guaranteed Deadlock Put Option Obligations when the same shall be required to be performed or observed, then Banco Santander will itself duly and punctually perform or observe or cause to be performed or observed the Guaranteed Deadlock Put Option Obligations.

(b) At its option, Banco Santander may become the direct obligor under the Deadlock Put Option or the direct beneficiary under the Deadlock Call Option. If Banco Santander elects to become the direct obligor under the Deadlock Put Option or the direct beneficiary under the Deadlock Call Option it shall provide written notice of such election to SHUSA and each Acquirer, which notice shall set forth the effective date of such election (such date, the “Deadlock Substitution Effective Date”). Effective from and after the Deadlock Substitution Effective Date, if Banco Santander has elected to become the direct obligor under the Deadlock Put Option, (i) all rights and obligations of SHUSA under the Deadlock Put Option shall be fully and irrevocably discharged and terminated, (ii) each Acquirer shall have no claims against, or recourse to, SHUSA under the Deadlock Put Option and (iii) Banco Santander shall irrevocably assume all of the rights and obligations of SHUSA under the Deadlock Put Option. Effective from and after the Deadlock Substitution Effective Date, if Banco Santander has elected to become the direct beneficiary under the Deadlock Call Option, (i) all rights and obligations of SHUSA under the Deadlock Call Option shall be fully and irrevocably discharged and terminated, (ii) each Acquirer shall have no claims against, or recourse to, SHUSA under the Deadlock Call Option and (iii) Banco Santander shall irrevocably assume all of the rights and obligations of SHUSA under the Deadlock Call Option.

4.3.	Determination of Deadlock Fair Market Value.

(a) “Deadlock Fair Market Value” means the value of the outstanding shares of Common Stock (on the day before the exercise of the Deadlock Put Option or the Deadlock Call Option, as applicable), which shall be determined using a valuation methodology based on the fully distributed public market value of the Company, assuming that the shares of Common Stock are fully-liquid, broadly-held public securities not subject to any transfer restrictions and without any initial public offering, minority or liquidity discount, and which shall take into account the Santander Financing. The Deadlock Fair Market Value shall be calculated utilizing balance sheets, income statements, cash flows and other assumptions that are adjusted to assume there is no future liability to the Company related to any expected payment of the Contingent Adjustments. The Deadlock Fair Market Value shall then be reduced by an estimate, as of the day before the exercise of the Deadlock Put Option or the Deadlock Call Option, as applicable, of the amount of both the New Acquirer Acquisition Price Adjustment and the SHUSA Contingent Payment, using assumptions consistent with the assumptions utilized for the determination of the Deadlock Fair Market Value, and without applying any discount for the time value of money. This estimate (i) may be zero for either or both the New Acquirer Acquisition Price Adjustment and the SHUSA Contingent Payment, (ii) may not be a positive number for both and (iii) may not be a negative number for either. This estimate is referred to in this Agreement as the “Deadlock Contingent Adjustment Value”.

(b) Within 20 days after SHUSA receives a Deadlock Put Option Notice, SHUSA shall make an initial determination of the Deadlock Fair Market Value (in accordance with the methodology set forth in Section 4.3(a)) and shall provide notice to the applicable Acquirer of such initial determination (“SHUSA’s Proposed Deadlock Fair Market Value”), including SHUSA’s initial determination of the Deadlock Contingent Adjustment Value (“SHUSA’s Proposed Deadlock Put Option Contingent Adjustment Value”). For purposes of making and evaluating such initial determination, the Company shall, upon request by SHUSA or the applicable Acquirer, make available to SHUSA and such Acquirer, as applicable, all of the Company’s relevant books and records and supporting documentation relating to the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value) and provide access to relevant Company personnel. If such Acquirer disagrees with SHUSA’s Proposed Deadlock Fair Market Value (including SHUSA’s Proposed Deadlock Put Option Contingent Adjustment Value), such Acquirer shall be entitled, within ten days of receipt of SHUSA’s notice described above, to give notice in writing to SHUSA of such disagreement which shall set forth such Acquirer’s calculation of the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value), the basis for such Acquirer’s dispute or objections and the specific adjustments (including dollar amounts) that such Acquirer believes in good faith should be made (any such written notice, an “Acquirer Deadlock Put Objection”) and, upon receipt thereof, the Acquirer and SHUSA will negotiate reasonably and in good faith in an effort to agree upon the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value). If such Acquirer does not provide an Acquirer Deadlock Put Objection to SHUSA within such ten day period, then SHUSA’s determination of the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value) shall be final and binding on SHUSA, the Company and such Acquirer for purposes of such Deadlock Put Option. If such Acquirer provides an Acquirer Deadlock Put Objection and the Acquirer and SHUSA fail to agree in writing upon the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value) within 25 days from the date of the Deadlock Put Option Notice, then the Deadlock Valuation Firm shall make a determination of the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value) (in accordance with the methodology set forth in Section 4.3(a)) and, in accordance with such determination, shall select either SHUSA’s Proposed Deadlock Fair Market Value (including SHUSA’s Proposed Deadlock Put Option Contingent Adjustment Value) or the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value) set forth in the Acquirer Deadlock Put Objection. SHUSA and such Acquirer each agree to sign an engagement letter, in commercially reasonable form, if reasonably required by the Deadlock Valuation Firm. Each party promptly shall, upon request, make available to each other and the Deadlock Valuation Firm all relevant books and records, any work papers (including those of the parties’ respective accountants) and supporting documentation relating to the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value), in each case to the extent within the control of such party. The Deadlock Valuation Firm’s determination of the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value) shall be final and binding on SHUSA, the Company and such Acquirer for purposes of such Deadlock Put Option. In any case where the Deadlock Valuation Firm is required to render an opinion of the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value), such opinion shall be rendered within 30 days of being engaged and shall be in accordance with the methodology set forth in Section 4.3(a). All fees and disbursements of the Deadlock Valuation Firm shall be borne by (i) the Acquirer, in the event that the Deadlock Valuation Firm selects SHUSA’s Proposed Deadlock Fair Market Value (including SHUSA’s Proposed Deadlock Put Option Contingent Adjustment Value) or (ii) SHUSA, in the event that the Deadlock Valuation Firm selects the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value) set forth in the Acquirer Deadlock Put Objection.

(c) Within 20 days after an Acquirer receives a Deadlock Call Option Notice, such Acquirer shall make an initial determination of the Deadlock Fair Market Value (in accordance with the methodology set forth in Section 4.3(a)) and shall provide notice to SHUSA of such initial determination (the “Acquirer’s Proposed Deadlock Fair Market Value”), including the Acquirer’s initial determination of the Deadlock Contingent Adjustment Value (the “Acquirer’s Proposed Deadlock Call Option Contingent Adjustment Value”). For purposes of making and evaluating such initial determination, the Company shall, upon request by the applicable Acquirer and SHUSA, make available to such Acquirer and SHUSA, as applicable, all of the Company’s relevant books and records and supporting documentation relating to the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value) and provide access to relevant Company personnel. If SHUSA disagrees with the Acquirer’s Proposed Deadlock Fair Market Value (including the Acquirer’s Proposed Deadlock Call Option Contingent Adjustment Value), SHUSA shall be entitled, within ten days of receipt of the Acquirer’s notice described above, to give notice in writing to such Acquirer of such disagreement which shall set forth SHUSA’s calculation of the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value), the basis for SHUSA’s dispute or objections and the specific adjustments (including dollar amounts) that SHUSA believes in good faith should be made (any such written notice, a “SHUSA Deadlock Call Objection”) and, upon receipt thereof, the Acquirer and SHUSA will negotiate reasonably and in good faith in an effort to agree upon the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value). If SHUSA does not provide a SHUSA Deadlock Call Objection to the Acquirer within such ten day period, then the Acquirer’s determination of the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value) shall be final and binding on SHUSA, the Company and such Acquirer for purposes of such Deadlock Call Option. If SHUSA provides a SHUSA Deadlock Call Objection and the Acquirer and SHUSA fail to agree in writing upon the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value) within 25 days from the date of the Deadlock Call Option Notice, then the Deadlock Valuation Firm shall make a determination of the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value) (in accordance with the methodology set forth in Section 4.3(a)) and, in accordance with such determination, shall select either the Acquirer’s Proposed Deadlock Fair Market Value (including the Acquirer’s Proposed Deadlock Call Option Contingent Adjustment Value) or the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value) set forth in the SHUSA Deadlock Call Objection. SHUSA and such Acquirer each agree to sign an engagement letter, in commercially reasonable form, if reasonably required by the Deadlock Valuation Firm. Each party promptly shall, upon request, make available to each other and the Deadlock Valuation Firm all relevant books and records, any work papers (including those of the parties’ respective accountants) and supporting documentation relating to the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value), in each case to the extent within the control of such party. The Deadlock Valuation Firm’s determination of the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value) shall be final and binding on SHUSA and such Acquirer for purposes of such Deadlock Call Option. In any case where the Deadlock Valuation Firm is required to render an opinion of the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value), such opinion shall be rendered within 30 days of being engaged and shall be in accordance with the methodology set forth in Section 4.3(a). All fees and disbursements of the Deadlock Valuation Firm shall be borne by (i) SHUSA, in the event that the Deadlock Valuation Firm selects the Acquirer’s Proposed Deadlock Fair Market Value (including the Acquirer’s Proposed Deadlock Put Option Contingent Adjustment Value) or (ii) the Acquirer, in the event that the Deadlock Valuation Firm selects the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value) set forth in the SHUSA Deadlock Call Objection.

(d) For purposes of this Article IV, if, with respect to the same Deadlock, (i) the New Acquirer exercises the Deadlock Put Option and Dundon Holdco exercises the Deadlock Put Option or (ii) SHUSA exercises the Deadlock Call Option with respect to both the Shares held by the New Acquirer and Dundon Holdco, then, in each case, the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value) determined pursuant to this Section 4.3 with respect to the Shares held by the New Acquirer shall be final and binding on Dundon Holdco and in no event shall Dundon Holdco be permitted to propose or agree to a separate determination of the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value).

(e) Any Acquirer may revoke its election to exercise the Deadlock Put Option by providing written notice thereof to SHUSA if (i) the Acquirer delivers an Acquirer Deadlock Put Objection and SHUSA and such Acquirer cannot agree on the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value) within the time period provided for in Section 4.3(b), (ii) if the Deadlock Valuation Firm’s determination of the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value) is less than the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value) set forth in the Acquirer Deadlock Put Objection or (iii) the closing of the purchase by SHUSA of such Acquirer’s Deadlock Put Option Shares does not occur within 15 days after the final determination of the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value), which 15 day period shall be extended until all necessary consents from applicable Governmental Authorities to the proposed purchase have been received (but in no event more than 90 days after the expiration of such 15 day period). If any Acquirer revokes its election to exercise the Deadlock Put Option pursuant to the foregoing clause (ii), then such Acquirer shall pay (x) all of the fees and expenses of the Deadlock Valuation Firm and (y) all fees and expenses of SHUSA, including all legal, accounting, financial, investment banking and other fees and expenses payable to third parties and incurred in connection with such Acquirer’s exercise of its Deadlock Put Option; provided, however, that such Acquirer shall not be obligated to pay any such fees and expenses pursuant to the foregoing clauses (x) and (y) in an aggregate amount in excess of $1.0 million. Further, if any Acquirer revokes its election to exercise the Deadlock Put Option pursuant to the foregoing clause (ii), such Acquirer shall, and shall cause the Acquirer Group Directors to, consent or vote with respect to the Shareholder Reserved Matter or Board Reserved Matter that is the cause of the applicable Deadlock as directed by SHUSA. Any revocation by the New Acquirer of the Deadlock Put Option shall be deemed a revocation by Dundon Holdco of the Deadlock Put Option, if applicable.

(f) SHUSA may revoke its election to exercise the Deadlock Call Option by providing written notice thereof to the applicable Acquirer if (i) SHUSA delivers a SHUSA Deadlock Call Objection and SHUSA and such Acquirer cannot agree on the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value) within the time period provided for in Section 4.3(c), or (ii) the closing of the purchase by SHUSA of such Acquirer’s Shares does not occur within 90 days after the date of the applicable Deadlock Call Option Notice.

4.4. Deadlock Put/Call Option Price, Deadlock Put/Call Option Notice and Closing.

(a) The aggregate price to be paid for Deadlock Put Option Shares being purchased pursuant to Section 4.1(a) shall be equal to (x) 0.90 multiplied by (y) the Deadlock Fair Market Value as determined pursuant to Section 4.3 (which shall have been reduced by the Deadlock Contingent Adjustment Value determined pursuant to Section 4.3), multiplied by (z) (A) the number of Deadlock Put Option Shares being purchased, divided by (B) the outstanding number of shares of Common Stock on the day immediately preceding the date of the Deadlock Put Option Notice (the “Deadlock Put Option Price”). (b) The aggregate price to be paid for shares of Common Stock being purchased pursuant to Section 4.1(b) shall be equal to (x) 1.20 multiplied by (y) the Deadlock Fair Market Value as determined pursuant to Section 4.3 (which shall have been reduced by the Deadlock Contingent Adjustment Value determined pursuant to Section 4.3), multiplied by (z) (A) the number of shares of Common Stock being purchased, divided by (B) the outstanding number of shares of Common Stock on the day immediately preceding the date of the Deadlock Call Option Notice (the “Deadlock Call Option Price”).

(c) If the Deadlock Put Option Price or Deadlock Call Option Price, as applicable, is paid to the New Acquirer, then, concurrently with such payment, the Company shall pay to the New Acquirer an amount in cash equal to the Deadlock Contingent Adjustment Value as determined in accordance with Section 4.3(b) as it relates to the New Acquirer Acquisition Price Adjustment. Following the Deadlock Put Option Closing Date or the Deadlock Call Option Closing Date, as applicable, and assuming compliance with this Section 4.4(c), the Company shall have no further obligation to pay any New Acquirer Acquisition Price Adjustment and SHUSA shall have no further obligation to pay any Post-IPO New Acquirer Contingent Adjustment. The parties shall treat the Deadlock Contingent Adjustment Value for Tax purposes in the same manner as the New Acquirer Acquisition Price Adjustment is treated pursuant to the second sentence of Section 6.12(b).

(d) If the Deadlock Put Option Price or Deadlock Call Option Price, as applicable, is paid to Dundon Holdco, then, concurrently with such payment, the Company shall pay to Dundon Holdco an amount equal to the product of (i) the Deadlock Contingent Adjustment Value as determined in accordance with Section 4.3(b) and (ii) Dundon Holdco’s Proportionate Percentage (excluding any Shares acquired by Dundon Holdco or Executive after the date of this Agreement pursuant to any equity-based compensation plan and without giving effect to any Transfers of Shares pursuant to this Article IV). Following the Deadlock Put Option Closing Date or the Deadlock Call Option Closing Date, as applicable, and assuming compliance with this Section 4.4(d), the Company shall have no further obligation to pay any Dundon Holdco Adjustment. The parties shall treat any amount paid pursuant to this Section 4.4(d) for Tax purposes in the same manner as the Dundon Holdco Adjustment is treated pursuant to the second or third sentence of Section 6.24(a), as applicable. Any payments to Dundon Holdco pursuant to this Section 4.4(d) may be made by the Company in the form of cash or Shares, at the option of the Company. If any such payment is made in the form of Shares, then the per share value of the Shares used to pay such payment shall be determined by reference to the Deadlock Fair Market Value (and the Deadlock Fair Market Value, determined in accordance with Section 4.3 shall be final and binding on the Company and Dundon Holdco).

(e) In the event that a Shareholder believes that a Deadlock exists, such Shareholder shall promptly give written notice to the Company and the other Shareholders specifying the details of the Deadlock, including the Board Reserved Matter or Shareholder Reserved Matter, as applicable, that the Shareholder believes is the cause of such Deadlock and the basis for such Shareholder’s belief that a Deadlock exists. For the purpose of this Agreement, a Deadlock shall be deemed to occur (x) whenever the Shareholders agree that a Deadlock has occurred or (y) in absence of such an agreement, whenever a court decision is obtained pursuant to Section 12.7 which concludes that a Deadlock has occurred. The date on which the Deadlock shall be deemed to occur will be the date on which the Shareholders agree that a Deadlock has occurred or the date of the court resolution obtained pursuant to Section 12.7 that concludes that a Deadlock has occurred, as applicable. Upon the occurrence of a Deadlock, each Shareholders shall, and shall cause any director nominated by such Shareholder, as applicable, to use their good faith efforts to resolve the Deadlock within 90 days from the occurrence of the Deadlock. In the event that the Board of Directors or the Shareholders, as applicable, are unable to resolve the Deadlock within such 90 day period, the Deadlock will be promptly submitted to (i) in the case of a Deadlock with respect to a Board Reserved Matter, a representative appointed by the SHUSA Directors, as a group, a representative appointed by the Acquirer Group Directors, as a group, and Executive, and (ii) in the case of a Deadlock with respect to a Shareholder Reserved Matter, a representative appointed by SHUSA, a representative appointed by the New Acquirer and Executive. In each case, such representatives shall use their good faith efforts to resolve the Deadlock within 90 days from the date on which such Deadlock is submitted to them and no Person shall be permitted to exercise a Deadlock Put Option or a Deadlock Call Option prior to the expiration of such 90 day period.

(f) Following the expiration of the time period provided for in Section 4.4(e), if an Acquirer desires to exercise its Deadlock Put Option it shall, within five days of the expiration of such time period, deliver written notice thereof to SHUSA and the Company. Such notice (a “Deadlock Put Option Notice”) shall set forth the number of Deadlock Put Option Shares subject to the put, a description of the Deadlock giving rise to the Deadlock Put Option, the proposed date for closing such sale and a description of any consents, approvals or other conditions precedent to such closing known to such Acquirer. The closing of the purchase by SHUSA of Deadlock Put Option Shares under this Article IV shall take place not later than 15 days from the date of the determination of the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value) on a date mutually agreeable to such Acquirer and SHUSA (the “Deadlock Put Option Closing Date”); provided, however, if such Persons cannot agree on a mutually acceptable date, the closing of such sale shall occur at 10:00 a.m. (New York City time) on said 15th day; provided further that the foregoing references to “15th day” shall mean such later day on which all necessary consents from applicable Government Authorities to such sale have been received if any such required consents were not received prior to such 15th day. With respect to the New Acquirer, the sale rights in Section 4.1 may only be exercised for 100% of the Deadlock Put Option Shares then held by such Acquirer.

(g) Following the expiration of the time period provided for in Section 4.4(e), if SHUSA desires to exercise its Deadlock Call Option it shall, within five days of the expiration of such time period, deliver written notice thereof to the applicable Acquirer. Such notice (a “Deadlock Call Option Notice”) shall set forth the number of Shares subject to the call, a description of the Deadlock giving rise to the Deadlock Call Option, the proposed date for closing such sale and a description of any consents, approvals or other conditions precedent to such closing known to SHUSA. The closing of the purchase by SHUSA of Shares under this Article IV shall take place not later than 15 days from the date of the determination of the Deadlock Fair Market Value (including the Deadlock Contingent Adjustment Value) on a date mutually agreeable to SHUSA and such Acquirer (the “Deadlock Call Option Closing Date”); provided, however, if such Persons cannot agree on a mutually acceptable date, the closing of such sale shall occur at 10:00 a.m. (New York City time) on said 15th day; provided further that the foregoing references to “15th day” shall mean such later day on which all necessary consents from applicable Government Authorities to such sale have been received if any such required consents were not received prior to such 15th day. With respect to any Acquirer, the purchase rights in Section 4.1 may only be exercised for 100% of the Shares then held by such Acquirer.

(h) Following the delivery of a Deadlock Put Option Notice, the Company shall not declare or make any dividends or other distributions (other than making dividends or other distributions declared prior to the delivery of the Deadlock Put Option Notice) on its equity Securities, unless and until the amount of any Deadlock Contingent Adjustment Value that has become payable is paid in full and the Deadlock Contingent Adjustment Value shall rank pari passu with unsecured and unsubordinated obligations of the Company.

(i) Transfers of Shares under the terms of this Article IV shall be made at the offices of the Company on each Deadlock Put Option Closing Date and Deadlock Call Option Closing Date, as applicable. In connection with any Transfer of Shares pursuant to this Article IV, the Transferor shall deliver to the Transferee, on or before the Deadlock Put Option Closing Date or Deadlock Call Option Closing Date, as applicable, certificates representing the number of Shares to be Transferred on such date, duly endorsed for Transfer or accompanied by duly executed stock powers, free and clear of all Liens. The Person delivering such Shares shall also deliver a certificate which shall contain customary representations and warranties to the effect of the following: (i) such Person has full power, right and authority to Transfer the Shares to be Transferred by it, (ii) such Transfer will not conflict with, or result in a violation or breach of, any Law or Judgment to such Person, (iii) no notice to, registration, declaration or filing with, review by, or authorization, consent, order, waiver, authorization or approval of any Governmental Authority is necessary on the part of such Person for the consummation of such Transfer, (iv) upon delivery of the Shares, the Transferee will acquire all of the rights of the Transferor in such Shares and will acquire its interest in such Shares free of any “adverse claim” (as defined in Section 8-102 of the Uniform Commercial Code) and (v) delivery of such Shares to the Transferee will pass title to such Shares free and clear of any Liens.

(j) Each of the Shareholders and the Company shall use commercially reasonable efforts to secure any necessary consent from applicable Governmental Authorities and to comply with any applicable Law necessary in connection with the exercise of an the Deadlock Put Option or Deadlock Call Option, as applicable.

(k) No Shareholder shall (i) consent to, or fail to consent to, any Shareholder Reserved Matter or (ii) cause any member of the Board of Directors nominated by such Shareholder to consent to, or fail to consent to, any Board Reserved Matter, in each case, for the primary purpose of triggering a Deadlock Call Option or Deadlock Put Option.

4.5. Termination of the Deadlock Put Option and the Deadlock Call Option.

(a) This Article IV shall terminate and be of no further force and effect upon the consummation of an IPO.

(b) Dundon Holdco’s Deadlock Put Option, SHUSA’s Deadlock Call Option with respect to Dundon Holdco’s Shares and Dundon Holdco’s rights and obligations, under this Article IV, and the New Acquirer’s Deadlock Put Option, SHUSA’s Deadlock Call Option with respect to the New Acquirer’s Shares and the New Acquirer’s rights and obligations, under this Article IV, will terminate upon the occurrence of an Acquirer Group Termination.

ARTICLE V

OTHER PUT/CALL OPTIONS

5.1. Employment Termination Put and Call Rights; Loan Agreement Call Rights.

(a) Subject to and in accordance with the procedures and provisions set forth in this Article V, following the expiration of Executive’s employment under the Employment Agreement or in the event Executive’s employment under the Employment Agreement is terminated (i) by reason of Executive’s death, (ii) by reason of Executive’s Inability to Perform, (iii) by Executive for Good Reason or (iv) by the Company for any reason other than Cause, Dundon Holdco shall have the right to require that SHUSA purchase from Dundon Holdco, for a period of 90 days following the date of such expiration or termination, its Shares in whole, but not in part, at the Dundon Put/Call Option Price (the “Employment Put Option”).

(b) Subject to and in accordance with the procedures and provisions set forth in this Article V, following the expiration of Executive’s employment under the Employment Agreement or in the event Executive’s employment under the Employment Agreement is terminated for any reason, SHUSA shall have the right to require that Dundon Holdco sell to SHUSA, at any time following such expiration or termination, its Shares in whole, but not in part, at the Dundon Put/Call Option Price (the “Employment Call Option”).

(c) Subject to and in accordance with the procedures and provisions set forth in this Article V, upon the occurrence and during the continuation of an Event of Default or Disabling Conduct, SHUSA shall have the right to require that Dundon Holdco sell to SHUSA, at any time following and during the continuation of an Event of Default or Disabling Conduct, its Shares in whole, but not in part, at the Dundon Put/Call Option Price (the “Loan Call Option”).

(d) At its option, Banco Santander may become the direct obligor under the Employment Put Option or the direct beneficiary under the Employment Call Option or Loan Call Option. If Banco Santander elects to become the direct obligor under the Employment Put Option or the direct beneficiary under the Employment Call Option or Loan Call Option it shall provide written notice of such election to SHUSA and each Acquirer, which notice shall set forth the effective date of such election (such date, the “Employment/Loan Substitution Effective Date”). Effective from and after the Employment/Loan Substitution Effective Date, if Banco Santander has elected to become the direct obligor under the Employment Put Option, (i) all rights and obligations of SHUSA under the Deadlock Put Option shall be fully and irrevocably discharged and terminated, (ii) Dundon Holdco shall have no claims against, or recourse to, SHUSA under the Employment Put Option and (iii) Banco Santander shall irrevocably assume all of the rights and obligations of SHUSA under the Employment Put Option. Effective from and after the Employment/Loan Substitution Effective Date, if Banco Santander has elected to become the direct beneficiary under the Employment Call Option, (i) all rights and obligations of SHUSA under the Employment Call Option shall be fully and irrevocably discharged and terminated, (ii) Dundon Holdco shall have no claims against, or recourse to, SHUSA under the Employment Call Option and (iii) Banco Santander shall irrevocably assume all of the rights and obligations of SHUSA under the Employment Call Option. Effective from and after the Employment/Loan Substitution Effective Date, if Banco Santander has elected to become the direct beneficiary under the Loan Call Option, (i) all rights and obligations of SHUSA under the Loan Call Option shall be fully and irrevocably discharged and terminated, (ii) Dundon Holdco shall have no claims against, or recourse to, SHUSA under the Loan Call Option and (iii) Banco Santander shall irrevocably assume all of the rights and obligations of SHUSA under the Loan Call Option.

5.2. Determination of Dundon Put/Call Fair Market Value.

(a) “Dundon Put/Call Fair Market Value” means the value of the outstanding shares of Common Stock (on the day before the exercise of the Employment Call Option, Employment Put Option or Loan Call Option, as applicable), which shall be determined using a valuation methodology based on the fully distributed public market value of the Company, assuming that the shares of Common Stock are fully-liquid, broadly-held public securities not subject to any transfer restrictions and without any initial public offering, minority or liquidity discount, and which shall take into account the Santander Financing The Dundon Put/Call Fair Market Value shall be calculated utilizing balance sheets, income statements, cash flows and other assumptions that are adjusted to assume there is no future liability to the Company related to any expected payment of the Contingent Adjustments. The Dundon Put/Call Fair Market Value shall then be reduced by an estimate, as of the day before the exercise of the Employment Put Option, the Employment Call Option or the Loan Call Option, as applicable, of the amount of both the New Acquirer Acquisition Price Adjustment and the SHUSA Contingent Payment, using assumptions consistent with the assumptions utilized for the determination of the Dundon Put/Call Fair Market Value, and without applying any discount for the time value of money. This estimate (i) may be zero for either or both the New Acquirer Acquisition Price Adjustment and the SHUSA Contingent Payment, (ii) may not be a positive number for both and (iii) may not be a negative number for either. This estimate is referred to in this Agreement as the “Dundon Put/Call Adjustment Value”.

(b) Within 20 days after SHUSA receives an Employment Put Option Notice or delivers an Employment Call Option Notice or Loan Call Option Notice, SHUSA shall make an initial determination of the Dundon Put/Call Fair Market Value (in accordance with the methodology set forth in Section 5.2(a)) and shall provide notice to Executive and Dundon Holdco of such initial determination (“SHUSA’s Proposed Put/Call Fair Market Value”), including SHUSA’s initial determination of the Dundon Put/Call Adjustment Value (“SHUSA’s Proposed Dundon Put/Call Adjustment Value”). For purposes of making and evaluating such initial determination, the Company shall, upon request by SHUSA or Dundon Holdco, make available to SHUSA and Dundon Holdco, as applicable, all of the Company’s relevant books and records and supporting documentation relating to the Dundon Put/Call Fair Market Value (including the Dundon Put/Call Adjustment Value) and provide access to relevant Company personnel.

(c) If Dundon Holdco disagrees with SHUSA’s Proposed Put/Call Fair Market Value (including SHUSA’s Proposed Put/Call Adjustment Value), Dundon Holdco shall be entitled, within ten days of receipt of SHUSA’s notice described above, to give notice in writing to SHUSA of such disagreement which shall set forth Dundon Holdco’s calculation of the Dundon Put/Call Fair Market Value (including the Dundon Put/Call Adjustment Value), the basis for Dundon Holdco’s dispute or objections and the specific adjustments (including dollar amounts) that Dundon Holdco believes in good faith should be made (any such written notice, a “Dundon Holdco Objection”) and, upon receipt thereof, Dundon Holdco and SHUSA will negotiate reasonably and in good faith in an effort to agree upon the Dundon Put/Call Fair Market Value (including the Dundon Put/Call Adjustment Value). If Dundon Holdco does not provide a Dundon Holdco Objection to SHUSA within such ten day period, then SHUSA’s determination of the Dundon Put/Call Fair Market Value (including the Dundon Put/Call Adjustment Value) shall be final and binding on SHUSA and Dundon Holdco for purposes of such Employment Call Option, Employment Put Option or Loan Call Option, as applicable. If Dundon Holdco provides a Dundon Holdco Objection and Dundon Holdco and SHUSA fail to agree in writing upon the Dundon Put/Call Fair Market Value (including the Dundon Put/Call Adjustment Value) within 25 days from the date of the Employment Put Option Notice, the Employment Call Option Notice or the Loan Call Option Notice, as applicable, then the Dundon Valuation Firm shall make a determination of the Dundon Put/Call Fair Market Value (including the Dundon Put/Call Adjustment Value) (in accordance with the methodology set forth in Section 5.2(a)) and, in accordance with such determination, shall select either SHUSA’s Proposed Dundon Put/Call Fair Market Value (including SHUSA’s Proposed Dundon Put/Call Adjustment Value) or the Dundon Put/Call Fair Market Value (including the Dundon Put/Call Adjustment Value) set forth in the Dundon Holdco Objection. SHUSA and Dundon Holdco each agree to sign an engagement letter, in commercially reasonable form, if reasonably required by the Dundon Valuation Firm. Each party promptly shall, upon request, make available to each other and the Valuation Firm all relevant books and records, any work papers (including those of the parties’ respective accountants) and supporting documentation relating to the Dundon Put/Call Fair Market Value (including the Dundon Put/Call Adjustment Value), in each case to the extent within the control of such party. The Dundon Valuation Firm’s determination of the Dundon Put/Call Fair Market Value (including the Dundon Put/Call Adjustment Value) shall be final and binding on SHUSA and Dundon Holdco for purposes of the Employment Put Option, the Employment Call Option or the Loan Call Option, as applicable. In any case where the Dundon Valuation Firm is required to render an opinion of the Dundon Put/Call Fair Market Value (including the Dundon Put/Call Adjustment Value), such opinion shall be rendered within 30 days of being engaged and shall be in accordance with the methodology set forth in Section 5.2(a). All fees and disbursements of the Dundon Valuation Firm shall be borne by (i) Dundon Holdco, in the event that the Dundon Valuation Firm selects SHUSA’s Proposed Dundon Put/Call Fair Market Value (including SHUSA’s Proposed Dundon Put/Call Adjustment Value) or (ii) SHUSA, in the event that the Dundon Valuation Firm selects the Dundon Put/Call Fair Market Value (including the Dundon Put/Call Adjustment Value) set forth in the Dundon Holdco Objection.

(d) Dundon Holdco may revoke its election to exercise the Employment Put Option by providing written notice thereof to SHUSA if (i) Dundon Holdco delivers a Dundon Holdco Objection and SHUSA and Dundon Holdco cannot agree on the Dundon Put/Call Fair Market Value (including the Dundon Put/Call Adjustment Value) within the time period provided for in Section 5.2(c), or (ii) the closing of the purchase by SHUSA of Dundon Holdco’s Shares does not occur within 15 days after the final determination of the Dundon Put/Call Fair Market Value (including the Dundon Put/Call Adjustment Value), which 15 day period shall be extended until all necessary consents from applicable Governmental Authorities to the proposed purchase have been received (but in no event more than 90 days after the expiration of such 15 day period).

(e) SHUSA may revoke its election to exercise the Employment Call Option by providing written notice thereof to Dundon Holdco if (i) Dundon Holdco delivers a Dundon Holdco Objection and SHUSA and Dundon Holdco cannot agree on the Dundon Put/Call Fair Market Value (including the Dundon Put/Call Adjustment Value) within the time period provided for in Section 5.2(c), or (ii) the closing of the purchase by SHUSA of Dundon Holdco’s Shares does not occur within 15 days after the final determination of the Dundon Put/Call Fair Market Value (including the Dundon Put/Call Adjustment Value), which 15 day period shall be extended until all necessary consents from applicable Governmental Authorities to the proposed purchase have been received (but in no event more than 90 days after the expiration of such 15 day period).

(f) SHUSA may revoke its election to exercise the Loan Call Option by providing written notice thereof to Dundon Holdco if (i) Dundon Holdco delivers a Dundon Holdco Loan Call Objection and SHUSA and Dundon Holdco cannot agree on the Dundon Put/Call Fair Market Value (including the Dundon Put/Call Adjustment Value) within the time period provided for in Section 5.2(e), or (ii) the closing of the purchase by SHUSA of Dundon Holdco’s Shares does not occur within 15 days after the final determination of the Dundon Put/Call Fair Market Value (including the Dundon Put/Call Adjustment Value), which 15 day period shall be extended until all necessary consents from applicable Governmental Authorities to the proposed purchase have been received (but in no event more than 90 days after the expiration of such 15 day period).

5.3. Dundon Put/Call Option Price, Employment Put/Call Option Notice and Closing.

(a) The aggregate price to be paid for Shares being purchased pursuant to Section 5.1(a), 5.1(b) or 5.1(c) shall be equal to (x) the Dundon Put/Call Fair Market Value as determined pursuant to Section 5.2(a) (which shall have been reduced by the Dundon Put/Call Adjustment Value as determined pursuant to Section 5.2), multiplied by (y) (A) the number of Shares being purchased, divided by (B) the outstanding number of shares of Common Stock on the day immediately preceding the date of the Employment Put Option Notice, Employment Call Option Notice or Loan Call Option Notice, as applicable (the “Dundon Put/Call Option Price”).

(b) If Dundon Holdco desires to exercise its Employment Put Option it shall deliver written notice thereof to the SHUSA during the applicable period specified in Section 5.1(a). Such notice (an “Employment Put Option Notice”) shall set forth the number of Shares subject to the put, the proposed date for closing such sale and a description of any consents, approvals or other conditions precedent to such closing known to Dundon Holdco. The closing of the purchase by SHUSA of Shares under this Article V shall take place not later than 15 days from the date of the determination of the Dundon Put/Call Fair Market Value (including the Dundon Put/Call Adjustment Value) on a date mutually agreeable to SHUSA and Dundon Holdco (the “Employment Put Option Closing Date”); provided, however, if such Persons cannot agree on a mutually acceptable date, the closing of such sale shall occur at 10:00 a.m. (New York City time) on said 15th day; provided further, that the foregoing references to “15th day” shall mean such later day on which all necessary consents from applicable Governmental Authorities to such sale have been received if any such required consents were not received prior to such 15th day. The sale rights in Section 5.1(a) may only be exercised for 100% of the Shares then held by Dundon Holdco.

(c) Prior to exercising its Employment Call Option or Loan Call Option, as applicable, SHUSA will provide reasonable advance notice to, and consult with, the New Acquirer and will in good faith take into account the New Acquirer’s recommendation in making its decision whether to exercise its Employment Call Option or Loan Call Option, as applicable.

(d) If SHUSA desires to exercise its Employment Call Option (after taking into account the New Acquirer’s recommendation pursuant to Section 5.3(c)) it shall deliver written notice thereof to Dundon Holdco. Such notice (an “Employment Call Option Notice”) shall set forth the number of Shares subject to the call, the proposed date for closing such sale and a description of any consents, approvals or other conditions precedent to such closing known to SHUSA. The closing of the purchase by SHUSA of Shares under this Article V shall take place not later than 15 days from the date of the determination of the Dundon Put/Call Fair Market Value (including the Dundon Put/Call Adjustment Value) on a date mutually agreeable to SHUSA and Dundon Holdco (the “Employment Call Option Closing Date”); provided, however, if such Persons cannot agree on a mutually acceptable date, the closing of such sale shall occur at 10:00 a.m. (New York City time) on said 15th day; provided further, that the foregoing references to “15th day” shall mean such later day on which all necessary consents from applicable Governmental Authorities to such sale have been received if any such required consents were not received prior to such 15th day. The purchase rights in Section 5.1(b) may only be exercised for 100% of the Shares then held by Dundon Holdco.

(e) If SHUSA desires to exercise its Loan Call Option (after taking into account the New Acquirer’s recommendation pursuant to Section 5.3(c)) it shall deliver written notice thereof to Dundon Holdco. Such notice (a “Loan Call Option Notice”) shall set forth the number of Shares subject to the call, the proposed date for closing such sale and a description of any consents, approvals or other conditions precedent to such closing known to SHUSA. The closing of the purchase by SHUSA of Shares under this Article V shall take place not later than 15 days from the date of the determination of the Dundon Put/Call Fair Market Value (including the Dundon Put/Call Adjustment Value) on a date mutually agreeable to SHUSA and Dundon Holdco (the “Loan Call Option Closing Date”); provided, however, if such Persons cannot agree on a mutually acceptable date, the closing of such sale shall occur at 10:00 a.m. (New York City time) on said 15th day; provided further, that the foregoing references to “15th day” shall mean such later day on which all necessary consents from applicable Governmental Authorities to such sale have been received if any such required consents were not received prior to such 15th day. The purchase rights in Section 5.1(c) may only be exercised for 100% of the Shares then held by Dundon Holdco.

(f) Transfers of Shares under the terms of this Article V shall be made at the offices of the Company on the Employment Put Option Closing Date or Employment Call Option Closing Date, as applicable. In connection with any purchase and sale of Shares pursuant to this Article V, Dundon Holdco shall deliver to SHUSA on or before the Employment Put Option Closing Date, Employment Call Option Closing Date or Loan Call Option Closing Date, as applicable, certificates representing the number of Shares to be purchased and sold on such date, duly endorsed for transfer or accompanied by duly executed stock powers, free and clear of all Liens. Dundon Holdco and Executive shall also deliver a certificate which shall contain customary representations and warranties to the effect of the following: (i) Dundon Holdco has full power, right and authority to transfer the Shares to be transferred by it, (ii) such transfer will not conflict with, or result in a violation or breach of, any Law or judgment applicable to Dundon Holdco or Executive, (iii) no notice to, registration, declaration or filing with, review by, or authorization, consent, order, waiver, authorization or approval of any Governmental Authority is necessary on the part of Dundon Holdco or Executive for the consummation of such purchase and sale, (iv) upon delivery of the Shares, SHUSA will acquire all of the rights of Dundon Holdco in such Shares and will acquire its interest in such Shares free of any “adverse claim” (as defined in Section 8-102 of the Uniform Commercial Code) and (v) delivery of such Shares to SHUSA will pass title to such Shares free and clear of any Liens.

(g) If (i) there is an Applicable Employment Termination and (ii) SHUSA, pursuant to its Deadlock Call Option, purchases the Shares of the New Acquirer during the one-year period following the date of the termination of Executive’s employment, SHUSA shall make a payment to Dundon Holdco in an amount equal to the product of (x) 0.20 and (y) the Dundon Put/Call Option Price which was paid in connection with the exercise by SHUSA of the Employment Call Option.

(h) Each of the parties to this Agreement shall use commercially reasonable efforts to secure any necessary consent from applicable Governmental Authorities and to comply with any applicable Law necessary in connection with the exercise of an Employment Put Option or an Employment Call Option.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1.	Board of Directors.

(a) SHUSA shall have the right to nominate seven individuals for election or reelection to the Board of Directors (the “SHUSA Directors”) and the Acquirer Group shall have the right to nominate five individuals for election or reelection to the Board of Directors (the “Acquirer Group Directors”). For so long as Executive is the CEO of the Company, Executive shall be nominated by the Acquirer Group as an Acquirer Group Director. No Shareholder shall nominate any individual for election to the Board of Directors except as set forth in this Article VI or the by-laws of the Company. Except as set forth in Section 6.9, in the event the Board of Directors appoints a committee of the Board of Directors, such committee shall consist of at least (i) four Acquirer Group Directors, if Executive is a member of such committee and (ii) three Acquirer Group Directors, if Executive is not a member of such committee. Each Acquirer Group Director shall be entitled to receive from the Company the same compensation and same rights to indemnification in connection with his or her role as a director as the other members of the Board of Directors, and each Acquirer Group Director shall be entitled to reimbursement for reasonable out-of-pocket expenses incurred in performing his or her duties as a member of the Board of Directors or any committees thereof to the same extent as the other members of the Board of Directors. The Company shall notify the Acquirer Group Directors of all regular and special meetings of the Board of Directors and of all regular and special meetings of any committee of the Board of Directors. The Company shall provide the Acquirer Group Directors with copies of all notices, minutes, consents and other materials provided by the Company to all other members of the Board of Directors concurrently and in the same form as such materials are provided to the other members.

(b) The Shareholders shall vote their Shares and any other Securities of the Company (to the extent such Securities have voting rights) at any regular or special meeting of the shareholders of the Company at which action is to be taken with respect to the election of directors, or in any written consent in lieu of such a meeting of shareholders, to cause the election or reelection, as applicable, of the SHUSA Directors and the Acquirer Group Directors, and, if requested by a Shareholder, the Company and the other Shareholders shall take all necessary action to call and hold such meeting of the shareholders of the Company, and shall take all other actions necessary to ensure the continued election to the Board of Directors of the SHUSA Directors and the Acquirer Group Directors and shall not take any actions which are inconsistent with the intent and purpose of the foregoing. The Company shall take all actions necessary to cause the SHUSA Directors and the Acquirer Group Directors to be elected or reelected, as applicable, to the Board of Directors and to ensure the continued election to the Board of Directors of the SHUSA Directors and the Acquirer Group Directors and shall not take any actions which are inconsistent with the intent and purpose of the foregoing.

(c) The Shareholders shall vote their Shares and any other Securities of the Company (to the extent such Securities have voting rights) at any regular or special meeting of the shareholders of the Company, or in any written consent in lieu of such a meeting of shareholders, to cause the removal of a SHUSA Director or an Acquirer Group Director if

SHUSA or the Acquirer Group, as applicable, designates such director for removal and shall take all other actions necessary to cause such removal and shall not take any actions which are inconsistent with the intent and purpose of the foregoing. Except in accordance with the foregoing, no Shareholder shall vote its Shares or any other Securities of the Company (to the extent such Securities have voting rights) at any regular or special meeting of the shareholders of the Company, or in any written consent in lieu of such a meeting of shareholders, to cause the removal of a SHUSA Director or an Acquirer Director.

(d) Upon the death, resignation, retirement, incapacity, disqualification or removal (with or without cause) for any other reason of any SHUSA Director, SHUSA shall have the right to nominate the individual to fill the resulting vacancy. Upon the death, resignation, retirement, incapacity, disqualification or removal (with or without cause) for any other reason of any Acquirer Group Director, the Acquirer Group shall have the right to nominate the individual to fill the resulting vacancy. The Shareholders shall vote their Shares and any other Securities of the Company (to the extent such Securities have voting rights) at any regular or special meeting of the shareholders of the Company, or in any written consent in lieu of such a meeting of shareholders, to cause the individual so nominated to fill such vacancy and shall take all other actions necessary to cause such individual to fill such vacancy and shall not take any actions which are inconsistent with the intent and purpose of the foregoing.

(e) This Section 6.1 (other than Section 6.1(f)) shall terminate and be of no further force and effect if and when either (i) if Dundon Holdco’s Proportionate Percentage (excluding any Shares acquired by Dundon Holdco or Executive after the date of this Agreement pursuant to any equity-based compensation plan) is at least 8.5%, then the total number of Shares owned by the Acquirer Group divided by the total number of Shares outstanding as of the date of this Agreement (as adjusted from time to time for any reorganization, reclassification, stock split, stock dividend, reverse stock split, or other like changes in the Company’s capitalization since the date hereof) is less than 21.0% or (ii) if Dundon Holdco’s Proportionate Percentage (excluding any Shares acquired by Dundon Holdco or Executive after the date of this Agreement pursuant to any equity-based compensation plan) is less than 8.5%, the total number of Shares owned by the New Acquirer divided by the total number of Shares outstanding as of the date of this Agreement (as adjusted from time to time for any reorganization, reclassification, stock split, stock dividend, reverse stock split, or other like changes in the Company’s capitalization since the date of this Agreement) is less than 12.5% (an “Acquirer Group Termination”).

(f) From and after an Acquirer Group Termination, the Acquirer Group shall have the right to designate three non-voting observers (the “Board Observers”) to the Board of Directors for as long as (i) the total number of Shares owned by the Acquirer Group (excluding any Shares acquired by Dundon Holdco or Executive after the date of this Agreement pursuant to any equity-based compensation plan) divided by the total number of Shares outstanding as of the date of this Agreement (as adjusted from time to time for any reorganization, reclassification, stock split, stock dividend, reverse stock split, or other like changes in the Company’s capitalization since the date hereof) is greater than 5% and (ii) such Board Observers are required for one or more of the Original Investors to qualify as a “venture capital operating company” within the meaning of 29 C.F.R. Section 2510.3-101(d). The Company shall notify the Board Observers of all regular and special meetings of the Board of Directors, including all regular and special meetings of any committee of the Board of Directors, at the same time and in the same manner as the members of the Board of Directors and shall also provide the Board Observers with copies of all notices, minutes, consents and other materials provided to such members concurrently as such materials are provided to such members.

6.2. Shareholder Reserved Matters.

(a) The Company and the Shareholders agree that the following matters (the “Shareholder Reserved Matters”) will require the affirmative vote of the holders of 100% of the combined voting power of the then outstanding shares of all classes and series of the Corporation then held by SHUSA, Dundon Holdco and the New Acquirer:

(i) Commencement of any proceeding for the voluntary dissolution, winding up or bankruptcy of the Company.

(ii) Any non-pro rata reduction to the share capital of the Company, except as required by law.

(iii) Any amendment to the articles of incorporation or by-laws of the Company, which amendment would change (a) the name of the Company, (b) the jurisdiction of incorporation of the Company, (c) the purpose or purposes for which the Company is organized, (d) the size of the Board of Directors or (e) the shareholder approval requirements for Shareholder Reserved Matters.

(iv) Any appointment to the Board of Directors contrary to the provisions regarding appointment of directors set forth in the by-laws of the Company or Section 6.1. (v) Any merger, amalgamation or consolidation of the Company with any other entity or the spinoff of a substantial portion of the business of the Company.

(vi) The sale, conveyance, transfer or other disposition of all or substantially all of the assets of the Company, whether in a single transaction or a series of related transactions.

(vii) Any change in the principal line of business of the Company.

(b) Without the prior approval of the holders of 100% of the combined voting power of the then outstanding shares of all classes and series of the Company held by SHUSA, Dundon Holdco and the New Acquirer, the Company shall not take any Shareholder Reserved Matter.

(c) Each Shareholder shall only vote its Shares and any other Securities of the Company (to the extent such Securities have voting rights) at any regular or special meeting of the shareholders of the Company at which action is to be taken with respect to any Shareholder Reserved Matter, or in any written consent in lieu of such a meeting of shareholders, in favor of any Shareholder Reserved Matter if each other Shareholder has given advance written notice to such Shareholder that it is in favor of the approval of such Shareholder Reserved Matter. Each Shareholder will vote its Shares and any other Securities of the Company (to the extent such

Securities have voting rights) at any regular or special meeting of the shareholders of the Company at which action is to be taken with respect to any Shareholder Reserved Matter, or in any written consent in lieu of such a meeting of shareholders, against any Shareholder Reserved Matter unless each other Shareholder has given advance written notice to such Shareholder that it is in favor of the approval of such Shareholder Reserved Matter. The Company and the Shareholders shall take all actions necessary to ensure that no Shareholder Reserved Matter is approved by the shareholders of the Company unless each of the Shareholders approve of such Shareholder Reserved Matter.

(d) This Section 6.2 shall terminate and be of no further force and effect upon the occurrence of an Acquirer Group Termination.

6.3.	Acquirer Group Termination.

(a) (i) Following the occurrence of an Acquirer Group Termination, so long as Executive is CEO of the Company (such period, the “CEO Applicable Period’) or (ii) if at any time (A) Executive is not CEO but Dundon Holdco’s Proportionate Percentage (excluding any Shares acquired by Dundon Holdco or Executive after the date of this Agreement pursuant to any equity-based compensation plan) is at least 5.0% and (B) Executive’s employment under the Employment Agreement was not terminated by the Company for Cause or by Executive without Good Reason (other than a termination by Executive without Good Reason on or after the fifth anniversary of the Closing Date, so long as Executive does not engage in any Restricted Activities (as defined in the Employment Agreement) (such period in this clause (ii), the “Shareholder Applicable Period” and, together with the CEO Applicable Period, the “Applicable Periods”), Executive shall serve as a member of the Board of Directors.

(b) During the Shareholder Applicable Period, the Board of Directors shall be comprised of thirteen directors, of which seven shall be SHUSA Directors, five shall be Acquirer Group Directors and one shall be Executive. The Shareholders agree that they will take, and cause their Affiliates (including any directors nominated by such Shareholder) to take, any and all actions necessary to give effect to the foregoing, including voting their Shares and any other Securities of the Company (to the extent such Securities have voting rights) at any regular or special meeting of the shareholders of the Company, or in any written consent in lieu of such a meeting of shareholders, to cause the amendment of by-laws of the Company to reflect the foregoing.

(c) During the Applicable Periods, the Board of Directors, or any committee of the Board of Directors responsible for designating nominees for election or reelection to the Board of Directors, shall cause Executive to be included in the slate of nominees for each shareholders’ meeting at which directors are elected and, subject to Section 6.3(d), shall recommend Executive for election or reelection, as applicable, to the Board of Directors.

(d) During the Applicable Periods, the Shareholders shall vote their Shares and any other Securities of the Company (to the extent such Securities have voting rights) at any regular or special meeting of the shareholders of the Company at which action is to be taken with respect to the election of directors, or in any written consent in lieu of such a meeting of shareholders, to cause the election or reelection, as applicable, of Executive, and shall not take any actions which are inconsistent with the intent and purpose of the foregoing. During the Applicable Periods, the Company shall take all actions necessary to cause Executive to be elected or reelected, as applicable, to the Board of Directors and to ensure the continued election to the Board of Directors of Executive and shall not take any actions which are inconsistent with the intent and purpose of the foregoing.

(e) Nothing in this Section 6.3 shall require the Board of Directors, any director or any committee or member thereof to take any action or refrain from taking any action, nor shall a breach of this Section 6.3 result by reason of the failure to take such action or the failure to refrain from taking such action, as the case may be, if the Board of Directors, a committee of the Board of Directors or any director determines in good faith that taking such action or refraining from taking such action, as the case may be, would cause a violation of his or her fiduciary duties to shareholders under applicable Law. This Section 6.3(d) shall not be interpreted to create any fiduciary obligation that would not exist in the absence of this Section 6.3).

6.4.	Matters with Respect to the Acquirer Group.

(a) When any action is to be taken or any notice is to be given or delivered, then, except as expressly set forth in this Agreement, the Acquirer Group shall act as a single Person for purposes of this Agreement and, for all purposes of this Agreement, any action, notice or other writing taken, given or delivered by or on behalf of a duly authorized representative of the New Acquirer shall be deemed to be taken, given or delivered on behalf of the Acquirer Group. The initial duly authorized representative is the New Acquirer (the “Acquirer Group Representative”). The Acquirer Group Representative shall have the power and authority to bind the Acquirer Group (but may not bind any member of the Acquirer Group except to the extent it is so bound in accordance with the terms of this Agreement solely because it is a member of the Acquirer Group and the Acquirer Group is so bound) in accordance with this Agreement. Each of the other parties hereto may rely on the appointment and authority of the foregoing Acquirer Group Representative until the receipt of notice from each member of the Acquirer Group of the appointment of a successor or additional Acquirer Group Representative upon 30 days’ prior written notice to each party hereto.

(b) The members of the Acquirer Group agree that, for so long Executive is the CEO of the Company, he shall be an Acquirer Group Director and they shall take all actions reasonably necessary to cause Executive, so long as he is CEO of the Company, to be an Acquirer Group Director. This Section 6.4 shall terminate and be of no further force and effect upon the occurrence of an Acquirer Group Termination.

6.5.	Matters with Respect to Management.

(a) The parties hereto acknowledge and agree, after careful consideration, that (i) for the period beginning on the date of this Agreement and ending on May 31, 2015, Executive will serve as CEO unless removed for Cause, and (ii) Jason Kulas will be initially appointed as CFO, Jason Grubb will be initially appointed as COO, and Steve Zemaitis will be initially appointed as CCO. The Shareholders agree that, in their capacity as Shareholders, they will not take any action, or fail to take any action, which action or failure to act could reasonably be expected to result in the removal of Executive as CEO, prior to May 31, 2015, except “for cause” as permitted by the Employment Agreement. Neither SHUSA nor any of its Affiliates shall, without the prior written consent of the New Acquirer (i) employ Executive as an officer or employee of, or hire Executive as an advisor or consultant to, SHUSA or any of its Affiliates, other than the Company and its Subsidiaries or (ii) permit Executive to invest or receive equity in SHUSA or any of its Affiliates (other than the Company and its Subsidiaries), except for (x) investments existing, and Securities held, on the date of this Agreement and (y) investments in publicly traded Securities. This Section 6.5(a) shall terminate and be of no further force and effect upon the occurrence of an Acquirer Group Termination.

(b) The Shareholders acknowledge and agree that the Chairman will be nominated by SHUSA and the Vice Chairman will be nominated by the Acquirer Group. The Shareholders shall vote their Shares and any other Securities of the Company (to the extent such Securities have voting rights) at any regular or special meeting of the shareholders of the Company at which action is to be taken with respect to the appointment of the Chairman or the Vice Chairman, or in any written consent in lieu of such a meeting of shareholders, to cause the appointment of the Chairman and the Vice Chairman, and shall take all other actions necessary to ensure the continued appointment of the Chairman and the Vice Chairman and shall not take any actions which are inconsistent with the intent and purpose of the foregoing. The Shareholders shall vote their Shares and any other Securities of the Company (to the extent such Securities have voting rights) at any regular or special meeting of the shareholders of the Company, or in any written consent in lieu of such a meeting of shareholders, to cause the removal of the Chairman or the Vice Chairman if SHUSA or the Acquirer Group, as applicable, designates such person for removal and shall take all other actions necessary to cause such removal and shall not take any actions which are inconsistent with the intent and purpose of the foregoing. Except in accordance with the foregoing, no Shareholder shall vote its Shares or any other Securities of the Company (to the extent such Securities have voting rights) at any regular or special meeting of the shareholders of the Company, or in any written consent in lieu of such a meeting of shareholders, to cause the removal of the Chairman or the Vice Chairman. Upon the death, resignation, retirement, incapacity, disqualification or removal for any other reason of the Chairman, SHUSA shall have the right to nominate the individual to fill the resulting vacancy. Upon the death, resignation, retirement, incapacity, disqualification or removal for any other reason of the Vice Chairman, the Acquirer Group shall have the right to nominate the individual to fill the resulting vacancy. The Shareholders shall vote their Shares and any other Securities of the Company (to the extent such Securities have voting rights) at any regular or special meeting of the shareholders of the Company, or in any written consent in lieu of such a meeting of shareholders, to cause the individual so nominated to fill such vacancy and shall take all other actions necessary to cause such individual to fill such vacancy and shall not take any actions which are inconsistent with the intent and purpose of the foregoing. This Section 6.5(b) shall terminate and be of no further force and effect upon the occurrence of an Acquirer Group Termination.

(c) Upon the occurrence of an Article IV Termination, Article IV of the by-laws of the Company shall be replaced with a new Article IV substantially in the form of Appendix A. The Shareholders shall take, and cause their Affiliates (including any directors nominated by such Shareholder) to take, any and all actions necessary to give effect to the foregoing, including voting their Shares and any other Securities of the Company (to the extent such Securities have voting rights) at any regular or special meeting of the shareholders of the Company, or in any written consent in lieu of such a meeting of shareholders, in favor of such amendment. The Shareholders shall take all other actions necessary to cause such amendment and shall not take any actions which are inconsistent with the intent and purpose of the foregoing. The Company shall take all actions necessary to cause such amendment and shall not take any actions which are inconsistent with the intent and purpose of the foregoing.

(d) The Shareholders agree that any alteration, amendment or repeal of Sections 2.04(a), 3.02, 3.03, 3.05, 3.07, 3.08, 3.10, 3.11, 3.12, 3.14(b) and 3.15, Article VI and Article VIII of the bylaws of the Company (the “Designated Sections”) shall require the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of all classes and series of the Company then held by SHUSA and a majority of the combined voting power of the then outstanding shares of all classes and series of the Company then held by the Acquirer Group (such holders, the “Designated Holders”), in addition to any other requirements of applicable Law or the articles of incorporation or bylaws of the Company. Without the prior approval of the Designated Holders, the Company shall not alter, amend or repeal any of the Designated Sections. Each Shareholder shall only vote its Shares and any other Securities of the Company (to the extent such Securities have voting rights) at any regular or special meeting of the shareholders of the Company at which action is to be taken to alter, amend or repeal any of the Designated Sections (any such alteration, amendment or repeal, a “Designated Amendment”) or in any written consent in lieu of such a meeting of shareholders, in favor of any Designated Amendment if the Designated Holders have given advance written notice to such Shareholder that it is in favor of the approval of such Designated Amendment. Each Shareholder will vote its Shares and any other Securities of the Company (to the extent such Securities have voting rights) at any regular or special meeting of the shareholders of the Company at which action is to be taken with respect to any Designated Amendment, or in any written consent in lieu of such a meeting of shareholders, against any Designated Amendment unless the Designated Holders have given advance written notice to such Shareholder that it is in favor of the approval of such Designated Amendment. The Company and the Shareholders shall take all actions necessary to ensure that no Designated Amendment is approved by the shareholders of the Company unless the Designated Holders approve of such Designated Amendment This Section 6.5(d) shall terminate and be of no further force and effect upon the occurrence of an Acquirer Group Termination. This Section 6.5(d) shall not apply to any alteration, amendment or repeal of any section of the bylaws of the Company approved and adopted pursuant to Section 6.15.

6.6. Matters with Respect to Significant Subsidiaries.

(a) The composition of the board of directors (or similar governing body) of any Significant Subsidiary shall be comprised of the same Persons that then comprise the Board of Directors. In furtherance of the foregoing, the Company shall take all actions necessary to cause each individual at any time serving as a member of the Board of Directors to also serve as a member of the board of directors (or similar governing body) of each Significant Subsidiary and as a member of each corresponding committee of the board of directors (or similar governing body) of each Significant Subsidiary to the extent such individual is a member of the corresponding committee of the Board of Directors.

(b) Without the prior approval of the holders of 100% of the combined voting power of the then outstanding shares of all classes and series of the Company held by SHUSA, Dundon Holdco and the New Acquirer, the Company shall not:

(i) commence any proceeding for the voluntary dissolution, winding up or bankruptcy of any Significant Subsidiary;

(ii) effect any non-pro rata reduction to the share capital of any Significant Subsidiary, except as required by law;

(iii) amend the organizational documents of any Significant Subsidiary, if such amendment would change (A) the purpose or purposes for which such Significant Subsidiary is organized, (B) the size of the board of directors (or similar governing body) of such Significant Subsidiary or (C) the approval requirements for the matters set out in this Section 6.6(b);

(iv) appoint any individual to the board of directors (or similar governing body) of any Significant Subsidiary contrary to the provisions regarding appointment of directors set forth in Section 6.6(a);

(v) effect any merger, amalgamation or consolidation of any Significant Subsidiary with any other Person or the spinoff of a substantial portion of the business of any Significant Subsidiary;

(vi) sell, convey, transfer or otherwise dispose of all or substantially all of the assets of any Significant Subsidiary, whether in a single transaction or series of related transactions; or (vii) make any change in the principal line of business of any Significant Subsidiary.

(c) This Section 6.6 shall terminate and be of no further force and effect upon the occurrence of an Acquirer Group Termination.

6.7.	Provisions Concerning Executive and Dundon Holdco.

(a) Business and Assets. Dundon Holdco shall not, and Executive shall cause Dundon Holdco not to, have any assets or liabilities other than (i) Shares of the Company, (ii) its rights and obligations under this Agreement and the Dundon Loan Agreement, (iii) cash and cash equivalents and (iv) receivables from one or more of its Affiliates.

(b) Ownership of Dundon Holdco. Executive and Dundon Holdco represent and warrant to the Company, SHUSA and the Acquirers that, as of the date hereof, (i) Executive owns all of the outstanding Securities of DDFS Management Company LLC and a majority of the outstanding limited partner interests of DDFS Partnership LP and (ii) DDFS Partnership LP owns all of the outstanding Securities of Dundon Holdco. Executive and Dundon Holdco represent and warrant to SHUSA that, as the date hereof, Dundon Holdco owns approximately 10% of the outstanding Shares free and clear of any Liens (other than Liens created by this

Agreement, the Dundon Purchase Agreement or the Dundon Loan Agreement). Executive shall not, without the prior written consent of SHUSA, Transfer any of the limited partnership interests of DDFS Partnership LP if the result thereof is that Executive does not beneficially own and control a majority of the outstanding limited partnership interests of DDFS Partnership LP (with the remaining interests held by, or by trusts for the benefit of, members of Executive’s family), or Transfer any of the Securities of DDFS Management Company LLC, or cause or permit DDFS Partnership LP to Transfer any Securities of Dundon Holdco, or cause or permit DDFS Management Company LLC, DDFS Partnership LP or Dundon Holdco (i) to enter into any merger, consolidation or amalgamation, (ii) liquidate, wind up or become dissolved or (iii) engage in any other transaction if the result thereof is that Executive does not beneficially own and control 100% of the outstanding Securities of DDFS Management Company LLC and a majority interest of the outstanding limited partner interests of DDFS Partnership LP (with the remaining interests held by, or by trusts for the benefit of, members of Executive’s family) or DDFS Partnership LP does not beneficially own and control 100% of the outstanding Securities of Dundon Holdco following the consummation thereof.

(c) Compliance with Obligations. Executive shall cause Dundon Holdco to comply with its obligations under this Agreement.

6.8.	Provisions Concerning the New Acquirer.

(a) Business and Assets. The New Acquirer shall not have any assets or liabilities other than (i) Shares or other Securities of the Company, (ii) its rights and obligations under this Agreement, the New Acquirer Investment Agreement, the Note Purchase Agreement and the Notes (iii) cash and cash equivalents and other investments permitted under the Note Documents, including the Notes, and letters of credit (in form and substance reasonable satisfactory to SHUSA) and financing guarantees from the Original Investors (in form and substance reasonable satisfactory to SHUSA) and (iv) other immaterial liabilities and obligations incidental to the foregoing.

(b) Ownership of the New Acquirer. The New Acquirer represents and warrants to the other parties hereto that, as of the date hereof, all of the outstanding Securities of the New Acquirer (other than the Notes) are owned and controlled by the Investors. The New Acquirer shall ensure that, at all times prior to the consummation of an IPO, all Securities of the New Acquirer (other than the Notes) are owned by one or more of the Investors or investment funds Affiliated with the Original Investors.

(c) Liens. Prior to the consummation of an IPO, the New Acquirer shall not permit any holder of any Security issued by the New Acquirer to, directly or indirectly, create, incur, issue, assume, suffer to exist or permit to become effective any Lien upon any of the Securities of the New Acquirer, now owned or hereafter acquired, other than Permitted Liens.

6.9.	Governance Committee.

(a) The Shareholders have agreed to create, and hereby form, a governance committee (the “Governance Committee”) which will be responsible for evaluating the development of relationships among the Shareholders and compliance with this Agreement. The number of members of the Governance Committee will be agreed to by the Shareholders from time to time and will consist of an equal number of representatives of SHUSA, on the one hand, and the Acquirers, on the other hand. The chairman of the Governance Committee will be appointed by the Acquirers and the vice chairman of the Governance Committee will be appointed by SHUSA. The chairman and the vice chairman of the Governance Committee shall have the same powers.

(b) The Governance Committee will initially consist of eight members. The initial members of the Governance Committee appointed by SHUSA are Gonzalo de Las Heras, Jorge Moran, Javier San Felix and Alberto Sanchez. The initial members of the Governance Committee appointed by the Acquirers are Executive, Matthew Kabaker, Tagar Olson and Daniel Zilberman. The initial chairman of the Governance Committee is Executive and the initial vice chairman of the Governance Committee is Jorge Moran.

(c) This Section 6.9 shall terminate and be of no further force and effect upon the occurrence of an Acquirer Group Termination.

6.10.	Non-Compete.

(a) Subject to Section 6.10(b), for so long as SHUSA or its Affiliates own at least a majority of the combined voting power of the then outstanding shares of all classes and series of the Company, none of Banco Santander or any of its Affiliates shall acquire any Person or business if more than 50% of the total assets of such Person or business, determined by reference to the most recently available balance sheet of such Person or business, consist of loans made to individuals in the United States of America who have on average, at origination, FICO scores of less than 660 (a “Subprime Business”).

(b) The foregoing shall not restrict the ability of Banco Santander or any of its Affiliates to (i) engage in any business in which it engages as of the date of this Agreement, or own any Person or business which it owns as of the date of this Agreement, (ii) engage in a transaction pursuant to which the provisions described under Section 6.11 are applicable, (iii) invest in, or acquire the Securities of, any Subprime Business so long as, as a result of such investment or acquisition, Banco Santander and its Affiliates (other than the Company) do not, at the time of such investment or acquisition, collectively own more than 9.9% of the outstanding capital stock or other Securities of such Subprime Business, (iv) acquire an instrument of indebtedness of any Subprime Business (other than interests in Subprime Loans or Subprime Loan Portfolios) or otherwise engage in debt financing transactions with any Subprime Business or (v) acquire any loans that are not Subprime Loans or loan portfolios that are not Subprime Loan Portfolios.

6.11.	Potential Acquisition.

(a) Subject to Section 6.17, SHUSA and the Company shall use commercially reasonable efforts to make the acquisition of the Target through the Company or one of its Subsidiaries.

(b) In the event that SHUSA or one of its Affiliates (other than the Company or one of its Subsidiaries) decides to acquire, in its sole discretion, the Target, such acquisition shall be made through a newly formed special purpose acquisition vehicle (“Newco”) and each of the Acquirers shall have the opportunity to subscribe for a number of shares of equity Securities in Newco such that its percentage ownership of each class of equity Securities of Newco is equal to its Proportionate Percentage. If an Acquirer subscribes for its full pro rata share of the equity Securities of a Newco (or such lesser amount as it is permitted to acquire in order to comply with the regulations specified in the proviso to this sentence), then SHUSA or its Affiliate, as applicable, Newco and each such Acquirer shall negotiate in good faith to enter into, prior to the closing of such acquisition, a shareholders agreement with respect to Newco containing provisions comparable to those set forth in Sections 2.2, 2.3, 2.4, 6.1, Article VII and Article VIII and to cause Newco’s organizational documents to contain, prior to the closing of such acquisition, provisions comparable to the articles of incorporation and by-laws of the Company, except to the extent agreed by SHUSA or such Affiliate, as applicable, Newco and each other Acquirer; provided that, if, upon the closing of such acquisition, the Target will be regulated as a bank or other insured depository institution by any Governmental Authority, adjustment to such shareholders agreement, articles of incorporation and by-laws shall be made, to the minimum extent necessary, in order to (i) prevent such Acquirer from being required to register as a bank holding company under the Bank Holding Company Act or as a savings and loan holding company under the Home Owners Loan Act, and (ii) receive any necessary approvals of any Governmental Authority. If, notwithstanding any proposed adjustments to be made pursuant to the proviso to the immediately preceding sentence it is not possible for any Acquirer to subscribe for a number of shares of equity Securities of Newco such that its percentage ownership of each class of equity Securities of Newco is equal to its Proportionate Percentage (i) without such Acquirer being required to register or become regulated as a bank holding company under the Bank Holding Company Act or as a savings and loan holding company under the Home Owners Loan Act and (ii) without such Acquirer and Newco failing to receive any necessary approvals from any Governmental Authority for the acquisition of the Target, then such Acquirer shall be entitled to subscribe for the maximum amount of equity Securities it may acquire without triggering the consequences referred to in the preceding clauses (i) or (ii), and SHUSA or its Affiliate, as applicable, Newco and each such Acquirer that has elected to so subscribe for equity Securities of Newco shall negotiate in good faith to enter into alternative arrangements, prior to the closing of the applicable acquisition, to provide each such Acquirer a reasonably comparable opportunity to achieve the economic benefits of such acquisition that such Acquirer would have had if it had subscribed in full for such equity Securities.

(c) In the event that SHUSA or one of its Affiliates (other than the Company or one of its Subsidiaries) acquires the Target through a Newco, the Company may enter into one or more servicing agreements with such Newco pursuant to which the Company will service the assets of the Target on terms no less favorable to the Company than those that would have been obtained in a comparable transaction by the Company with an unrelated Person on an arm’s-length basis to the Company (a “Servicing Arrangement”), provided that in no event shall such Servicing Arrangement require the Company or any of its Subsidiaries to pay fees to such Newco or its Subsidiaries. The Acquirers and their respective Affiliates (including any directors nominated by the Acquirers) shall not take any action, or fail to take any action (including failing to approve any Board Reserved Matter or Shareholder Reserved Matter), which action or failure to act would prevent the Company from entering into such Servicing Arrangement.

(d) Neither SHUSA nor any of its Affiliates shall acquire the Target, whether through a Newco or otherwise, or enter into a Servicing Arrangement, if such acquisition or entry into such Servicing Arrangement would cause the Company or New Acquirer to be required to register or become subject to regulation as a bank holding company under the Bank Holding Company Act, or a savings and loan holding company under the Home Owners’ Loan Act.

(e) In the event that SHUSA or one of its Affiliates (other than the Company or one of its Subsidiaries) acquires the Target through a Newco, New Acquirer may at its election assign its right to subscribe for shares of equity Securities in Newco pursuant to Section 6.11(b) to one or more entities Affiliated with some or all of the Original Investors (each such entity, a “Subscribing Investor”). If New Acquirer makes this election, (i) the Subscribing Investors shall have the same rights and obligations under this Section 6.11 as New Acquirer, (ii) whenever in this Section 6.11 a determination is required or permitted to be made or action taken by New Acquirer, such determination or action shall be made by New Acquirer on behalf of all Subscribing Investors and (iii) for purposes of the shareholders agreement and Newco’s organizational documents referred to in Section 6.11(b), the Subscribing Investors and, to the extent New Acquirer subscribes for shares of equity Securities in Newco, New Acquirer shall, collectively, be treated as a single equityholder.

6.12.	Contingent Adjustments.

(a) If the Company’s actual Two Year Net Income is greater than $1,665,000,000.00, then the Company shall pay to SHUSA in cash an amount equal to the lesser of (a) 12.5% of the product of (i) the excess of (A) the Company’s actual Two Year Net Income over (B) $1,665,000,000.00 and (ii) 5.0 and (b) $595,000,000.00 (the amount payable to SHUSA, the “SHUSA Contingent Payment”). The parties hereto agree to treat the SHUSA Contingent Payment for Tax purposes as (i) a return of any capital contribution made by SHUSA to the Company after the date of this Agreement, then (ii) a return of the capital contribution made by SHUSA to the Company on or prior to the date of this Agreement and then (iii) as a dividend to SHUSA with respect to which all other shareholders of the Company have waived their proportionate share. The SHUSA Contingent Payment, if any, shall be paid no more than 30 days following the final determination of the amount of the SHUSA Contingent Payment (such date, the “SHUSA Contingent Payment Date”). To the extent that the SHUSA Contingent Payment, if any, is not paid in full on or before the SHUSA Contingent Payment Date, the Company will pay interest on the unpaid amount of the SHUSA Contingent Payment to the New Acquirer at a rate of 8.00% per annum. Any such interest will be computed on the basis of a 360-day year of twelve 30-day months. Notwithstanding the foregoing, no SHUSA Contingent Payment shall be paid if the difference between (i) the Company’s actual Two Year Net Income and (ii) $1,665,000,000.00 is less than $83,250,000.00.

(b) If the Company’s actual Two Year Net Income is less than $1,665,000,000.00, then the Company shall refund a portion of the Acquisition Price to the New Acquirer in cash in an amount equal to the lesser of (a) 12.5% of the excess, if any, of (i) the product of (A) the excess of (x) $1,665,000,000.00 over (y) the Company’s actual Two Year Net Income and (B) 5.0 over (ii) the Run-Off Portfolio NPV and (b) $595,000,000.00 (the “New Acquirer Acquisition Price Adjustment” and, together with the SHUSA Contingent Payment, the

“Contingent Adjustments”). The parties hereto agree to treat the New Acquirer Acquisition Price Adjustment as a return of a portion of the Acquisition Price for Tax purposes. The New Acquirer Acquisition Price Adjustment, if any, shall be paid no more than 30 days following the final determination of the amount of the New Acquirer Acquisition Price Adjustment (such date, the “New Acquirer Acquisition Price Adjustment Payment Date”). To the extent that the New Acquirer Acquisition Price Adjustment, if any, is not paid in full on or before the New Acquirer Acquisition Price Adjustment Payment Date, the Company will pay interest on the unpaid amount of the New Acquirer Acquisition Price Adjustment to the New Acquirer at a rate of 8.00% per annum. Any such interest will be computed on the basis of a 360-day year of twelve 30-day months. Notwithstanding the foregoing, no New Acquirer Acquisition Price Adjustment shall be paid if the difference between (i) the Company’s actual Two Year Net Income and (ii) $1,665,000,000.00 is less than $83,250,000.00.

(c) “Run-Off Portfolio NPV” means the net present value of the expected future net income from Acquired Portfolios acquired by the Company or its consolidated Subsidiaries after the date of this Agreement (calculated in a manner consistent with the Company’s historical practices and procedures as in effect on the date of this Agreement, but net of expected credit costs, Allocated Interest Costs, servicing costs, and tax costs allocated by the Company to such portfolios in a manner consistent with the Company’s historical practices and procedures as in effect on the date of this Agreement and consistent with the practices used to allocate costs to the Acquired Portfolios excluded from Recurring Net Income) for periods following December 31, 2015. If an Acquired Portfolio included in the Run-Off Portfolio NPV is accounted for under a method other than ASC 310–30, then credit costs used in calculating the Run-Off Portfolio NPV shall be determined based upon net charge-offs which are expected to occur over the period following December 31, 2015 as opposed to when a provision for expected future losses would be recognized in the financial statements. The net present value of such expected future net income shall be calculated as of December 31, 2015, using an annualized discount rate of 20%. The projections used for estimating such expected future net income (the “Projections”) shall be prepared by the CFO in good faith and based on assumptions that are reasonable as of the date such projections are made. Such Projections, which must be mutually agreed upon by the Company, SHUSA and the New Acquirer, shall take into account historical collections and performance, current and expected economic conditions and the performance of comparable portfolios.

(d) The Company shall not declare or make any dividends or other distributions (other than making dividends or other distributions declared prior to the date on which any Contingent Adjustment has become payable) on its equity Securities, other than any Contingent Adjustment, unless and until the amount of any Contingent Adjustment (including any accrued interest thereon) that has become payable is paid in full and the Contingent Adjustment (including any interest thereon) shall rank pari passu with unsecured and unsubordinated obligations of the Company.

(e) Concurrent with the consummation of an IPO, any existing or potential future obligation of the Company to pay a SHUSA Contingent Payment shall be fully and irrevocably terminated and, to the extent that the Company, but for such termination, would have been obligated to pay a SHUSA Contingent Payment, the New Acquirer shall pay to SHUSA an amount equal to the product of (i) the SHUSA Contingent Payment and (ii) 0.25 (the “Post-IPO

SHUSA Contingent Adjustment”) on the SHUSA Contingent Payment Date. To the extent that the Post-IPO SHUSA Contingent Adjustment, if any, is not paid in full if and when due, the New Acquirer will pay interest on the unpaid amount of the Post-IPO SHUSA Contingent Adjustment at a rate of 8.00% per annum. Any such interest will be computed on the basis of a 360-day year of twelve 30-day months. Any Post-IPO SHUSA Contingent Adjustment payments may be made by the New Acquirer in the form of cash or Shares (as long as the Common Stock is listed on a national securities exchange), at the option of the New Acquirer. In the event that the New Acquirer elects to make any Post-IPO SHUSA Contingent Adjustment payment in the form of Shares, such payment shall be made in accordance with the provisions of Section 6.12(h). The obligation to pay any Post-IPO SHUSA Contingent Adjustment shall, except to the extent set forth in the following sentence, be a senior obligation of the New Acquirer ranking pari passu with its unsecured and unsubordinated obligations. SHUSA agrees that all its right, title and interest in, to and under any Post-IPO SHUSA Contingent Adjustment payment shall be subordinate, and junior in right of payment, to the rights of the Lender in respect of the obligations of the New Acquirer under the Note Purchase Agreement and the Notes such that no payment in respect of any Post-IPO SHUSA Contingent Adjustment shall be made at any time during which any Note is outstanding or any amount is payable by New Acquirer under the Note Purchase Agreement. The parties hereto agree to treat any Post-IPO SHUSA Contingent Adjustment for Tax purposes as a capital contribution of cash or Shares, as applicable, by the New Acquirers to the Company followed by a distribution by the Company to SHUSA of such cash or Shares, as applicable, that is treated in the same manner as the SHUSA Contingent Payment is treated pursuant to the second sentence of Section 6.12(a).

(f) Concurrent with the consummation of an IPO, any existing or potential future obligation of the Company to pay a New Acquirer Acquisition Price Adjustment shall be fully and irrevocably terminated and, to the extent that the Company, but for such termination, would have been obligated to pay a New Acquirer Acquisition Price Adjustment, SHUSA shall pay to the New Acquirer an amount equal to the product of (i) the New Acquirer Acquisition Price Adjustment and (ii) 0.75 (the “Post-IPO New Acquirer Contingent Adjustment” and, together with the Post-IPO SHUSA Contingent Adjustment, the “Post-IPO Contingent Adjustments”) on the New Acquirer Acquisition Price Adjustment Payment Date. To the extent that the Post-IPO New Acquirer Contingent Adjustment, if any, is not paid in full on or before the Post-IPO New Acquirer Contingent Adjustment Payment Date, SHUSA will pay interest on the unpaid amount of the Post-IPO New Acquirer Contingent Adjustment at a rate of 8.00% per annum. Any such interest will be computed on the basis of a 360-day year of twelve 30-day months. Any Post-IPO New Acquirer Contingent Adjustment payments shall be made by SHUSA in the form of cash to the extent of the total amount outstanding under the Notes, including accrued and unpaid interest. To the extent that the amount of the Post-IPO New Acquirer Contingent Adjustment is greater than the total amount outstanding under the Notes, including accrued and unpaid interest (such difference, the “Contingent Adjustment Shortfall”), SHUSA may, to the extent of the Contingent Adjustment Shortfall, also make Post-IPO New Acquirer Contingent Adjustment payments in the form of Shares (as long as the Common Stock is listed on a national securities exchange). In the event that SHUSA elects to make any Post-IPO New Acquirer Contingent Adjustment payment in the form of Shares, such payment shall be made in accordance with the provisions of Section 6.12(h). The obligation to pay any Post-IPO New Acquirer Contingent Adjustment shall be a senior obligation of SHUSA ranking pari passu with its unsecured and unsubordinated obligations. If paid in cash, the parties hereto agree to treat any Post-IPO New Acquirer Contingent Adjustment for Tax purposes as a capital contribution of cash by SHUSA to the Company followed by a distribution by the Company to the New Acquirers of such cash that is treated in the same manner as the New Acquirer Acquisition Price Adjustment is treated pursuant to the second sentence of Section 6.12(b). If paid in Shares, the parties hereto agree to treat any Post-IPO New Acquirer Contingent Adjustment for Tax purposes as a capital contribution of such Shares by SHUSA to the Company, followed by a distribution by the Company to the New Acquirer of such Shares that is treated as an acquisition of additional shares of Common Stock as part of the original purchase pursuant to the New Acquirer Investment Agreement.

(g) Banco Santander hereby unconditionally and irrevocably guarantees to the New Acquirer the full and punctual performance by (i) the Company of all obligations of the Company under Section 6.12(b) and (ii) SHUSA of all obligations of SHUSA under Section 6.12(f) (the “Contingent Adjustment Guaranteed Obligations”). The obligations of Banco Santander under this Section 6.12(g) shall not be affected by (A) the failure of the New Acquirer to assert any claim or demand or to enforce any right or remedy against the Company or SHUSA, as applicable, under this Agreement; (B) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement; or (C) any change in the ownership of Banco Santander. Without limiting the generality of the foregoing, Banco Santander agrees that if the Company or SHUSA, as applicable, shall fail in any manner whatsoever to perform or observe any of the Contingent Adjustment Guaranteed Obligations when the same shall be required to be performed or observed, then Banco Santander will itself duly and punctually perform or observe or cause to be performed or observed the Contingent Adjustment Guaranteed Obligations.

(h) If any Post-IPO Contingent Adjustment payment is made in the form of Shares then the per share value of the Shares used for such payment shall be equal to the Average Stock Price. In addition, if any Post-IPO Contingent Adjustment is made in the form of Shares then certificates representing the number of such Shares shall be delivered by SHUSA or the New Acquirer, as applicable, duly endorsed for Transfer or accompanied by duly executed stock powers, free and clear of all Liens. The Person delivering such Shares as payment of any Post-IPO Contingent Adjustment shall also deliver a certificate which shall contain the following representations and warranties: (i) such Person has full power, right and authority to Transfer the Shares to be Transferred by it, (ii) such Transfer will not conflict with, or result in a violation or breach of, any Law or Judgment applicable to such Person, (iii) no notice to, registration, declaration or filing with, review by, or authorization, consent, order, waiver, authorization or approval of any Governmental Authority is necessary on the part of such Person for the consummation of such Transfer, (iv) upon delivery of the Shares, the transferee will acquire all of the rights of the transferor in such Shares and will acquire its interest in such Shares free of any “adverse claim” (as defined in Section 8-102 of the Uniform Commercial Code) and (v) delivery of such Shares to the Transferee will pass title to such Shares free and clear of any Liens.

(i) Sections 6.12(b) and 6.12(f) shall terminate and be of no further force and effect, Section 6.12(e) shall terminate and be of no further force and effect with respect to the New Acquirer, the Company shall have no further obligation to pay any New Acquirer Acquisition Price Adjustment and neither New Acquirer nor SHUSA shall have any further obligation to pay any Post-IPO Contingent Adjustments upon (i) the closing of the IPO Put Option or Deadlock Put Option with respect to the Shares held by the New Acquirer or (ii) the closing of the Deadlock Call Option with respect to the Shares held by the New Acquirer.

(j) The CFO shall conduct an appraisal of the Contingent Adjustments and Post-IPO Contingent Adjustments (i) semi-annually in each of fiscal years 2012, 2013 and 2014 and (b) quarterly in each of fiscal years 2015 and 2016, and shall notify each of SHUSA and the New Acquirer of the result of such appraisal. For purposes of determining each of the

Contingent Adjustments, the Post-IPO Contingent Adjustments, Bring-Along Contingent Acquisition Price Adjustment, IPO Put Option Fair Market Value, IPO Put Option Contingent Adjustment Value, Deadlock Fair Market Value and Deadlock Contingent Adjustment Value, the results of such appraisals shall not be given greater deference than any other appraisals or estimates.

(k) Within 20 days after the completion of the Company’s audit with respect to fiscal year 2015, the CFO shall deliver a notice certifying the Company’s calculation of its actual Two Year Net Income and the Run-Off Portfolio NPV and providing the underlying support for the calculations and assumptions underlying such calculations (including details regarding the Projections) (the “Contingent Adjustment Notice”). If either SHUSA or the New Acquirer disagrees with the Company’s calculation of Two Year Net Income or Run-Off Portfolio NPV (including the Projections), each of SHUSA and the New Acquirer shall be entitled, within ten days of receipt of the Contingent Adjustment Notice, to give notice to the Company and SHUSA or the New Acquirer, as applicable, of such disagreement which shall set forth SHUSA and/or the New Acquirer’s calculation of the actual Two Year Net Income and the Run-Off Portfolio NPV, the basis for SHUSA and/or the New Acquirer’s dispute or objections and the specific adjustments (including dollar amounts) that SHUSA and/or the New Acquirer believes in good faith should be made (any such written notice, a “Notice of Objection”) and, upon receipt thereof, the Company, the New Acquirer and SHUSA will negotiate reasonably and in good faith for five days in an effort to agree upon the Two Year Net Income and the Run-Off Portfolio NPV. If neither SHUSA nor the New Acquirer provides such notice to the Company within such five day period, then the Company’s determination of the Two Year Net Income and the Run-Off Portfolio NPV shall be final and binding on the Company, SHUSA and the New Acquirer for purposes of the Contingent Adjustment. If either SHUSA or the New Acquirer provides such notice and the Company, SHUSA and the New Acquirer fail to agree in writing upon the Two Year Net Income and/or the Run-Off Portfolio NPV within 25 days from the date of the Contingent Adjustment Notice, then the Contingent Adjustment Valuation Firm shall make a determination of the Two Year Net Income and/or Run-Off Portfolio NPV in accordance with the methodology set forth in Section 6.12(a)-(c) and, in accordance with such determination, shall select either (i) the Company’s proposed Two Year Net Income and Run-Off Portfolio NPV, (ii) SHUSA’s proposed Two Year Net Income and Run-Off Portfolio NPV (if SHUSA delivered a Notice of Objection) or (iii) the New Acquirer’s proposed Two Year Net Income and Run-Off Portfolio NPV (if the New Acquirer delivered a Notice of Objection). The Company, SHUSA and the New Acquirer each agree to sign an engagement letter, in commercially reasonable form, if reasonably required by the Contingent Adjustment Valuation Firm. Each party promptly shall, upon request, make available to each other and the Contingent Adjustment Valuation Firm all relevant books and records, any work papers (including those of the parties’ respective accountants) and supporting documentation relating to the Two Year Net

Income and the Run-Off Portfolio NPV, in each case to the extent within the control of such party, and the Company shall provide access to the Company personnel who prepared such calculations. The Contingent Adjustment Valuation Firm’s determination of the Two Year Net Income and/or Run-Off Portfolio NPV shall be final and binding on the Company, SHUSA and the New Acquirer for purposes of the Contingent Adjustments. In any case where the Contingent Adjustment Valuation Firm is required to render an opinion of the Two Year Net Income and/or Run-Off Portfolio NPV, such opinion shall be rendered within 30 days of being engaged. All fees and disbursements of the Contingent Adjustment Valuation Firm shall be borne by (i) the New Acquirer, in the event that the New Acquirer delivered a Notice of Objection, and the Contingent Adjustment Valuation Firm selects the Company’s proposed Two Year Net Income and Run-Off Portfolio NPV or SHUSA’s proposed Two Year Net Income and Run-Off Portfolio NPV, (ii) SHUSA, in the event that SHUSA delivered a Notice of Objection and the New Acquirer did not deliver a Notice of Objection, (iii) the New Acquirer and SHUSA equally, in the event that both the New Acquirer and SHUSA delivered a Notice of Objection, and the Contingent Adjustment Valuation Firm selects the Company’s proposed Two Year Net Income and Run-Off Portfolio and (iv) SHUSA, in the event that the New Acquirer delivered a Notice of Objection, and the Contingent Adjustment Valuation Firm selects the New Acquirer’s proposed Two Year Net Income and Run-Off Portfolio.

(l) As of December 31, 2013, December 31, 2014 and December 31, 2015 the Company shall provide a schedule to the New Acquirer and SHUSA which summarizes the Company’s Credit Loss Allowance and Loss Coverage as of each respective date, in a form consistent with Exhibit C. Such Credit Loss Allowance shall be determined in accordance with the Company’s historical practices and in accordance with GAAP.

6.13.	Dividends and Distributions.

(a) Upon the receipt of any cash dividend, distribution or other release of any cash proceeds or other amounts from the Company to Dundon Holdco, Dundon Holdco shall make all payments required to be made to Banco Santander or its Affiliates under the Dundon Loan Agreement. The Company may remit dividends, distributions and other amounts payable in respect of shares of Common Stock held by Dundon Holdco to Banco Santander so that such funds can be applied on behalf of Dundon Holdco to any amounts then payable by Dundon Holdco or Executive to Banco Santander or any of its Affiliates pursuant to the Dundon Loan Agreement.

(b) SHUSA may set-off, deduct and withhold from any amounts due to Dundon Holdco upon a purchase of Shares pursuant to Article III, IV or V any amounts then payable by Dundon Holdco or Executive to Banco Santander or any of its Affiliates pursuant to the Dundon Loan Agreement. SHUSA may remit such amounts to Banco Santander so that such funds can be applied on behalf of Dundon Holdco to any amounts then payable by Dundon Holdco or Executive to Banco Santander or any of its Affiliates pursuant to the Dundon Loan Agreement.

6.14.	Financing Matters.

(a) Each of the Company, Executive and the Shareholders acknowledges and agrees that, except as set forth in Section 6.14(b), none of Banco Santander, the Acquirers or their respective Affiliates has any obligation or commitment, under this Agreement or otherwise, to make any loan or loans, or provide any other financing, whether in the form of equity or debt, to the Company or any of its Subsidiaries, but will evaluate each request for a loan or other financing at the time made and will decide in such Person’s absolute and sole discretion whether to make the loan or provide the financing requested.

(b) The existing committed funding from Banco Santander and its Affiliates in favor of the Company shall be terminated and replaced with new committed lines of financing substantially in the forms set forth in Exhibit B. SHUSA agrees that, with respect to the Santander Financing, it (and its nominees to the Board of Directors) will act in good faith and will not take any action, or fail to take any action, in its or their capacity as a Shareholder or director for the purpose of causing the Company to breach any provision of, or default on its obligations or cause a failure of any condition under, the Santander Financing. Furthermore, subject to the then current Liquidity Policy, in the event that senior management of the Company, acting in good faith, determines it to be advisable to draw funds under the Santander Financing, then SHUSA and its respective Affiliates (including any directors nominated by SHUSA) shall not take any action, or fail to take any action (including failing to approve any Board Reserved Matter or Shareholder Reserved Matter), which action or failure to act would prevent the Company from borrowing under the Santander Financing; provided that the conditions to such borrowing are otherwise satisfied. In connection with any action to be taken by the Company pursuant to Exhibit H of the Santander Financing, the Company will act, or refrain from acting, at the written direction of the New Acquirer. Banco Santander agrees that it shall comply with its obligation under the Santander Financing.

(c) In the event that after the date of this Agreement, the New Acquirer and senior management of the Company reasonably determine in good faith that it is in the best interests of the Company for the Company to incur additional indebtedness for borrowed money and such financing is available from a third-party financing source which is not an Affiliate of the Company or any of the Shareholders (a “Third-Party Financing Source”) to the Company on terms which, in the reasonable, good faith determination of the New Acquirer and senior management of the Company, are commercially reasonable, in the best interests of the Company and are consistent with the Company’s then current business plan and budget (such financing, “Available Financing”), then SHUSA, the Acquirers and their respective Affiliates (including any directors nominated by SHUSA or the Acquirers) shall not take any action, or fail to take any action (including failing to approve any Board Reserved Matter or Shareholder Reserved Matter), which action or failure to act would prevent the Company from obtaining such Available Financing from such Third-Party Financing Source unless SHUSA, the Acquirers or their respective Affiliates, as applicable, are willing to provide equivalent financing on terms that, taken as a whole, are no less favorable to the Company than the terms of the Available Financing. This Section 6.14(c) shall terminate and be of no further force and effect upon the occurrence of an Acquirer Group Termination.

(d) The Company, together with the Company Subsidiaries, shall by February 28, 2012, have the Required Financing. The Company shall use commercially reasonable efforts to, as promptly as practicable after increasing the total commitments under the Santander ABS Credit Agreement, enter into one or more Third Party Warehouse Agreements (the “Replacement Facilities”) with margins not in excess of the margins of the Comparable Facility by more than 40 basis points and otherwise on terms that are not materially less favorable to the Company in the aggregate than the terms of the Comparable Facility and, upon entry, into such Third Party Warehouse Agreements, the Company shall, at the request of Banco Santander, reduce the available amount under the Santander ABS Credit Agreement by a corresponding amount; provided, however, the Company shall not reduce the available amount under the Santander ABS Credit Agreement if, following such reduction, the Company, together with its Subsidiaries, would no longer have the Required Financing. The New Acquirer and its Affiliates (including any directors nominated by it) shall not take any action, or fail to take any action (including failing to approve any Board Reserved Matter or Shareholder Reserved Matter), which action or failure to act could prevent the Company satisfying the requirements of this Section 6.14(d), including preventing the Company from entering into any Third Party Warehouse Agreements or obtaining any Additional Financing, the entry into which, in the reasonable determination of senior management of the Company, is reasonably necessary for the Company to satisfy the requirements of this Section 6.14(d). In addition, the New Acquirer and its Affiliates (including any directors nominated by it) shall not take any action, or fail to take any action (including failing to approve any Board Reserved Matter or Shareholder Reserved Matter), which action or failure to act would prevent the Company from obtaining any Additional Financing to the extent necessary for the Company to comply with this Section 6.14(d) or entering into Replacement Facilities. In the event that the New Acquirer or its Affiliates (including any directors nominated by it) do not comply with their obligations under this Section 6.14(d), then neither the Company nor Banco Santander shall have any obligations under, or liabilities with respect to, this Section 6.14(d).

(e) Banco Santander hereby unconditionally and irrevocably guarantees to SHUSA and each Acquirer the full and punctual performance by the Company of all obligations of the Company under Section 6.14(d) (the “Required Financing Guaranteed Obligations”). The obligations of Banco Santander under this Section 6.14(e) shall not be affected by (1) the failure of SHUSA or any Acquirer to assert any claim or demand or to enforce any right or remedy against the Company under this Agreement; (2) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement; or (3) any change in the ownership of Banco Santander. Without limiting the generality of the foregoing, Banco Santander agrees that if the Company shall fail in any manner whatsoever to perform or observe any of the Required Financing Guaranteed Obligations when the same shall be required to be performed or observed, then Banco Santander will itself duly and punctually perform or observe or cause to be performed or observed the Required Financing Guaranteed Obligations.

(f) In the event that any Qualifying Payment is paid by any borrower under any of the Santander Three Year Credit Agreement, the Santander Five Year Credit Agreement or the Santander ABS Credit Agreement, upon written notice of such payment by the New Acquirer, Banco Santander shall promptly pay to the New Acquirer an amount equal to the product of (i) the amount of the Qualifying Payment and (ii) the New Acquirer’s Proportionate Percentage.

6.15.	IPO.

(a) In connection with an IPO, SHUSA and the Acquirers agree to negotiate in good faith, and with the advice of the lead underwriters for an IPO, to attempt to take advantage of “controlled company” or other exceptions to retain the voting rights and corporate governance provisions applicable to the Company as of the date hereof; provided, that such voting rights and corporate governance provisions shall not be required to be retained if following such good faith negotiations SHUSA and the Acquirers fail to agree on such provisions, in which case the provisions of Section 6.15(b) shall apply.

(b) In connection with an IPO in which SHUSA and the Acquirers fail to agree on voting rights and corporate governance provisions pursuant to Section 6.15(a), this Agreement, the articles of incorporation and by-laws of the Company and the organizational documents of each Significant Subsidiary shall be amended upon the recommendation of the lead underwriters for such IPO in order to maximize the per share value of the Shares sold or issued in such IPO to (i) eliminate or adjust the voting rights and corporate governance provisions set forth in this Agreement, the articles of incorporation or by-laws of the Company or the organizational documents of any Significant Subsidiary and (ii) include such other terms as are appropriate for a public company, so long as, following such changes, the Company complies with all applicable corporate governance and other listing requirements of the applicable exchange on which its shares will be listed without reliance on any “controlled company” or similar exception. Notwithstanding the foregoing, the New Acquirer’s voting and corporate governance rights shall not be eliminated or reduced without their consent, unless SHUSA’s voting and corporate governance rights are also adjusted to be no more favorable than those of the New Acquirer. In the event the Board Reserved Matters or Shareholder Reserved Matters are adjusted in an IPO pursuant to this Section 6.15(b), then the Company’s actual Two Year Net Income used for the calculation of the Post-IPO Contingent Adjustments shall be adjusted to be an amount equal to the product of (x) the quotient of (A) the Company’s actual Two Year Net Income divided by (B) the average number of Shares outstanding during fiscal years 2014 and 2015 (on a fully diluted basis based on the treasury stock method), multiplied by (y) the number of Shares outstanding immediately prior to the IPO (on a fully diluted basis based on the treasury stock method), in each case as adjusted from time to time for any reorganization, reclassification, stock split, stock dividend, reverse stock split, or other like changes in the Company’s capitalization since the date hereof. The Shareholders agree that they will take, and cause their Affiliates (including any directors nominated by such Shareholder) to take, any and all actions necessary to give effect to the foregoing, including voting their Shares and any other Securities of the Company (to the extent such Securities have voting rights) at any regular or special meeting of the shareholders of the Company, or in any written consent in lieu of such a meeting of shareholders, to cause the amendment of this Agreement, the articles of incorporation or by-laws of the Company or the organizational documents of any Significant Subsidiary, which amendments are necessary to give effect to the actions contemplated by the preceding clauses (i) and (ii) or with Section 6.15(a), as applicable. The Shareholders shall take all other actions necessary to ensure the amendment of this Agreement, the articles of incorporation or by-laws of the Company or the organizational documents of any Significant Subsidiary, which amendments are necessary to give effect to the actions contemplated by the preceding clauses (i) and (ii) or with Section 6.15(a), as applicable and shall not take any actions which are inconsistent with the intent and purpose of the foregoing. The Company shall take all actions necessary to cause the amendment of this Agreement, the articles of incorporation or by-laws of the Company or the organizational documents of any Significant Subsidiary, which amendments are necessary to give effect to the actions contemplated by the preceding clauses (i) and (ii) or with Section 6.15(a), as applicable, and shall not take any actions which are inconsistent with the intent and purpose of the foregoing.

6.16. Certain Tax Matters. Subject to Section 6.16(b), SHUSA shall indemnify and hold harmless the Company and its Subsidiaries or the New Acquirer, as applicable under Section 6.16(c), without duplication, from any Loss (which, for purposes of this Section 6.16, shall have the meaning assigned to such term in the New Acquirer Investment Agreement) arising from:

(i) any and all liability for Taxes of the Company or any of its Subsidiaries (or any predecessors) with respect to any Pre-Determination Date Tax Period,

(ii) any and all liability for Taxes of the Company or any of its Subsidiaries that arises from a transaction (such as an intercompany transaction under Treasury Regulation § 1.1502-13) before the Determination Date that results in taxable income or gain in the period after the Determination Date and on or before the Closing Date, and that would have arisen in a Pre-Determination Date Tax Period if the Closing had occurred on the Determination Date;

(iii) any breach of (A) any representation or warranty contained in Section 2.08 of the New Acquirer Investment Agreement (provided that, in the case of any representation or warranty contained in Section 2.08(i) of the New Acquirer Investment Agreement, the term Closing Date shall be replaced with the term Determination Date) or (B) any covenant set forth in Section 4.01(b)(iii) of the New Acquirer Investment Agreement; (iv) any payments made by the Company or any of its Subsidiaries after the Determination Date in violation of Section 5.01(c) of the New Acquirer Investment Agreement except as provided in this Agreement; and

(v) any Group Tax Liabilities.

(b) SHUSA shall not be responsible for any indemnification under Section 6.16(a) unless and until the aggregate amount of Losses of the Company and its Subsidiaries under clauses (i) through (v) of Section 6.16(a) exceeds the aggregate liability for Taxes (other than deferred taxes) included in the calculation of the Company’s Tangible Common Equity (as defined in the New Acquirer Investment Agreement) pursuant to Section 1.04 of the New Acquirer Investment Agreement.

(c) Losses of the Company subject to indemnification under Section 6.16(a) that exceed the threshold under Section 6.16(b) shall be indemnified as follows:

(i) if a Loss arises under Section 6.16(a)(i), 6.16(a)(ii), 6.16(a)(iv) or 6.16(a)(v), SHUSA shall pay the amount of such Loss to the Company; and

(ii) if a Loss arises under Section 6.16(a)(iii), and not under any other clause of Section 6.16(a), SHUSA shall pay the New Acquirer all Losses that the New Acquirer may suffer, incur, or become subject to (including by reason of its indirect share of any Loss of the Company attributable to the New Acquirer’s ownership interest in the Company), as a result of such Loss of the Company.

(d) For purposes of Section 6.16(b), (A) any liability of the Company in the calculation of Tangible Common Equity (as of the Determination Date) under the line item of “Payable to Parent-Tax Sharing Agreement” relating to a Pre-Determination Date Tax Period shall be treated as a liability for Taxes for the Pre-Determination Date Tax Period, and (B) any liability of the Company for Taxes payable for a Post-Determination Date Tax Period included in the calculation of Tangible Common Equity (as of the Determination Date), such as those arising from an adjustment under Section 481 of the Internal Revenue Code for a change in accounting method arising before the Determination Date, shall not be taken into account.

(e) In the case of any Straddle Period, the amount of Taxes allocable to the portion of the Straddle Period ending on the Determination Date shall be deemed to be the amount of any such Taxes determined as if such taxable period ended as of the close of business on the Determination Date; provided that, in the case of any Straddle Period governed by the State Tax Sharing Agreement, the amount of Taxes allocable to the portion of such Straddle Period ending on the Determination Date shall be determined under the State Tax Sharing Agreement.

(f) The parties agree to treat all taxable periods of the Company and its Subsidiaries as ending on the Closing Date for U.S. federal income Tax purposes and, to the extent possible, state and local income Tax purposes.

(g) For purposes of Sections 6.16(a) and 6.16(b), in the case of an audit adjustment for a Pre-Determination Date Tax Period with respect to a consolidated or combined return that includes both the Company or its Subsidiaries, and SHUSA or its Subsidiaries (other than the Company or its Subsidiaries), the liability of the Company and its Subsidiaries for such Period shall be determined on the basis of intercompany agreements and practices in effect for the taxable year in question.

(h) Except as otherwise required by law, the Company and its Subsidiaries shall not amend any Tax Returns with respect to any Pre-Determination Date Tax Period without the prior written consent of SHUSA if such amendments would result in an amount of Tax for which SHUSA would have an indemnification obligation pursuant to this Section 6.16.

(i) In the event that the Company or its Subsidiaries receive notice of the assertion of any claim against it by any taxing authority, which, if successful, might result in an indemnity payment to the Company or the New Acquirer pursuant to this Section 6.16, it shall provide notice to SHUSA promptly after becoming aware of such claim; provided, however, that the failure of the Company or its Subsidiaries to provide such notice shall not affect the indemnification obligations under this Agreement except, and only to the extent that, SHUSA shall have been materially prejudiced as a result of such failure.

(j) In the case of any liability for Taxes described in Section 6.16(b), including those referred to in Section 6.16(d)(A), the Company and its Subsidiaries shall pay the amount of such Tax liability to the relevant taxing authority, or, if any such Tax is owed by SHUSA or its Subsidiaries, to SHUSA at least 2 business days before such Tax is due.

(k) SHUSA shall, solely at its own cost and expense, exclusively control any audit, litigation or other proceeding relating to any Taxes for which an indemnity is provided by SHUSA under Section 6.16; provided, however, that no settlement, compromise or consent to entry of a judgment that fails to provide the Company and its Subsidiaries with a complete release of liability or that would impose material obligations on the Company or its Subsidiaries (including with respect to any Post-Determination Date Tax Period) shall be made without the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed).

(l) The Company and its Subsidiaries shall pay to SHUSA any refunds of Taxes (net of any Taxes thereon) received with respect to any Pre-Determination Date Tax Period within 5 days of receipt of such refund, except for any refund with respect to an item that was taken into account as an asset relating to Taxes in the calculation of the Company’s Tangible Common Equity (as defined in the New Acquirer Investment Agreement), which, if received by SHUSA, shall be paid to the Company within 5 days of receipt thereof; provided that any refund arising from a carryback of Tax attributes from a Post-Closing Tax Period shall be for the benefit of the Company, and if such a refund is received by SHUSA, SHUSA shall pay such refund over to the Company within 5 days of receipt thereof.

(m) Responsibility for Filing Tax Returns. Except to the extent provided in the State Tax Sharing Agreement, the following rules shall apply to any Tax Return for a Tax period that includes any date on or before the Closing Date and that is required to be filed after the Closing Date.

(i) SHUSA or the Company (in accordance with past practices) shall timely prepare or cause to be prepared, and file or cause to be filed (in a manner consistent with past practices) such Tax Return. The preparing party shall provide the other party with the portion(s) of any such Tax Return described in the preceding sentence relating to the other party at least 20 Business Days prior to the filing of such Tax Return and shall permit the other party to review and provide reasonable comments on any such Tax Return within 10 Business Days of receipt thereof. The parties shall cooperate in good faith to resolve any disagreements with respect to any comments provided on any such Tax Return.

(ii) The party filing any such Tax Return shall pay all Taxes due with respect to such Tax Return. The party making such payment shall be reimbursed by the other party for Taxes (x) in accordance with the indemnity principles in Section 6.16 for Tax periods through the Determination Date, and (y) on the basis of intercompany agreements and past practice for the Federal consolidated tax return and for state combined tax returns for periods between the Determination Date and the Closing Date.

(n) Without limiting the obligations of SHUSA under this Section 6.16:

(i) Dundon Holdco shall reimburse SHUSA for 8.5% of any payment made by SHUSA under Section 6.16(c) as soon as reasonably practicable after such payment is made by SHUSA; and

(ii) SHUSA shall pay to Dundon Holdco 8.5% of any refunds of Taxes received by SHUSA pursuant to Section 6.16(l) as soon as reasonably practicable after such refund is received by SHUSA or paid by the Company to SHUSA.

(o) Any payment made pursuant to Section 6.16(c) from SHUSA to the Company shall be treated for Tax purposes as a capital contribution by SHUSA to the Company. Any payment made pursuant to Section 6.16(c) from SHUSA to the New Investors shall be treated for Tax purposes as a capital contribution by SHUSA to the Company followed by a distribution by the Company to the New Acquirers that is treated as a return of a portion of the Acquisition Price. Any payment made by Dundon Holdco to SHUSA pursuant to Section 6.16(n) shall be treated for Tax purposes as a capital contribution by Dundon Holdco to the Company followed by a return of the corresponding amount treated as a capital contribution under this Section 6.16(o).

6.17. Regulatory and Compliance Matters.

(a) Neither the Company nor SHUSA shall, and each shall cause its Affiliates to not, take any action that would cause any Acquirer to be required to register as a bank holding company under the Bank Holding Company Act, or a savings and loan holding company under the Home Owners’ Loan Act.

(b) The Company and the Shareholders agree that (i) the Company will pursue best-in-class standards in the areas of risk-management, human resources, compliance, fair lending and other areas designated by the Board of Directors from time to time and (ii) management of the Company will work to develop and implement procedures and internal controls designed to achieve such standards. Management of the Company shall report to the Board of Directors on a regular basis (but not less frequently than quarterly) as to the specific standards adopted, compliance or deviation from those standards and any remediation programs being implemented to address any failures to meet or comply with those standards. In addition, the Company shall use reasonable best efforts to appoint a risk management officer with appropriate resources and responsibilities consistent with best industry practices.

(c) With respect to the State License Approvals (as defined in the New Acquirer Investment Agreement), by February 14, 2012, (i) the Company, together with the Company Subsidiaries, shall have obtained all authorizations, consents, orders, approvals and declarations and made all filings and (ii) all applicable waiting periods shall have expired.

6.18. Information and Access.

(a) At any time during which the Company does not file reports with a securities regulatory authority that are publicly available that contain such information, the Company shall deliver to the New Acquirer and SHUSA (a) the most recent audited annual financial statements of the Company and (b) the most recent unaudited quarterly financial statements of the Company, in each case, as promptly as practicable after each applicable period end, but no later than they otherwise become available. The Company shall, and shall cause each of its Subsidiaries, (i) at any and all reasonable times during normal business hours on reasonable notice and in such manner as is not reasonably likely to adversely affect the operations of the Company or any of its Subsidiaries, as the case may be, to permit each of the New Acquirer and SHUSA and their respective authorized representatives to examine, at the New Acquirer’s or SHUSA’s, as applicable, expense, all books of account, records, reports documents, data and papers, and to make copies and take extracts and to discuss its business, affairs, finances and accounts with its senior employees, accountants and other advisors and (ii) to permit the New Acquirer and SHUSA to consult with the officers of the Company and its Subsidiaries periodically and at such times as reasonably requested by the New Acquirer or SHUSA, as applicable, on significant corporate actions involving the Company and its Subsidiaries, including extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the organizational documents of the Company, in each case, to the extent consistent with applicable Law (and with respect to any information which would require public disclosure pursuant to the foregoing, only following the Company’s public disclosure thereof through applicable securities law filings or otherwise). The Company agrees to consider, in good faith, the recommendations of the New Acquirer and SHUSA or its designated representative in connection with the matters on which it is consulted as set forth in clause (ii) above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company. The provisions of this Section 6.18(a) shall apply for so long as any one or more of the Original Investors seek to qualify as a “venture capital operating company” within the meaning of C.F.R. Section 2510.3-101(d).

(b) The Company shall, and shall cause each of its Subsidiaries to, deliver to the New Acquirer simultaneously with any delivery to SHUSA or its Affiliates, all information (in the same form as delivered to SHUSA or its Affiliates, as applicable) regarding the Company delivered by the Company to SHUSA or any of its Affiliates (other than the Company). The provisions of this Section 6.18(b) shall apply until the occurrence of an Acquirer Group Termination.

6.19. Outside Activities.

Subject to applicable Law, Affiliates of the Shareholders (including their respective equityholders and their respective Affiliates, but excluding any member of the Board of Directors who is also an officer of the Company) may engage in or possess any interest in other investments, business ventures or Persons of any nature or description, independently or with others, similar or dissimilar to, or that competes with, the investments or business of the Company and its Subsidiaries (collectively, “Outside Activities”), and may provide advice and other assistance to any such investment, business venture or Person engaged in Outside Activities, (b) the Company and the Shareholders shall have no rights in and to such Outside Activities or the income or profits derived therefrom, and (c) the pursuit of any such Outside Activities, even if competitive with the business of the Company and its Subsidiaries, shall not be deemed wrongful or improper. Subject to applicable Law, the Shareholders and their respective Affiliates (including their respective equityholders and their respective Affiliates, but excluding any member of the Board of Directors who is also an officer of the Company) (i) shall not be obligated to present any particular investment or business opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be pursued by the Company, and (ii) shall have the right to pursue for their own account (individually or as a partner or a fiduciary) or to recommend to any other Person any such investment opportunity. Notwithstanding the foregoing, nothing in this Section 6.19 shall be deemed or construed to permit any member of the Board of Directors to use any confidential, proprietary or nonpublic information obtained in his or her capacity as a member of the Board of Directors for the personal benefit of such director or of any entity with which such director may be affiliated or to the detriment of the Company, to the extent such use would not have been permitted under applicable Law in the absence of this Section 6.19.

6.20. SHUSA Swap Adjustment Payment.

(a) If on December 31, 2012 (the “Swap Determination Date”) the Swap Recorded Value, as determined in accordance with Section 6.20(d), as of the Swap Determination Date is a liability then SHUSA shall make a payment to the Company in an amount equal to the lesser of (X) the sum of (1) the absolute value of the Swap Recorded Value, as determined in accordance with Section 6.20(d), as of the Swap Determination Date, plus (2) the amount of Swap Payments, minus (3) the amount of Swap Receipts; and (Y) the absolute value of the Swap Recorded Value used to calculate the Pro Forma Capitalization as of the Determination Date; provided, however, if the calculation results in a zero or negative value, then no such payment shall be made. If on the Swap Determination Date the Swap Recorded Value, as determined in accordance with Section 6.20(d) as of the Swap Determination Date is an asset or is zero, then SHUSA shall make a payment to the Company in an amount equal to the sum of (X) the amount of Swap Payments minus (Y) the amount of Swap Receipts, minus (Z) the amount of the Swap Recorded Value, as determined in accordance with Section 6.20(d), as of the Swap Determination Date; provided, however, if the calculation results in a zero or negative number, then no such payment shall be made.

(b) If Section 6.20 (a) results in a Swap Adjustment Payment, then the amount of the Swap Adjustment Payment as determined in Section 6.20 (a) shall be reduced by the lesser of (i) the amount of the net unrealized gains on Determination Date Investment Securities recorded in other comprehensive income as of the Determination Date; and (ii) the Cumulative Investment Securities Gains; provided, however, if the calculation results in a zero or negative number, then no such payment shall be made.

(c) The amount of any payment determined pursuant to Section 6.20(a) or 6.20(b) shall be net of the value of the Tax deduction for amounts payable on the Swap equal to the amount of the Swap Adjustment Payment before applying this sentence (as if the Tax deduction arose on the date that the Swap Adjustment Payment is received). The parties agree to treat any payments pursuant to this Section 6.20 for Tax purposes as a capital contribution by SHUSA to the Company.

(d) Within 20 days of the Swap Determination Date, the CFO shall deliver a notice certifying the Company’s calculation of its Swap Recorded Value as of the Swap Determination Date and providing the underlying support for the calculations (the “Swap Determination Notice”). If either SHUSA or the New Acquirer disagrees with the Company’s calculation of the Swap Recorded Value, each of SHUSA and the New Acquirer shall be entitled, within ten days of receipt of the Swap Determination Notice, to give notice to the Company and SHUSA or the New Acquirer, as applicable, of such disagreement which shall set forth SHUSA and/or the New Acquirer’s calculation of the Swap Recorded Value, the basis for SHUSA and/or the New Acquirer’s dispute or objections and the specific adjustments (including dollar amounts) that SHUSA and/or the New Acquirer believes in good faith should be made (any such written notice, a “Notice of Swap Determination Objection”) and, upon receipt thereof, the Company, the New Acquirer and SHUSA will negotiate reasonably and in good faith in an effort to agree upon the Swap Recorded Value. If neither SHUSA nor the New Acquirer provides such notice to the Company within such five day period, then the Company’s determination of the Swap Recorded Value shall be final and binding on the Company, SHUSA and the New Acquirer for purposes of Section 6.20(a). If either SHUSA or the New Acquirer provides such notice and the Company, SHUSA and the New Acquirer fail to agree in writing upon the Swap Recorded Value within 25 days from the date of the Swap Determination Notice, then the Swap Valuation Firm shall make a determination of the Swap Recorded Value and, in accordance with such determination, shall select either (i) the Company’s proposed Swap Recorded Value, (ii) SHUSA’s proposed Swap Recorded Value (if SHUSA delivered a Notice of Swap Determination Objection) or (iii) the New Acquirer’s proposed Swap Recorded Value (if the New Acquirer delivered a Notice of Swap Determination Objection). The Company, SHUSA and the New Acquirer each agree to sign an engagement letter, in commercially reasonable form, if reasonably required by the Swap Valuation Firm. Each party promptly shall, upon request, make available to each other and the Swap Valuation Firm all relevant books and records, any work papers (including those of the parties’ respective accountants) and supporting documentation relating to the Swap Recorded Value, in each case to the extent within the control of such party. The Swap Valuation Firm’s determination of the Swap Recorded Value shall be final and binding on the Company, SHUSA and the New Acquirer for purposes of Section 6.20(a). In any case where the Swap Valuation Firm is required to render an opinion of the Swap Recorded Value, such opinion shall be rendered within 30 days of being engaged. All fees and disbursements of the Swap Valuation Firm shall be borne by (i) the New Acquirer, in the event that the New Acquirer delivered a Swap Determination Objection, and the Swap Valuation Firm selects the Company’s proposed Swap Recorded Value or SHUSA’s proposed Swap Recorded Value, (ii) SHUSA, in the event that SHUSA delivered a Swap Determination Objection and the New Acquirer did not deliver a Swap Determination Objection, (iii) the New Acquirer and SHUSA equally, in the event that both the New Acquirer and SHUSA delivered a Swap Determination Objection, and the Swap Valuation Firm selects the Company’s proposed Swap Recorded Value and (iv) SHUSA, in the event that the New Acquirer delivered a Swap Determination Objection, and the Swap Valuation Firm selects the New Acquirer’s proposed Swap Recorded Value.

6.21. Reincorporation.

The Company and Shareholders shall take, and cause their Affiliates (including any directors nominated by such Shareholder) to begin to take, following the date hereof, any and all actions necessary to cause the Company to be incorporated under the Delaware General Corporation Law (whether through a merger of the Company into a Person incorporated under the Delaware General Corporation Law or otherwise); provided that the Company shall not be required to take any actions to the extent taking such actions could, in the reasonable judgment of the Company, interfere with the operation of the business of the Company. Notwithstanding the foregoing, the Company shall be required to be incorporated under the Delaware General Corporation Law upon the consummation of an IPO.

6.22. Servicer Guarantees.

(a) At the written request of the CEO or CFO, Banco Santander will guarantee, in form and substance not less favorable to Banco Santander than the form and substance of the servicing guarantees provided by Banco Santander as of the date of this Agreement, the servicing obligations of the Company pursuant to any warehouse financing arrangements which the Company or any Subsidiary of the Company enters into with a third party following the date of this Agreement; provided, however, that Banco Santander will not be required to provide any such guarantee unless providing such guarantee would not be a violation of applicable Law, in which case, Banco Santander shall use all reasonable efforts to restructure the guarantee so that Banco Santander shall be permitted to make such guarantee.

(b) Prior to the consummation of an IPO, if Banco Santander and its Affiliates’ Proportionate Percentage is less than 50.0% this Section 6.22(a) shall terminate and be of no further force and effect on the first date on which Banco Santander and its Affiliates’ Proportionate Percentage is less than 50.0%. After the consummation of an IPO, this Section 6.22(a) shall terminate and be of no further force and effect upon the earlier of (i) the occurrence of a Change of Control, and (ii) the date that is three years after the consummation of the IPO.

6.23. New Acquirer Funding Obligation.

Following the consummation of an IPO, the New Acquirer shall not make any dividend or distribution on its equity interests (in cash, Securities or other property) or make any other payment to or for the benefit of its controlling Affiliates, unless immediately after giving effect to such payment the New Acquirer holds a combination of cash, cash equivalents, letters of credit (in form and substance reasonable satisfactory to SHUSA), financing guarantees from the Original Investors (in form and substance reasonable satisfactory to SHUSA) and Shares in an aggregate amount equal to or greater than the sum of (i) $250,000,000.00 and (ii) the aggregate amount of the New Acquirer’s outstanding indebtedness. The per share value of the Shares used for purposes of the preceding determination shall be equal to the Average Stock Price. The covenant set forth in this Section 6.23, and any guarantees or other instruments issued in connection herewith, shall terminate upon the payment in full by the New Acquirer of the Post-IPO Contingent Adjustment on the SHUSA Contingent Payment Date, or the final determination that a Post-IPO New Acquirer Contingent Adjustment will be payable instead.

6.24. Dundon Holdco Adjustments.

(a) In the event that any SHUSA Contingent Payment, New Acquirer Acquisition Price Adjustment, Bring-Along Contingent Acquisition Price Adjustment, IPO Put Option Contingent Adjustment Value payment or Deadlock Contingent Adjustment Value payment (each a “Dundon Contingent Payment”) is paid by the Company, at the same time as the payment of the Dundon Contingent Payment the Company shall pay to Dundon Holdco an amount equal to (X) in the event that the Dundon Contingent Payment is an Applicable Dundon Contingent Payment, the product of (a) the sum of (i) the amount of the Dundon Contingent

Payment and (ii) the amount of the Additional Financing Costs and (b) Dundon Holdco’s Proportionate Percentage or (Y) in the event that the Dundon Contingent Payment is not an Applicable Dundon Contingent Payment, the product of (a) the amount of the Dundon Contingent Payment and (b) Dundon Holdco’s Proportionate Percentage (any such payment, the “Dundon Holdco Adjustment”). If paid in cash, the parties hereto agree to treat the Dundon Holdco Adjustment for Tax purposes as (i) a return of a portion of the Acquisition Price and then (iii) a dividend to Dundon Holdco with respect to which all other shareholders of the Company have waived their proportionate share. If paid in Shares, the parties hereto agree to treat the Dundon Holdco Adjustment for Tax purposes as a capital contribution of such Shares by SHUSA to the Company, followed by a distribution by the Company to Dundon Holdco of such Shares that is treated as an acquisition of additional shares of Common Stock as part of the purchase pursuant to the Dundon Investment Agreement. Any Dundon Holdco Adjustment payments may be made by the Company in the form of cash or Shares, at the option of the Company. If any Dundon Holdco Adjustment payment is made in the form of Shares, then the per share value of the Shares shall be determined pursuant to Section 6.24(b). For the avoidance of doubt, the failure of Dundon Holdco to own shares of Common Stock or of Executive to be the CEO shall not impair Dundon Holdco’s right to receive a Dundon Holdco Adjustment.

(b) (i) If the Dundon Holdco Adjustment is paid as a result of the payment of an IPO Put Option Contingent Adjustment Value payment, the per share value of the Shares used to pay the Dundon Holdco Adjustment shall be determined by reference to the IPO Put Option Fair Market Value (and the IPO Put Option Fair Market Value, determined in accordance with Section 3.3 shall be final and binding on the Company and Dundon Holdco). (ii) If the Dundon Holdco Adjustment is paid as a result of the payment of a Deadlock Contingent Adjustment Value payment, the per share value of the Shares used to pay the Dundon Holdco Adjustment shall be determined by reference to the Deadlock Fair Market Value (and the Deadlock Fair Market Value, determined in accordance with Section 4.3 shall be final and binding on the Company and Dundon Holdco). (iii) If the Dundon Holdco Adjustment is paid as a result of the payment of a SHUSA Contingent Payment, New Acquirer Acquisition Price Adjustment or Bring-Along Contingent Acquisition Price Adjustment, the per share value of the Shares used to pay the Dundon Holdco Adjustment shall be an amount agreed to by SCUSA and Dundon Holdco. In the event that the Company and Dundon Holdco do not agree on such valuation, the Dundon Holdco Adjustment payment shall only be made in cash.

6.25. Assignments under the Note Purchase Agreement; Transfers of the Notes.

(a) The New Acquirer will not consent or agree to any assignment by the Lender of its rights, privileges or obligations under the Note Purchase Agreement or any transfer of the Notes without the prior written consent of each of Banco Santander and SHUSA, other than any assignment by the Lender to the New Acquirer.

(b) If the New Acquirer becomes the holder of any Notes, the New Acquirer will not consent or agree to any assignment of its rights, privileges or obligations under the Note Purchase Agreement or any transfer of the Notes without the prior written consent of each of Banco Santander and SHUSA.

ARTICLE VII

PREEMPTIVE RIGHTS

7.1. Preemptive Rights.

(a) Each Shareholder (the “Preemptive Holders”), in connection with the issuance by the Company or its Subsidiaries of equity Securities of the Company or its Subsidiaries or Securities convertible into or exercisable for equity Securities of the Company or its Subsidiaries or that include an equity component (such as an “equity kicker”) (including any hybrid security) (a “Preemptive Issue”), shall have the right (a “Preemptive Right”) to purchase, on the same terms and at the price per Preemptive Issue offered to each offeree, its proportionate share (based on its Proportionate Ownership) of each class of Preemptive Issue to be issued other than a Preemptive Issue (i) pursuant to an IPO of the Company, (ii) pursuant to an employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock ownership plan or similar benefit plan, program or agreement or (iii) any issuance by a wholly owned, direct or indirect, Subsidiary of the Company to the Company or another wholly owned, direct or indirect, Subsidiary of the Company.

(b) In the case of a Preemptive Issue for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

7.2. Preemptive Notice; Closing of Preemptive Issue.

(a) The Company shall deliver written notice (the “Preemptive Notice”) to each Preemptive Holder of any proposed Preemptive Issue in respect of which such Preemptive Holder has a Preemptive Right, which notice will include (i) the name of each class of Preemptive Issue to be issued, (ii) the aggregate number of Securities comprising each such class of Preemptive Issue to be issued, (iii) the number of Securities comprising each such class of Preemptive Issue offered to such Preemptive Holder, (iv) the price per Security, (v) the proposed closing date, (vi) the place and time for the issuance thereof and (vii) all other material terms and conditions of the Preemptive Issue. Within 15 days from the date of receipt of the Preemptive Notice, any such Preemptive Holder wishing to exercise its preemptive right concerning any such class of Preemptive Issue to be issued shall deliver written notice to the Company setting forth the portion of each class of Preemptive Issue so offered to such Preemptive Holder that such Preemptive Holder commits to purchase (which may be for all or any portion of such class of Preemptive Issue so offered to such Preemptive Holder) and the failure of any Preemptive Holder to respond within such 15 day period shall be deemed a waiver of such Preemptive Holder’s Preemptive Rights under this Article VII. Each Preemptive Holder so exercising its Preemptive Rights under this Article VII shall be entitled and obligated to purchase that portion of the Securities so offered to such Preemptive Holder specified in such Preemptive Holder’s notice on the terms and conditions set forth in the Preemptive Notice.

(b) The closing of the sales to Preemptive Holders under this Article VII shall be made at the offices of the Company on a mutually satisfactory Business Day within 15 days after the expiration of the time period provided for in Section 7.2(a); provided, however, if the Company and the Preemptive Holder cannot agree on a mutually acceptable date, the closing of shall occur on said 15th day; provided further, that the foregoing references to “15th day” shall mean such later day on which all necessary consents from applicable Governmental Authorities to such sale have been received if any such required consents were not received prior to such 15th day.

(c) Any Preemptive Issue proposed to be issued by the Company or any of its Subsidiaries and not purchased by Preemptive Holders pursuant to this Section 7.2 may be sold by the Company or its Subsidiaries, as applicable, within 75 days to any Person at a price not lower and otherwise on terms, taken as a whole, not less favorable to the Company or its Subsidiaries, as applicable, than the proposed price and terms set forth in the Preemptive Notice. If the such sale is not consummated within such 75 days, such Preemptive Issue shall not be offered unless first reoffered to the Preemptive Holders.

(d) Each of the Shareholders and the Company shall use commercially reasonable efforts to secure any necessary consent from applicable Governmental Authorities and to comply with any applicable Law necessary in connection with the exercise of a Preemptive Issue and Preemptive Right.

ARTICLE VIII

REGISTRATION RIGHTS

8.1. Demand Registration.

(a) Subject to Section 8.1(b), at any time and from time to time, the New Acquirer or SHUSA (the “Requesting Demand Shareholder”) may, in a written notice (a “Demand Notice”) to the Company, request that the Company file a registration statement (a “Demand Registration Statement”) under the Securities Act covering the registration of all or a portion of such Requesting Demand Shareholder’s Registrable Securities, as specified in the Demand Notice. Upon the receipt of such Demand Notice, the Company shall use reasonable efforts to file a Demand Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by such Requesting Demand Shareholders, to the extent necessary to permit the disposition of such Registrable Securities in accordance with the intended methods of distribution thereof specified in such request, and shall use its reasonable efforts to have such Demand Registration Statement declared effective by the Commission as soon as practicable thereafter and to keep such Demand Registration Statement continuously effective for a period of time necessary following the date on which such Demand Registration Statement is declared effective for 60 days or such shorter period which will terminate when all of the Registrable Securities covered by such Demand Registration Statement have been sold pursuant thereto (including, if necessary, by filing with the Commission a post-effective amendment or a supplement to the Demand Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand

Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Demand Registration Statement or by the Securities Act, any state securities or “blue sky” laws, or any other rules and regulations thereunder). Within five days after receipt by the Company of a Demand Notice in accordance with this Section 8.1(a), the Company shall give written notice of such Demand Notice to all other holders of Registrable Securities.

(b) The Company will not be obligated to file any Demand Registration Statement within 180 days after the consummation of an IPO, within 180 days of the effective date of a previous Demand Registration Statement or, in the case of a Demand Notice given by the New Acquirer prior to the consummation of an IPO, prior to December 31, 2014. The maximum number of registrations that the Company is required to effect in response to Demand Notices given by (i) SHUSA is one and (ii) the New Acquirer is (x) before an IPO, one and (y) after an IPO, (A) four, if the Company did not effect a registration in response to a Demand Notice given by the New Acquirer before the consummation of an IPO or (B) three, if the Company effected a registration in response to a Demand Notice given by the New Acquirer before the consummation of an IPO (each, a “Demand Registration Right”). A Demand Registration Statement shall be deemed not to have become effective (and the related registration shall be deemed not to have been effected) unless it has been declared effective by the Commission and remains effective for the period required by Section 8.1(a); provided, however, that if, after it has been declared effective, the offering of any Registrable Securities pursuant to such Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other Governmental Authority (other than any such stop order or injunction issued as a result of the inclusion in such Demand Registration Statement of any information supplied to the Company for inclusion therein by a Requesting Demand Shareholder), such Demand Registration Statement will be deemed not to have become effective.

(c) Notwithstanding anything in this Agreement to the contrary, with respect to any Demand Registration, if (A) (i) the Company is planning to prepare and file a registration statement for a primary offering by the Company of its Securities, or (ii) there is any pending or contemplated material acquisition, corporate reorganization or other material matter involving the Company or there is any pending or contemplated financing by the Company (each, a “Material Transaction”), and (B) the CEO or CFO of the Company notifies in writing each Requesting Demand Shareholder that such officer has reasonably concluded that under such circumstances it would be in the Company’s best interest to postpone the filing of a Demand Registration Statement, then the Company may postpone for up 60 days the filing or the effectiveness (but not the preparation) of a Demand Registration Statement (a “Blackout Period”); provided, that the Company may not on any of the foregoing grounds postpone the filing or effectiveness of Demand Registration Statement more than once during any 12-month period (unless the Requesting Demand Shareholders consent in writing to a longer postponement of the filing or effectiveness of such registration statement). Upon notice by the Company to the Requesting Demand Shareholder of any such determination, the Requesting Demand Shareholder covenants that it shall keep the fact of any such notice strictly confidential, and, in the case of a Blackout Period pursuant to clause (i) above, promptly halt any offer, sale, trading or other Transfer by it or any of its Affiliates of any Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of the Demand Registration Statement, each prospectus included therein, and any amendment or supplement thereto by it and any of its Affiliates for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if so directed by the Company, will deliver to the Company any copies then in the Requesting Demand Shareholder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. After the expiration of any Blackout Period and without further request from any Requesting Demand Shareholder, the Company shall effect the filing of the Demand Registration Statement and shall use its reasonable efforts to cause any such Demand Registration Statement to be declared effective as promptly as practicable unless the Requesting Demand Shareholder shall have, prior to the effective date of such Demand Registration Statement, withdrawn in writing its initial request, in which case such withdrawn request shall not constitute a Demand Registration Right for purposes of determining the number of Demand Registration Rights to which the New Acquirer or SHUSA is entitled under this Agreement.

(d) If at any time or from time to time any Requesting Demand Shareholder desires to sell Registrable Securities in an Underwritten Offering pursuant to a Demand Registration Statement, the managing underwriter and all other underwriters shall be selected by the Company. Notwithstanding the foregoing, (i) if the New Acquirer exercises its Demand Registration Rights, the New Acquirer shall have the right to select one of the joint lead managing underwriters and one of the co-managers and (ii) if SHUSA exercises its Demand Registration Rights, SHUSA, shall have the right to select one of the joint lead managing underwriters and one of the co-managers.

8.2. Piggyback Registration.

(a) If at any time following the consummation of an IPO or in connection with an IPO that involves, in whole or in part, a secondary offering of Shares, the Company intends to file a registration statement under the Securities Act covering a primary or secondary offering of any shares of Common Stock, whether in response to a valid Demand Notice or otherwise (other than any registration relating to any employee benefit or similar plan, any dividend reinvestment plan or any acquisition by the Company or pursuant to a registration statement filed in connection with an exchange offer), the Company shall give written notice to the New Acquirer, SHUSA and Dundon Holdco at least 15 days prior to the initial filing of a registration statement with the Commission pertaining thereto (an “Incidental Registration Statement”) informing such Person of its intent to file such Incidental Registration Statement and of such Person’s rights under this Section 8.2 to request the registration of the Registrable Securities held by such Person. Upon the written request of the New Acquirer, SHUSA or Dundon Holdco (each, a “Selling Incidental Shareholder”), made within 10 days after any such notice is given (which request shall specify the Registrable Securities intended to be disposed of by such Selling Incidental Shareholder and the intended method of distribution thereof), the Company shall use reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Selling Incidental Shareholders, to the extent required to permit the disposition of the Registrable Securities so requested to be registered, including, if necessary, by filing with the Commission a post-effective amendment or a supplement to the Incidental Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Incidental Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Incidental Registration Statement or by the Securities Act or by any other rules and regulations thereunder. The Company may postpone or withdraw the filing or effectiveness of an Incidental Registration Statement at any time in its sole discretion.

8.3. Underwritten Offering; Priority.

If a registration pursuant to Section 8.1 or 8.2 involves an underwritten offering of the securities being registered (an “Underwritten Offering”), which securities are to be distributed on a firm commitment basis by or through one or more underwriters of recognized standing under underwriting terms appropriate for such transaction, and the underwriter or the managing underwriter, as the case may be, of such Underwritten Offering shall inform the Company and the Requesting Demand Shareholders or Selling Incidental Shareholders, as applicable, that, in its opinion, the amount of securities requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within a proposed price range without adversely affecting the distribution of the securities being offered, then the Company will include in such registration only the amount of Registrable Securities and other Securities that the Company is so advised can be sold in (or during the time of) such offering within such price range; provided, however, that, in the case of a Demand Registration Statement, the Company shall be required to include in such registration: first, the amount of Registrable Securities requested to be included in such registration that the Company is so advised can be sold in (or during the time of) such offering, allocated pro rata among the holders of Registrable Securities, on the basis of the number of Registrable Securities requested to be included by all such holders, and second, the amount of other Securities requested to be included in such registration that the Company is so advised can be sold in (or during the time of) such offering, allocated pro rata among the Company and the other Shareholders requesting such registration, on the basis of the number of Securities requested to be included by the Company and all such other Shareholders; provided further, however, that, in the case of an Incidental Registration Statement, the Company shall be required to include in such registration: first, all the Securities proposed to be sold pursuant to such Incidental Registration Statement by the Company, and second, the amount of Registrable Securities requested to be included in such registration that the Company is so advised can be sold in (or during the time of) such offering, allocated pro rata among the Selling Incidental Shareholders requesting registration, on the basis of the number of Registrable Securities requested to be included by all such Selling Incidental Shareholders.

8.4. Shelf Registration Statement.

No later than one year after the consummation of an IPO, the Company will register all of the Registrable Securities held by the New Acquirer, SHUSA and Dundon Holdco by filing with the Commission a Shelf Registration Statement covering such Registrable Securities. The Company shall use its reasonable efforts to have such Shelf Registration Statement declared effective by the Commission as soon as practicable thereafter and to keep such Shelf Registration Statement continuously effective during the period from the date such Shelf Registration Statement is declared effective by the Commission until all Registrable Securities of the New Acquirer, SHUSA and Dundon Holdco have been sold, or can be sold without restriction, including volume and manner of sale restrictions, under the Securities Act. If at any time or from time to time the New Acquirer, SHUSA or Dundon Holdco desires to sell Registrable Securities in an Underwritten Offering pursuant to the Shelf Registration Statement, the underwriters, including the managing underwriter, shall be selected by the New Acquirer, SHUSA, or Dundon Holdco, as applicable, in its sole discretion.

8.5. Suspension of Resales.

The Company shall be entitled to (a) cause any Registration Statement to be withdrawn and its effectives terminated, (b) postpone amending or supplementing such Registration Statement or (c) suspend the use of the prospectus forming the part of any Registration Statement, including a Shelf Registration Statement, which has theretofore become effective, for up to 60 days (a “Suspension Period”), if, (A) a Material Transaction has occurred and (B) the CEO or CFO of the Company notifies in writing the holders of the Registrable Securities included in such registration statement and not previously sold thereunder that such officer has reasonably concluded that under such circumstances it would be in the Company’s best interest to suspend the use of such prospectus; provided, however, that the Company may not exercise its rights under this Section 8.5 more than once in any 12-month period and the duration of such suspension shall not exceed 60 days (unless the holders of a majority of the unsold Registrable Securities included in such Registration Statement and not previously sold thereunder consent in writing to a longer suspension). Upon notice by the Company to each holder of Registrable Securities included in any such Registration Statement and not previously sold thereunder of any such determination, such holder of Registrable Securities covenants that it shall keep the fact of any such notice strictly confidential, and, in the case of a Suspension Period pursuant to clause (ii) above, promptly halt any offer, sale, trading or other Transfer by it or any of its Affiliates of any Registrable Securities for the duration of the Suspension Period set forth in such notice (or until such Suspension Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of such Registration Statement, each prospectus included therein, and any amendment or supplement thereto by it and any of its Affiliates for the duration of the Suspension Period set forth in such notice (or until such Suspension Period shall be earlier terminated in writing by the Company) and, if so directed by the Company, will deliver to the Company any copies then in such holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice.

8.6. Registration Expenses.

The Company shall pay all Registration Expenses in connection with each registration pursuant to Sections 8.1, 8.2 and 8.3. Each Seller shall pay all discounts and commissions payable to underwriters, selling brokers, managers or other similar Persons related to the sale or disposition of such Seller’s Registrable Securities pursuant to any Registration Statement in proportion to the respective value of such Seller’s Registrable Securities included in the Registration Statement.

8.7. Restrictions on Public Sale.

If requested by the Company, underwriter or managing underwriter in any Underwritten Offering of the Company’s securities, including an IPO, each party to this Agreement shall (i) agree not to, directly or indirectly, (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or Transfer any Shares or any securities convertible into or exchangeable or exercisable for Shares, whether then owned or thereafter acquired by such holder or with respect to which the holder has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act, or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Shares or other securities, in cash or otherwise (other than those securities included by such holder in the offering in question, if any), without the prior written consent of the Company or such underwriters, as the case may be, during customary periods before and after the date of sale of securities in connection with such Underwritten Offering and (ii) enter into and be bound by the same form of agreement for all such holders with respect to the foregoing as the Company or such underwriter or managing underwriter may reasonably request; provided, that any release of the holders of Registrable Securities from a “lock-up” agreement shall be made pro rata among all holders of Registrable Securities on the basis of the number of Registrable Securities owned by each such holder.

8.8. Registration Procedures.

Subject to the provisions of Sections 8.1, 8.2 and 8.3, in connection with the registration of the sale of Registrable Securities pursuant to this Article VIII the Company shall:

(a) (i) prepare and file a Demand Registration Statement, Incidental Registration Statement or any other registration statement needed in order to permit the sale of Registrable Securities (a “Registration Statement”) with the Commission (within the time period specified in Sections 8.1 or 8.3, as applicable), which Registration Statement (x) shall be on a form selected by the Company for which the Company qualifies, (y) shall be available for the sale or exchange of the Registrable Securities in accordance with the intended method or methods of distribution, in the case of a Demand Registration Statement or Shelf Registration Statement, and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, (ii) use its reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Sections 8.1 or 8.3, as applicable, in the case of a Demand Registration Statement or Shelf Registration Statement, (iii) use its reasonable efforts to prevent the happening of any event that would cause a Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of the Registrable Securities registered pursuant thereto (during the period that such Registration Statement is required to be effective and usable), and (iv) cause each Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such

Registration Statement, amendment or supplement (x) to comply in all material respects with any requirements of the Securities Act and the rules and regulations of the Commission and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b) in the case of a Demand Registration Statement or a Shelf Registration Statement, and subject to Section 8.8(j), prepare and file with the Commission such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period; cause each prospectus forming part of such Registration Statement to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by each such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the applicable Sellers, as set forth in such Registration Statement;

(c) furnish to each Seller holding Registrable Securities covered by a Registration Statement and to each underwriter of an Underwritten Offering of Registrable Securities covered by a Registration Statement, if any, without charge, as many copies of each prospectus forming part of such Registration Statement, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Seller or underwriter may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities; and the Company hereby consents to the use of such prospectus, including each such preliminary prospectus, by each such holder and underwriter, if any, in connection with the offering and sale of such Registrable Securities;

(d) (i) use its reasonable efforts to register or qualify the Registrable Securities covered by a Registration Statement, no later than the time such Registration Statement is declared effective by the Commission, under all applicable state securities or “blue sky” laws of such jurisdictions as each underwriter, if any, or any Seller shall reasonably request; (ii) keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective (in the case of a Demand Registration Statement or a Shelf Registration Statement); and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Seller to consummate the disposition in each such jurisdiction of the Registrable Securities covered by such Registration Statement; provided, however, that the Company shall not be required to register or qualify any Registrable Securities in any jurisdiction if registration or qualification in such jurisdiction would subject the Company to unreasonable burden or expense or, in the case of an Underwritten Offering, would unreasonably delay the commencement of such Underwritten Offering; and provided further, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

(e) notify each Seller promptly, and, if requested by such Seller, confirm such advice in writing, (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the Commission or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement or the initiation of any proceeding for that purpose, (iii) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a Registration Statement is required to be effective as a result of which such Registration Statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(f) furnish counsel for each underwriter, if any, and for the Sellers copies of (i) any request by the Commission or any state securities authority for amendments or supplements to a Registration Statement and prospectus or for additional information, and (ii) any comments from the Commission or any state securities authority with respect to such Registration Statement or prospectus;

(g) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible time;

(h) upon request, furnish to the underwriter or managing underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, at least one signed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits; and furnish to each Seller, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(i) cooperate with each Seller and the underwriter or managing underwriter of an Underwritten Offering of Registrable Securities, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as each Seller or the underwriter or managing underwriter of an Underwritten Offering of Registrable Securities, if any, may reasonably request at least three Business Days prior to any sale of Registrable Securities;

(j) upon the occurrence of any event contemplated by Section 8.8(e)(iv), during the period in which a Registration Statement is required to be kept in effect, use reasonable efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related prospectus, or any document incorporated therein, as thereafter delivered to the purchasers of the Registrable Securities covered by such Registration Statement, such that such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(k) enter into customary agreements (including, in the case of an Underwritten Offering, underwriting agreements in customary form) and, in the case of a Registration Statement relating to a secondary offering filed at the request of a Seller, take all other customary and appropriate actions in order to expedite or facilitate the disposition of the Registrable Securities covered by a Registration Statement as shall be requested by the Seller;

(l) use its commercially reasonable efforts to furnish to the underwriters opinions of counsel to the Company and updates thereof, addressed to each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings;

(m) obtain a “comfort letter” or “comfort letters” and updates thereof from the Company’s independent certified public accountants addressed to the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “comfort letters” to underwriters in connection with underwritten offerings;

(n) subject to confidentiality agreements in form and substance acceptable to the Company, make available for inspection by representatives of the Sellers and any underwriters participating in any disposition pursuant to a Registration Statement and any counsel or accountant retained by such Sellers or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Registration Statement;

(o) use reasonable efforts to cause all Registrable Securities covered by a Demand Registration Statement or Shelf Registration Statement to be listed on any securities exchange on which the Shares are then listed if so requested by any Seller;

(p) provide a CUSIP number for all Registrable Securities covered by a Registration Statement, no later than the effective date of such Registration Statement;

(q) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(r) use its commercially reasonable efforts to cause all shares of Registrable Securities covered by such Registration Statement to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange, as the case may be, prior to the effectiveness of such Registration Statement (or, if such Registration is an IPO, use its reasonable best efforts to cause such Registrable Securities to be so listed within ten Business Days following the effectiveness of such Registration Statement);

(s) with respect to Demand Registrations, make senior executives of the Company reasonably available to assist the managing underwriter(s) with respect to, and participate, in “road shows” in connection with the marketing efforts for the distribution and sale of Registrable Securities pursuant to a registration statement;

(t) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement; and

(u) cooperate and assist in any filing required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any qualified independent underwriter that is required to be retained in accordance with the rules and regulations of FINRA).

8.9. Obligations of Sellers.

(a) Each Seller shall furnish to the Company such information regarding such Seller, the ownership of Registrable Securities by such Seller and the proposed distribution by such Seller of such Registrable Securities as the Company may from time to time reasonably request.

(b) Upon receipt of any notice of the Company of the happening of any event of the kind described in Section 8.8(e)(iv), such Seller shall forthwith discontinue disposition of Registrable Securities pursuant to the affected Registration Statement until such Seller’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 8.8(j).

8.10. Free Writing Prospectuses.

No Shareholder shall use any “free writing prospectus” (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities without the prior written consent of the Company. Notwithstanding the foregoing, the Shareholders may use any free writing prospectus prepared and distributed by the Company.

8.11.	Indemnification and Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify, to the extent permitted by law, each Seller and, as applicable, each of its trustees, stockholders, members, directors, managers, partners, officers and employees, and each Person who controls such holder, against all losses, claims, damages, liabilities and expenses (including, but not limited to, reasonable attorneys’ fees and expenses) (collectively, “Losses”) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto (including, in each case, all documents incorporated therein by reference), or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Seller expressly for use therein or by such Seller’s failure to deliver a copy of the prospectus or preliminary prospectus, or any amendments or supplements thereto after the Company has furnished such Seller with a sufficient number of copies of the same. In connection with an Underwritten Offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters to the same extent as provided above with respect to the indemnification of Sellers. The payments required by this Section 8.11 will be made periodically during the course of the investigation or defense, as and when bills are received or expenses incurred; provided, however, that if a final and non-appealable judicial determination shall be made that such Indemnified Party (as defined below) is not entitled to indemnification for any such Losses, such Indemnified Party shall repay to the Company the amount of such Losses for which the Company shall have paid or reimbursed such Indemnified Party.

(b) Indemnification by the Sellers. In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information relating to such holder as is reasonably necessary for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company and, as applicable, each of its directors, employees and officers and each Person who controls the Company against any Losses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto (including, in each case, all documents incorporated therein by reference), or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in or omitted from any information furnished in writing by such holder for the acknowledged purpose of inclusion in such registration statement, prospectus or preliminary prospectus. In connection with any Underwritten Offering in which a holder of Registrable Securities is participating, such holder will indemnify such underwriters, their officers and directors and each Person who controls such underwriters to the same extent as provided above with respect to the indemnification of the Company; provided, however, that any obligation to indemnify under this Section 8.11 will be several, not joint and several, among such holders of Registrable Securities.

(c) Procedure. Each party entitled to indemnification under this Section 8.11 (the “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, so long as the counsel for the Indemnifying Party who is to conduct the defense of such claim or litigation is reasonably satisfactory to the Indemnified Party (whose approval shall not be unreasonably withheld or delayed). The Indemnified Party may participate in such defense at such Indemnified Party’s expense; provided, however, that the Indemnifying Party shall bear the expense of such participation if (i) the Indemnifying Party has agreed in writing to pay such expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such claim or to employ counsel reasonably satisfactory to the Indemnified Party or (iii) in the reasonable judgment of the Indemnified Party, based upon the written advice of such Indemnified Party’s counsel, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest; provided, further, that in no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel (excluding one local counsel per jurisdiction as necessary) for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same event, allegations or circumstances. The Indemnified Party shall not enter into any settlement without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 8.11 only to the extent that such failure to give notice shall materially prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement (a) that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation in form and substance reasonably satisfactory to such Indemnified Party or (b) that includes an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(d) Contribution. If the indemnification provided for in this Section 8.11 from the Indemnifying Party is unavailable to or unenforceable by the Indemnified Party in respect of any Losses, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Section 8.11, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 8.11 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 8.11. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Survival. The indemnification and contribution provisions in this Section 8.11 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and will survive the transfer of securities.

8.12. Transfer of Registration Rights.

Each of the New Acquirer, SHUSA and Dundon Holdco shall have the right to transfer, by written agreement, any or all of its rights and obligations granted under this Article VIII to any direct or indirect Transferee of its Registrable Securities so long as (a) (i) such Transferee is, at the time of such Transfer, a Permitted Transferee or (ii) such Transferee obtained Registrable Securities pursuant to a Transfer permitted by, and made in accordance with, this Agreement, (b) such Transferee agrees, in writing in form and substance reasonably satisfactory to the Company, to be bound by the terms and provisions of this Article VIII, which shall specify the rights under this Article VIII being assigned to such Transferee (provided that no such assignment shall expand the obligations of the Company under this Article VIII) and (c) such Transfer of Registrable Securities shall be effected in compliance with this Agreement. Following any transfer or assignment made pursuant to this Section 8.12 in connection with the Transfer by the New Acquirer, SHUSA or Dundon Holdco of a portion of its Registrable Securities, the New Acquirer, SHUSA or Dundon Holdco, as applicable, shall retain all rights under this Agreement with respect to the remaining portion of its Registrable Securities.

8.13. Rule 144.

After an IPO and for so long as the Company is subject to the requirements of Section 13, 14 or 15(d) of the Securities Act, at the request of any holder of Registrable Securities who proposes to sell securities in compliance with Rule 144, the Company will (a) furnish to such holder a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144, and (ii) make available to the public and such holders such information, and take such action as is reasonably necessary, to enable the holders of Registrable Securities to make sales pursuant to Rule 144.

8.14. Termination of Registration Rights.

This Article VIII (other than Sections 8.6, 8.7 and 8.11) will terminate on the date on which all Securities subject to this Agreement cease to be Registrable Securities.

ARTICLE IX

SECURITIES LAW COMPLIANCE; LEGENDS

9.1. Restrictive Legends.

Each certificate representing the Shares subject to this Agreement shall be stamped or otherwise imprinted with a legend in substantially the following terms:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS.”

9.2. Removal of Legends, Etc.

Notwithstanding the foregoing provisions of this Article IX, the restrictions imposed by Section 9.1 upon the transferability of the Shares shall cease and terminate when (i) such Shares are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a registration statement under the Securities Act or (ii) the holder of such Shares has met the requirement of Transfer of such Shares pursuant to subparagraph (b)(1) of Rule 144. Whenever the restrictions imposed by the legend set forth in Section 9.1 shall terminate as to any Shares, as herein provided, the holder of such Shares shall, upon furnishing the Company with an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that the restrictions imposed by the legend set forth in Section 9.1 have terminated as to such Shares, be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in Section 9.1 and not containing any other reference to the restrictions imposed by the legend set forth in Section 9.1.

9.3. Additional Legend.

(a) Each certificate evidencing Shares and each certificate issued in exchange for or upon the Transfer of any Shares (if such shares remain Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT. THE TERMS OF SUCH SHAREHOLDERS AGREEMENT INCLUDES, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFERS.”

(b) The Company shall imprint such legends on certificates evidencing shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any Shares of any Shareholder when Transfers of Shares by such Shareholder are no longer subject to any restrictions under this Agreement.

ARTICLE X

AMENDMENT AND WAIVERS

10.1. Amendment.

Except as expressly set forth herein, the provisions of this Agreement may only be amended or waived with the prior written consent of (a) the Company, (b) Banco Santander and (c) each of SHUSA, Dundon Holdco and the New Acquirer, if in the case of this clause (c) such Person is still a Shareholder.

10.2. Waivers; Extensions.

No course of dealing between the Company, Banco Santander, Executive and the Shareholders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

ARTICLE XI

TERMINATION

11.1. Termination of Existing Shareholders Agreement.

The Company, Banco Santander, SHUSA, Dundon Holdco and Executive agree that the Existing Shareholders Agreement is hereby terminated and of no further force and effect.

11.2. Termination of this Agreement.

The provisions of this Agreement, except as otherwise expressly provided herein, shall terminate upon the first to occur of (a) the dissolution, liquidation or winding-up of the Company that has been approved, if required, pursuant to Section 6.2, (b) the written approval of such termination by (i) the Company and (ii) each of SHUSA, Dundon Holdco and the New Acquirer, if in the case of this clause (ii) such Person is still a Shareholder and (c) the date on which none of SHUSA, Dundon Holdco and the New Acquirer are shareholders in the Company; provided, however, that Sections 6.12 and 6.24 shall remain in full force and effect following the termination of this Agreement pursuant to this Section 11.2.

ARTICLE XII

MISCELLANEOUS

12.1. Severability.

It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

12.2. Entire Agreement.

This Agreement and the other agreements referred to herein and to be executed and delivered in connection herewith embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any and all prior and contemporaneous understandings, agreements, arrangements or representations by or among the parties, whether written or oral, which may relate to the subject matter hereof or thereof in any way. Other than this Agreement, and the other agreements referred to herein and to be executed and delivered in connection herewith, there are no other agreements continuing in effect relating to the subject matter hereof.

12.3. Successors and Assigns.

Except as expressly permitted herein, no party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Shareholders and their Permitted Transferees.

12.4. Counterparts; Facsimile Signatures.

This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile or other electronic counterpart signatures to this Agreement shall be acceptable and binding.

12.5. Remedies.

(a) Each party to hereto shall have all rights and remedies reserved for such party pursuant to this Agreement and all rights and remedies which such party has been granted at any time under any other agreement or contract and all of the rights which such holder has under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

(b) The parties hereto agree that if any parties seek to resolve any dispute arising under this Agreement pursuant to a legal proceeding, the prevailing parties to such proceeding shall be entitled to receive reasonable fees and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceedings.

(c) Each party hereto acknowledges that the other parties would be irreparably damaged in the event of a breach or a threatened breach by such party of any of its obligations under this Agreement. As a consequence, each party hereto agrees that, in the event of a breach or a threatened breach by any party of any obligation hereunder, any other party shall, in addition to any other rights and remedies available to it in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting it specific performance by such Shareholder of its obligations under this Agreement.

12.6. Notices.

(a) All notices or other communications which are required or otherwise delivered hereunder shall be deemed to be sufficient and duly given if contained in a written instrument (a) personally delivered or sent by telecopier or other electronic delivery, (b) sent by nationally-recognized overnight courier guaranteeing next Business Day delivery or (c) sent by first class registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

(i)	if to the Company, to:

Santander Consumer USA Inc.
8585 N. Stemmons Frwy.
Suite 1100-North
Dallas, TX 75247

With a copy to Banco Santander and its counsel as set forth below.

(ii)	if to SHUSA or Banco Santander, to:

Santander Holdings USA, Inc.
75 State Street
Boston, MA 02109
Attention: Christopher Pfirrman, Esq.
Facsimile: (617) 757-5657

and

Banco Santander, S.A.
Ciudad Grupo Santander
Arrecife, 1 Planta
Boadilla del Norte s/n – 28660
Madrid, Spain
Attention: Pablo Castilla Reparaz, Corporate Legal Counsel
Telephone: +34 91 257 01 15

With a copy (which copy shall not constitute notice) to each of:

Pablo Castilla Reparaz
Ciudad Grupo Santander
Edificio Pereda Planta 0
Avenida Cantabria
Boadilla del Monte s/n – 28660
Madrid, Spain

and

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Attention: Joel F. Herold, Esq.
Facsimile: (212) 474-3700

(iii)	if to Executive or Dundon Holdco, to:

DDFS LLC
5103 Southbrook Drive
Dallas, Texas 75209
Attention: Thomas G. Dundon
Facsimile: (214) 237-3787

With a copy (which copy shall not constitute notice) to:

Bell Nunnally & Martin LLP
3232 McKinney Avenue, Suite 1400
Dallas, Texas 75204
Attention: James A. Skochdopole
Facsimile: (214) 740-1499

(iv)	if to the New Acquirer, to:

Sponsor Auto Finance Holdings Series LP

c/o Warburg Pincus LLC
450 Lexington Ave
New York, NY 10017
Attention: Daniel Zilberman
Facsimile: (212) 716-8626

c/o Kohlberg Kravis Roberts & Co. L.P.
9 West 57th St., Suite 4200
New York, New York 10019
Attention: Tagar Olson
Facsimile: (212) 750-0003

c/o Centerbridge Partners L.P.
375 Park Avenue, 12th Floor
New York, NY 10152-0002
Attention: Matthew Kabaker
Facsimile: (212) 672-6471

With	a copy (which copy shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Lee Meyerson, Esq.
Elizabeth Cooper, Esq.
Facsimile: (212) 455-2502

(v) if to any other Shareholder, to him, her or it at his, her or its address set forth on the stock transfer books of the Company, or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith.

(b) Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered or sent by telecopier or other electronic delivery, (ii) on the first Business Day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next Business Day delivery and (iii) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

12.7. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

(b) EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF (A) THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND (B) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN NEW YORK WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS SECTION 12.7. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN (I) THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY, OR (II) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE ANCILLARY AGREEMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.7.

12.8. Further Assurances.

Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents, not inconsistent herewith, as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

12.9. Representations and Warranties of the Shareholders.

Each Shareholder (as to himself or itself only) represents and warrants to the Company and the other Shareholders that, as of the time such Shareholder becomes a party to this Agreement:

(a) this Agreement (or the separate Joinder Agreement executed by such Shareholder) has been duly and validly executed and delivered by such Shareholder and this Agreement constitutes a legal and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms; and

(b) the execution, delivery and performance by such Shareholder of this Agreement and the consummation by such Shareholder of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any Law applicable to it, or (ii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such Shareholder is a party or by which such Shareholder is bound, except for such violations, conflicts, breaches or defaults that would not, in the aggregate, materially affect the Shareholder’s ability to perform its obligations hereunder.

12.10. Brokers.

Each Shareholder (as to himself or itself only) represents and warrants to the Company and the other Shareholders that, as of the time such Shareholder becomes a party to this Agreement, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of such Shareholder or its Affiliates that is entitled to any fee or commission from the Company or any Subsidiary of the Company.

12.11. No Third Party Reliance.

Anything contained herein to the contrary notwithstanding, the covenants of the Company contained in this Agreement (a) are being given by the Company as an inducement to the Shareholders to enter into this Agreement (and the Company acknowledges that the Shareholders have expressly relied thereon) and (b) are solely for the benefit of the Shareholders. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder, except that (i) the provisions of Article VIII shall inure to the benefit of the persons referred to in that Article and (ii) the penultimate sentence of Section 6.12(e) shall inure to the benefit of the Lender.

12.12. Certain Waivers.

Each Shareholder agrees that it shall not, and shall cause each of its Affiliates not to, and hereby waivers any right to, bring or participate in (either as claimant or counterclaimant) any claim, suit, action, arbitration, complaint, charge, investigation or proceeding (each an “Action”) either on its own behalf or by or in the right of the Company, against any person who is or was serving as a director of the Company or a Subsidiary of the Company, for actions taken or omitted to be taken by such director in connection with (a) any Board Reserved Matters or Shareholder Reserved Matters and (b) any Outside Activities (including the income or profits derived from any Outside Activities), including without limitation in each clause (a) and (b) any claims based upon breaches or alleged breaches of fiduciary duties under the Illinois Business Corporation Act of 1983, as amended. The foregoing shall not limit the ability of any Shareholder to bring an Action to enforce its express rights under this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be executed in counterparts as of the day and year first above written.

SANTANDER HOLDINGS USA, INC.

By:	/s/ Juan Carles Alvarez
Name: Juan Carles Alvarez
Title: Treasurer and Executive Vice President

SANTANDER CONSUMER USA INC.

By:	/s/ Eldridge A. Burns, Jr.
Name: Eldridge A. Burns, Jr.
Title: Chief Legal Officer / Secretary

DDFS LLC

By:	/s/ Thomas G. Dundon
Name: THOMAS G. DUNDON
Title: CEO

THOMAS G. DUNDON

/s/ Thomas G. Dundon

[Signature Page to Shareholders Agreement]

SPONSOR AUTO FINANCE HOLDINGS SERIES LP

By: Sponsor Auto Finance GP LLC, its general partner

By:	/s/ Tagar Olson
Name: Tagar Olson
Title:

SOLELY FOR PURPOSES OF SECTIONS 2.4, 3.2, 3.4, 3.5, 4.2, 5.1, 6.10, 6.12, 6.13, 6.14, 6.22, 6.25, 10.1, 10.2, 11.1, and 11.2 and Article XII:

BANCO SANTANDER, S.A.

By:	/s/ Juan Carlos Alvarez
Name:
Title:

[Signature Page to Shareholders Agreement]

EXHIBIT A

Form of Joinder Agreement

The undersigned is executing and delivering this Joinder Agreement dated as of [    ], (this “Agreement”), pursuant to the Shareholders Agreement dated as of December 31, 2011 (as amended or otherwise modified from time to time, the “Shareholders Agreement”), among Santander Consumer USA Inc., an Illinois corporation (the “Company”), Santander Holdings USA, Inc., a Virginia corporation, DDFS LLC, a Delaware limited liability company, Thomas G. Dundon, an individual, Sponsor Auto Finance Holdings Series LP, a Delaware limited partnership, and, solely for purposes of Sections 2.4, 3.2, 3.4, 3.5, 4.2, 6.10, 6.12, 6.13, 6.14, 6.22, 10.1, 10.2, 11.1 and Article XII of the Shareholders Agreement, Banco Santander, S.A., a Spanish sociedad anonima. Capitalized terms used but not defined in this Agreement have the meanings assigned to such terms in the Shareholders Agreement

By executing and delivering this Agreement to the Company, the undersigned hereby agrees as follows:

1. The undersigned (the “New Shareholder”), is hereby made a party to the Shareholders Agreement, and the New Shareholder hereby agrees to be bound by and obligated to comply with all the terms and provisions of the Shareholders Agreement, as a Shareholder thereunder.

2. The New Shareholder represents and warrants to the Company and the other Shareholders that:

a.	this Agreement has been duly and validly executed and delivered by such New Shareholder and this Agreement and the Shareholders Agreement constitute legal and binding obligations of such New Shareholder, enforceable against such New Shareholder in accordance with its terms;

b.	the execution delivery by such New Shareholder of this Agreement and performance by such New Shareholder of this Agreement and the Shareholders Agreement and the consummation by such New Shareholder of the transactions contemplated hereby and thereby will not, with or without the giving of notice or lapse of time, or both (A) violate any Law applicable to it, or (B) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which the New Shareholder is a party or by which the New Shareholder is bound, except for such violations, conflicts, breaches or defaults that would not, in the aggregate, materially affect the New Shareholder’s ability to perform its obligations hereunder and thereunder; and

c.	there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of such New Shareholder or its Affiliates that is entitled to any fee or commission from the Company or any Subsidiary of the Company

3. All references in the Shareholders Agreement to “Shareholder” shall be deemed to include the New Shareholder.

4. The New Shareholder acknowledges and agrees that, in the event that it acquired its Shares from an existing Shareholder, unless it is a Permitted Transferee, except as expressly set forth in the Shareholders Agreement, it shall not have any of the rights or privileges of the applicable Transferor under this Agreement but will be bound by and obligated to comply with the terms and provisions of this Agreement as if were the Transferor.

5. All of the terms and conditions of the Shareholders Agreement are unmodified and shall continue in full force and effect and shall be binding upon the New Shareholder and its assigns in accordance with the terms thereof.

IN WITNESS WHEREOF, the New Shareholder has executed this Agreement as of the date first above written.

[NEW SHAREHOLDER]

By:

EXHIBIT B

Comparable Facility

EXHIBIT C

September 30,
Exhibit C – Credit Loss Allowance

Organic Pool Allowance (“Allowance”)	a

Loss Coverage (number of months) under Stress Case

b

a + b

APPENDIX A

SECTION 4.01. General. The officers of the corporation shall be elected by the board of directors and shall include a chairman of the board (who must be a director), a chief executive officer, a chief financial officer, a secretary and or other officers as may be from time to time required by the IBCA. The board of directors, in its discretion, may also elect or appoint a president, a treasurer, and one or more vice-presidents, assistant secretaries, assistant treasurers and other offices. Any number of offices may be held by the same person (except the offices of president and secretary), unless otherwise prohibited by law or by the certificate of incorporation. Vice-presidents may be given distinctive designations such as executive vice-president or senior vice president. The officers of the corporation need not be shareholders of the corporation nor, except in the case of the chairman of the board, need such officers be directors of the corporation. No officer of the corporation is permitted to approve any Board Reserved Matter.

SECTION 4.02. Other Officers and Agents. The board of directors may also elect and appoint such other officers and agents as it shall deem necessary, who shall be elected and appointed for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the board of directors.

SECTION 4.03. Resignation/Removal. Any officer may resign at any time by giving written notice of such resignation to the corporation. Unless otherwise specified in such written notice, such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date, and the acceptance of such resignation shall not be necessary to make it effective. Subject to Section 3.11(b)(xii) herein, any officer elected by the board of directors may be removed at any time by the affirmative vote of the whole board of directors. Subject to Section 3.11(b)(xii) herein, any vacancy occurring in any office of the corporation may be filled by the term board of directors.

SECTION 4.04. Securities Owned by the Corporation. Powers of attorney, proxies, consents and other instruments relating to securities owned by the corporation may be executed in the name of and on behalf of the corporation by the chief executive officer, if any, the president, if any, any vice-presidents, the secretary, or any other officer authorized to do so by the board of directors and any such officer may, in the name of and on behalf of the corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the corporation might have exercised and possessed if present.

SECTION 4.05. The Chairman of the Board. The chairman of the board shall, if present, preside at all meetings of the shareholders and of the board of directors and shall have such other powers and perform such other duties as may from time to time be assigned to the chairman by the board of directors. Except where by the law the signature of the chief executive officer or president is required, the chairman shall possess the same power as the chief executive officer and the president to sign all contracts, certificates and other instruments of the corporation that may be authorized by the board of directors.

SECTION 4.06. The Chief Executive Officer. The chief executive officer shall have, subject to the board of directors, general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect, and shall perform such duties as are conferred upon the chief executive officer by these bylaws or as may from time to time be assigned to the chief executive officer by the chairman of the board or the board of directors. The chief executive officer may sign, execute and deliver in the name of the corporation all deeds, mortgages, bonds, leases, contracts or other instruments either when specially authorized by the board of directors or when required or deemed necessary or advisable by the chief executive officer in the ordinary conduct of the corporation’s normal business, except in cases where the signing and execution thereof is expressly delegated by these bylaws solely to some other officer(s) or agent(s) of the corporation or is required by law or otherwise to be signed or executed by some other officer or agent. The chief executive officer may cause the seal of the corporation, if any, to be affixed to any instrument requiring the same. In the absence or disability of the chairman of the board, the chief executive officer shall preside at all meetings of the shareholders and the board of directors. The chief executive officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned by the IBCA or the board of directors.

SECTION 4.07. The Chief Financial Officer. The chief financial officer shall have such duties as are customarily associated with such office.

SECTION 4.08 The President. The president, if any, shall perform such other duties as are conferred upon the president by these bylaws or as may from time to time be assigned to the president by the chairman of the board, if any, the chief executive officer, if any, or the board of directors. The president may sign, execute and deliver in the name of the corporation all deeds, mortgages, bonds, leases, contracts or other instruments either when specially authorized by the board of directors or when required or deemed necessary or advisable by the president in the ordinary conduct of the corporation’s normal business, except in cases where the signing and execution thereof shall be expressly delegated by these bylaws to some other officer or agent of the corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent. In the absence or disability of the chairman of the board and the chief executive officer, the president shall preside at all meetings of the shareholders and the board of directors.

SECTION 4.09. Vice-Presidents. The vice-presidents, if any, shall perform such duties as are conferred upon them by these bylaws or as may from time to time be assigned to them by the board of directors, the chairman of the board, the chief executive officer or the president, if any.

SECTION 4.10. The Secretary. The secretary shall attend all meetings of the board of directors and shareholders and shall record and keep the minutes of all such meetings. The secretary shall be the custodian of, and shall make or cause to be made the proper entries in, the minutes of the corporation and such other books and records as the board of directors may direct. The secretary shall be the custodian of the seal of the corporation, if any, and shall have authority to affix the same to any instrument requiring it and shall affix such seal to such contracts, instruments and other documents as the board of directors or any committee thereof may direct. The secretary shall have such other powers and shall perform such other duties as may from time to time be assigned to the secretary by the board of directors or the chairman of the board.

SECTION 4.11. The Treasurer. The treasurer, if any, shall be the custodian of all funds and securities of the corporation. Whenever so directed by the board of directors, the treasurer shall render a statement of the cash and other accounts of the corporation, and the treasurer shall cause to be entered regularly in the books and records of the corporation, and to be kept for such purpose, full and accurate accounts of the corporation’s receipts and disbursements. The treasurer shall have such other powers and shall perform such other duties as may from time to time be assigned to the treasurer by the board of directors or the chairman of the board.

SECTION 4.12. Assistant Secretaries. Assistant secretaries, if any, shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors, the chairman of the board, the chief executive officer, if any, the president, if any, any vice-president, if any, or the secretary, and in the absence of the secretary or in the event of the secretary’s disability or refusal to act, shall perform the duties of the secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the secretary.

SECTION 4.13. Assistant Treasurers. Assistant treasurers, if any, shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors, the chairman of the board, the chief executive officer, if any, the president, if any, any vice-president, if any, or the treasurer, if any, and in the absence of the treasurer or in the event of the treasurer’s disability or refusal to act, shall perform the duties of the treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the treasurer.

SECTION 4.14. Other Officers. Such other officers as the board of directors may choose, if any, shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors. The board of directors may delegate to any officer of the corporation the power to choose such other officers and to prescribe their respective duties and powers.

SECTION 4.15. Power to Delegate. Unless otherwise restricted by the board of directors, the chairman of the board or the chief executive officer shall have the authority to implement such policies as he or she deems advisable with respect to the delegation of his or her respective signature or voting authority, and is authorized to delegate such authority under policies or other writing; however, none of the authority granted in this sentence will constitute a delegation of, or change in, the limits of authority otherwise imposed on the specified officers or delegates or in any manner be permitted to operate in derogation of such limits of authority.